UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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SecureWorks Corp.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
May 17, 2023
Dear fellow stockholders:
On behalf of the Board of Directors, it is my pleasure to invite you to SecureWorks Corp.’s 2023 Annual Meeting of Stockholders. The meeting will be held virtually on Tuesday, June 27, 2023, at 11:00 a.m., Eastern Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/SCWX2023, where you may listen to the meeting live, submit questions and vote online.
You will find information regarding the matters to be voted on in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. We are sending many of our stockholders a notice regarding the availability of this proxy statement, our annual report on Form 10-K for the fiscal year ended February 3, 2023 and other materials via the internet. A paper or electronic copy of these materials may be requested using one of the methods described in the proxy statement or in the Notice of Internet Availability of Proxy Materials.
You may visit investors.secureworks.com to access various web-based reports, executive messages and timely information on our global business.
Whether or not you plan to attend the annual meeting, please submit your proxy for your shares of Class A common stock or voting instructions using one of the voting methods described in the proxy statement. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting and vote your shares at the virtual meeting if you wish to do so.
If you have questions about the annual meeting, require assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the proxy card, please contact Investor Relations at (404) 639-9191 or investorrelations@secureworks.com.
If your bank, brokerage firm or other nominee holds your shares of Class A common stock, you also should contact your nominee for additional information.
Sincerely,
Michael S. Dell
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of SecureWorks Corp.:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders of SecureWorks Corp., or Secureworks, will be held virtually on Tuesday, June 27, 2023, at 11:00 a.m., Eastern Time. The annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/SCWX2023, where you will be able to listen to the annual meeting live, submit questions and vote online. The annual meeting is being held for the following purposes:
1.
To elect to the Board of Directors the two nominees specified in the accompanying proxy statement to serve as Class I directors, each for a three-year term expiring at the 2026 Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Secureworks’ independent registered public accounting firm for the fiscal year ending February 2, 2024
3.	To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Secureworks as disclosed in the accompanying proxy statement
4.	To approve an amendment to increase the number of shares of Class A common stock issuable under the SecureWorks Corp. 2016 Long-Term Incentive Plan
In addition, stockholders will consider and take action upon any other business that may properly come before the annual meeting or any adjournment or postponement thereof.
The holders of record of the outstanding Class A common stock and Class B common stock of Secureworks as of the close of business on April 28, 2023, which is the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting or at any adjournment or postponement thereof.
We encourage you to access the annual meeting before the start time of 11:00 a.m., Eastern Time, on June 27, 2023. Please allow ample time for online check-in, which will begin at 10:45 a.m., Eastern Time, on June 27, 2023. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for at least ten days before the meeting during ordinary business hours at our headquarters located at One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328. In addition, the list will be available to any stockholder during the annual meeting at the meeting website listed above using the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
Whether or not you plan to attend the annual meeting, your Board of Directors urges you to read the proxy statement and submit a proxy for your shares of Class A common stock or voting instructions via the internet or by telephone, or complete, date, sign and return your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided. We encourage you to submit your proxy or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our annual meeting and saves us significant postage and processing costs.
This Notice of Annual Meeting of Stockholders and the proxy statement are accompanied by the annual report of Secureworks on Form 10-K for the fiscal year ended February 3, 2023, which is our annual report to stockholders for our 2023 fiscal year.
If you have questions about the annual meeting, require assistance in submitting your proxy or voting your shares, or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at (404) 639-9191 or investorrelations@secureworks.com.
If a bank, brokerage firm or other nominee holds your shares of Class A common stock, you also should contact your nominee for additional information.
By Order of the Board of Directors
George B. Hanna
Corporate Secretary
May 17, 2023

YOUR VOTE IS IMPORTANT

  Whether or not you plan to attend Secureworks’ annual meeting, please submit your proxy or voting instructions as soon as possible. Under stock exchange rules, if you hold your shares of Class A common stock through a bank, brokerage firm or other nominee, your nominee holding shares on your behalf will NOT be able to vote your shares on Proposal 1 (election of directors), Proposal 3 (advisory vote to approve named executive officer compensation as disclosed in the accompanying proxy statement) or Proposal 4 (approval of the share increase amendment under the SecureWorks Corp. 2016 Long-Term Incentive Plan) unless it receives specific instructions from you. We strongly encourage you to submit your voting instructions.

  We encourage you to submit your proxy or voting instructions via the internet. For instructions on how to submit your proxy or voting instructions and how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting” beginning on page 67 of the accompanying proxy statement.

2023 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

SECUREWORKS CORP.
PROXY STATEMENT
SUMMARY INFORMATION
This summary highlights information contained elsewhere in this proxy statement. For more complete information, we encourage you to review the entire proxy statement and the annual report of Secureworks on Form 10-K for the fiscal year ended February 3, 2023.
The Notice of Internet Availability of Proxy Materials is first being distributed to stockholders on or about May 17, 2023. On or about May 18, 2023, we will begin mailing a full set of proxy materials to some of our stockholders. All references to “Secureworks,” “we,” “us,” “our” and “Company” in this proxy statement refer to SecureWorks Corp.
Annual Meeting of Stockholders
•	Date:	Tuesday, June 27, 2023
•	Time:	11:00 a.m., Eastern Time
•	Record Date:	April 28, 2023
•	Webcast:	The meeting can be accessed by visiting www.virtualshareholdermeeting.com/SCWX2023, where you will be able to listen to the meeting live, submit questions and vote online.
•	Voting Methods:

Submit your proxy or voting instructions by internet	Submit your proxy by mobile device	Submit your proxy or voting instructions by telephone	Submit your proxy or voting instructions by mail	Submit your vote online during the meeting

Go to www.proxyvote.com and enter the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
Scan this QR code to vote with your mobile device. You will need the 16- digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Call the number on your proxy card or voting instruction form. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope.
See the instructions in the section captioned “Webcast” above regarding attendance at the virtual annual meeting to vote online. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

We encourage you to submit your proxy or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our annual meeting and saves us significant postage and processing costs.

Meeting Proposals and Voting Recommendations
Meeting Proposal	Board Recommendation	Page
Election of the Class I director nominees specified in this proxy statement	FOR ALL NOMINEES	5

Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2024	FOR	22

Non-binding, advisory vote to approve named executive officer compensation as disclosed in this proxy statement, or Say-on-Pay	FOR	23

Vote to approve the share increase amendment under the SecureWorks Corp. 2016 Long-Term Incentive Plan	FOR	24
The holders of our Class A common stock and Class B common stock will vote together as a single class on these proposals and any other business that properly comes before the stockholders for a vote at the meeting.
Election of Director Nominees (Proposal 1)
The Board of Directors is asking you to vote “FOR” the election of each of the director nominees listed below to serve as Class I directors, as described under “Proposal 1 – Election of Directors” beginning on page 5. Each nominee will be elected to serve for a three-year term expiring at the 2026 Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified.
Each nominee currently serves as a member of the Board of Directors as a Class I director. Set forth below is summary information about each director nominee.
Nominee and Principal Occupation	Age	Director Since	Director Class	Independent	Current Committee Membership
Yagyensh (Buno) C. Pati Chief Executive Officer of Infoworks.io Partner of Centerview Capital Technology	59	2016	I	√	Audit (Chair) Compensation Nominating and Governance
Wendy K. Thomas Chief Executive Officer of SecureWorks Corp.	51	2021	I
Ratification of Independent Registered Public Accounting Firm (Proposal 2)
The Board of Directors is asking you to vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending February 2, 2024, or Fiscal 2024. All PwC fees incurred in connection with professional services rendered to Secureworks during our fiscal year ended February 3, 2023, or Fiscal 2023, and our fiscal year ended January 28, 2022 are summarized under “Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm” on page 22.
Say-on-Pay (Proposal 3)
The Board of Directors is asking you to vote, on a non-binding, advisory basis, “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure beginning on page 37. The Compensation Committee and the Board of Directors value the views of the Company’s stockholders and will take into account the results of the advisory vote when considering future executive compensation matters.
Share Increase Amendment Under the SecureWorks Corp. 2016 Long-Term Incentive Plan (Proposal 4)
The Board of Directors is asking you to vote “FOR” the approval of an amendment to the SecureWorks Corp. 2016 Long-Term Incentive Plan to increase the number of shares of Class A common stock issuable under the plan, as described under “Proposal 4 – Approval of Share Increase Amendment Under the SecureWorks Corp. 2016 Long-Term Incentive Plan” beginning on page 24.

Stockholder Proposals for 2024 Annual Meeting of Stockholders
•	Deadline for stockholder proposals to be included in our 2024 proxy statement: January 18, 2024
•	Deadline for proposed business and nominations for director that will not be included in our 2024 proxy statement: February 28, 2024 – March 29, 2024
•
Deadline for notice under the SEC’s universal proxy rules for solicitation of proxies in connection with our 2024 annual meeting in support of director nominees other than the Company’s nominees: April 28, 2024

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to Be Held on Tuesday, June 27, 2023:

The accompanying notice of the 2023 Annual Meeting of Stockholders, proxy statement, form of proxy card and Secureworks annual report on
Form 10-K for the fiscal year ended February 3, 2023 are available electronically on our website at investors.secureworks.com and at www.proxyvote.com.

CORPORATE RESPONSIBILITY
We strive to create a positive and lasting impact in our communities and within our society at large by advancing sustainability, cultivating and advancing inclusion and community involvement, and maintaining a strong commitment to ethical governance practices.
•
Advancing Sustainability – We acknowledge our responsibility to contribute to the health and prosperity of our society and our customers, suppliers and communities. We are reducing our carbon footprint by migrating our workloads to a more efficient and sustainable public cloud and Software-as-a-Service, or SaaS, environments. We also believe an efficient office footprint contributes to reducing our carbon footprint. To this end, we regularly tune our facility usage to satisfy our needs, while deploying a remote-friendly work environment that helps us reduce our energy usage.

•
Upholding Ethics – Ethics and integrity help us establish a strong foundation for positive social impact. Our internal policies reflect our commitment to acting ethically and with integrity in our operations and all our business relationships. We endeavor to embed ethical practices into all we do and to take responsibility for our actions, while enhancing our ethical governance practices whenever possible.

•
Cultivating Inclusion – We strive for a company culture grounded in respecting and celebrating colleagues, learning from one another and allowing people to be their true selves. Secureworks is committed to educating our team members, enabling inclusion and enhancing diversity. To further these goals, we have an internal work group to develop diversity and inclusion programs, which supports the development of our inclusive work environment. Additionally, we actively celebrate our employees’ diverse backgrounds throughout the year and strive to use more inclusive language within our business. We encourage employees to participate in a variety of employee resource groups, which help foster inclusion by facilitating dialogue and creating opportunities to learn and engage with those who can provide valuable insights, experience and perspective. Our commitment to diversity and inclusion starts at the top, with a highly skilled and diverse Board of Directors, or Board. As of the date of this proxy statement, three of our six directors qualify as “Diverse” under the board diversity rule adopted by the Nasdaq Stock Market. We are an equal opportunity employer fully committed to providing and promoting a culturally diverse workplace at all levels. We continue to see a steady increase in the diversity of our teammates and believe that a culturally diverse workforce fosters creativity, increases collaboration and enhances innovation. As we continue to evolve our company and fortify our technology, we remain committed to pursuing inclusive employment policies that support women and diverse teammates.

•
Community Involvement – We aim to give back to the communities where we live and work, and we believe that this commitment helps in our efforts to attract and retain employees. We partner with a variety of universities and inclusion-focused programs in the United States and internationally to promote STEM education for all. Additionally, when humanitarian crises or other natural disasters have occurred, Secureworks has supplemented donations made by our employees to support affected communities. Most recently, we launched an employee donation campaign in response to the humanitarian crisis in Ukraine. Beyond financial contributions, our employees participate in local events and provide volunteer services. We believe that our contributions make a meaningful difference in our communities throughout the year.

•
Governance – In our commitment to govern with integrity and honesty, while putting our customers first, we have established standards and practices to which our Board, executives and employees are obligated to adhere. The Board is tasked with overseeing the establishment and maintenance of our governance, compliance and risk oversight processes and procedures to promote the conduct of our business with the highest standards of responsibility, ethics and integrity. Guided by an integrated perspective and approach to corporate responsibility, the Board’s Audit Committee, Compensation Committee and Nominating and Governance Committee all support the oversight, development, implementation and performance of the Company’s policies and management systems to promote the Company’s compliance with applicable laws and best practices and to measure the Company’s performance against its objectives.

We present additional information about our commitment to corporate responsibility in our annual report on Form 10-K for Fiscal 2023.

PROPOSAL 1 – ELECTION OF DIRECTORS
In this Proposal 1, stockholders are being asked to vote for the election of the two nominees to the Board of Directors. Upon the recommendation of our Nominating and Governance Committee, consisting exclusively of independent directors, the Board of Directors has nominated Yagyensh (Buno) C. Pati and Wendy K. Thomas for election to the Board as Class I directors at this annual meeting. Each nominee is currently serving as a Class I director. The directors to be elected at this annual meeting will serve a three-year term until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified.
Director Classes
As of the date of this proxy statement, our Board of Directors is composed of six members. Our certificate of incorporation provides that the number of directors will be fixed by resolution of the Board, but it may not be fewer than three directors or more than 15 directors.
The Board of Directors is divided into the following three classes that serve staggered three-year terms:
•	Class I directors, whose term will expire at this 2023 Annual Meeting of Stockholders
•	Class II directors, whose term will expire at the 2024 Annual Meeting of Stockholders
•	Class III directors, whose term will expire at the 2025 Annual Meeting of Stockholders
The following directors currently serve on the Board of Directors:
•	Yagyensh (Buno) C. Pati and Wendy K. Thomas serve as Class I directors.
•	Pamela Daley and Kyle Paster serve as Class II directors.
•	Michael S. Dell and Mark J. Hawkins serve as Class III directors.
Directors of each class hold office until the annual meeting for the year in which their term expires (as indicated above) and until their successors are elected and qualified, subject to the prior death, resignation, retirement, disqualification or removal of a director from office. The number of directors in each class may be changed only by resolution adopted by the affirmative vote of a majority of the authorized number of directors. Any additional directorships resulting from an increase in the number of directors are required to be distributed among the three classes to ensure that the classes are as nearly equal in number as permitted by the then-authorized number of directors constituting the full Board of Directors.
Director Nominees
Each director nominee has consented to serve as a nominee, to serve as a director if elected and to be named as a nominee in this proxy statement. If any nominee is unavailable for election or unable to serve upon election, the Company’s proxy holders will vote the shares of Class A common stock for which they have received validly executed proxies for any substitute nominee proposed by the Board, unless the Board of Directors chooses to reduce the number of directors on the Board in accordance with our certificate of incorporation or to leave unfilled the resulting vacancy.
Biographical and qualification information about each nominee is included under “– Directors Standing for Election.” The Board’s recommendation of its director nominees is based on its carefully considered judgment that the qualifications and experience of the nominees, particularly in areas relevant to the strategy and operations of Secureworks, make them suitable candidates to serve on the Board.
The Board of Directors unanimously recommends a vote “FOR” each of the Board’s nominees for Class I director.
Director Qualifications and Information
Director Qualifications – The Board of Directors believes that, as set forth in our Corporate Governance Principles, individuals who serve on the Board should have demonstrated notable or significant achievements in business, education or public service; should possess the requisite intelligence, education, experience and judgment to make a significant contribution to the Board and bring a range of skills and diverse perspectives and backgrounds to its deliberations; and should have the highest standards of ethics and integrity, a strong sense of professionalism and intense dedication to serving the interests of our stockholders.

The following are qualifications, experience and skills for Board members that are important to our business and our future:
•
Leadership Experience – Secureworks seeks directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, strategic agility, diverse and global perspectives, and broad business insight to the Company. They demonstrate practical management experience, skills for managing change and deep knowledge of industries, geographies and risk management strategies relevant to the Company. They have experience in identifying and developing our current and future leaders.

•
Industry Experience – Secureworks also seeks directors who have relevant industry experience. We value experience in our high-priority areas, including new or expanding services and solutions, client segments or geographies, organic and inorganic growth strategies and existing and new technologies; deep or unique understanding of Secureworks’ business environments; and experience with, exposure to or reputation among a broad subset of our client base.

•
Financial Experience – Secureworks believes that all directors should possess an understanding of finance and related corporate reporting processes. We also seek directors who qualify as “audit committee financial experts,” as defined in the SEC’s rules, for service on the Audit Committee.

•
International Experience – Secureworks seeks directors with a global mindset and experience in emerging markets to help guide our growth. In addition, we seek directors with operational experience to understand the competitive dynamics of our business strategy and execution and key business processes.

•
Diversity of Background – A current strength of the Board stems from the diversity of perspectives and understanding that arises from discussions involving individuals with varied backgrounds and experience. Although the Board of Directors has not established any formal diversity policy for identifying director nominees, the Nominating and Governance Committee takes into consideration a broad range of factors, including a candidate’s gender, age, race and ethnicity, when assessing a candidate’s background and experience. In compliance with the Nasdaq board diversity rule, we have obtained self-identifying information from our Board of Directors and have determined that three of our six directors qualify as “Diverse” under the rule, as discussed below under “— Board Diversity Matrix.”

Director Matrix – The Nominating and Governance Committee evaluates, selects and recommends to the full Board of Directors qualified candidates for election or appointment to the Board. The following matrix outlines specific qualifications and attributes through which our directors bring to the Board a diversity of experience, background and international perspective and enables the committee to identify areas of expertise and experience that may benefit the Board of Directors in the future as well as gaps in those areas that may arise as directors retire. The matrix below shows how the current directors (including the nominees for election at this annual meeting) contribute the various skills, experiences and perspectives that the Board and the Nominating and Governance Committee consider important.
		Leadership		Financial		International
Name	Security Industry	Chief Executive Officer Experience	Financial Literacy	Audit Committee Financial Expert	Chief Financial Officer Experience	Global Mindset, Emerging Markets, Operational Experience
Pamela Daley			X			X
Michael S. Dell	X	X	X			X
Kyle Paster			X			X
Mark J. Hawkins			X	X	X	X
Yagyensh (Buno) C. Pati		X	X	X		X
Wendy K. Thomas	X	X	X		X	X

Board Diversity Matrix — To qualify as “Diverse” under the Nasdaq board diversity rule, a director must self-identify as “Female,” as an “Underrepresented Minority” or as “LGBTQ+,” as those terms are defined in the rule. The Board Diversity Matrix below shows the self-identifying characteristics provided by members of the Board of Directors as of April 28, 2023, which is unchanged from February 3, 2023, the end of our most recent fiscal year. For our prior year’s Board Diversity Matrix, see our proxy statement for the fiscal year ended January 28, 2022.
Board Diversity Matrix (As of April 28, 2023)
	Female	Male	Non-Binary	Did Not Disclose Gender
Total Number of Directors	6
Part I: Gender Identity
Directors	2	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Set forth below is biographical information, as of April 28, 2023, about the persons nominated by the Board of Directors for election at the annual meeting and the continuing directors, including the qualifications, experience and skills the Board considered in determining that each such person should serve as a director.
Directors Standing for Election
Yagyensh (Buno) C. Pati Class I Director Term expires: 2023 Annual Meeting Age: 59 Director since September 2016 Board committees: • Audit (Chair) • Compensation • Nominating and Governance
Mr. Pati is currently the Chief Executive Officer of Infoworks.io, an enterprise software company, and has served as its Chairman from its inception in 2014, and as its Executive Chairman from September 2017 through January 2019. Mr. Pati also has been a Partner of Centerview Capital Technology, or Centerview, a private investment firm, since May 2016. At Centerview, Mr. Pati’s investment focus is on cybersecurity and data and analytics. Previously, Mr. Pati served as an Advisor to Centerview from June 2014 to May 2016. Before his association with Centerview, Mr. Pati founded Numerical Technologies, Inc., a company that redefined how integrated circuits are designed and manufactured, and served as the company’s Chief Executive Officer from October 1995 to August 2002 and as Chairman from August 2002 to March 2003, when the company was acquired by Synopsys, Inc. He helped launch Nexus Venture Partners, a pioneer in Indian venture capital, and has served as Advisor to that firm since January 2012. Mr. Pati also founded Sezmi Corporation, a company that developed and marketed video services offerings for telecommunications service providers, serving as its Chief Executive Officer and as a director of the company from June 2006 to December 2011.

Director Qualifications

Leadership Experience – Founder and CEO of two technology companies; experience as chairman or advisor to several other companies

Industry Experience – Extensive knowledge of hardware and software technologies; specialization in technology investment in cybersecurity and in the data and analytics sectors

In selecting Mr. Pati for service on the Board of Directors, the Board also considered Mr. Pati’s ethnic background in the context of the Board’s diversity considerations for Board membership.

Wendy K. Thomas Class I Director Term expires: 2023 Annual Meeting Age: 51 Director since July 2021
Ms. Thomas has served as our Chief Executive Officer since September 2021. Prior to this appointment, Ms. Thomas served in a number of critical positions at Secureworks, including as President and Chief Executive Officer from September 2021 to February 2023, as President, Customer Success from April 2020 to September 2021, as Chief Product Officer from June 2019 to April 2020, as Senior Vice President, Business and Product Strategy, from March 2018 to June 2019, as Vice President, Strategic and Financial Planning, from March 2017 to March 2018, and as Vice President, Financial Planning and Analysis from July 2015 to March 2017 and from June 2008 to June 2011. In addition, Ms. Thomas served as Chief Financial Officer of Bridgevine, Inc. (currently known as Updater Inc.), a marketing software company, from November 2013 to July 2015, and as Vice President, Financial Planning and Analysis, at First Data Corporation (currently known as Fiserv, Inc.), a payment processing and financial services technology company, from July 2011 to October 2013. Earlier in her career, Ms. Thomas held other positions, including multiple finance roles at BellSouth Corporation, a telecommunications company, culminating in the position of Director, Finance.

Ms. Thomas currently serves as a member of the board of directors of IonQ, Inc., a quantum computing company.

Director Qualifications

Leadership Experience – Principal executive officer of Secureworks since 2021

Finance Experience – Experience as former chief financial officer and with strategic acquisitions within the software and technology industries

Industry Experience – Over 25 years of experience in strategic and functional leadership roles across multiple technology-driven companies

Continuing Directors
Michael S. Dell Class III Director Term expires: 2025 Annual Meeting Age: 58 Director since December 2015
Mr. Dell has served as a director and our non-executive Chairman of the Board since December 11, 2015. Mr. Dell serves as Chairman of the Board and Chief Executive Officer of Dell Technologies Inc., or Dell Technologies. Mr. Dell also served as Chief Executive Officer of Dell Inc., a wholly-owned subsidiary of Dell Technologies, from 1984 until July 2004 and resumed that role in January 2007. In 1998, Mr. Dell formed MSD Capital, L.P., a private investment firm, for the purpose of managing his and his family’s investments, and, in 1999, he and his wife established the Michael & Susan Dell Foundation to provide philanthropic support to a variety of global causes.

He is an honorary member of the Foundation Board of the World Economic Forum and is an executive committee member of the International Business Council. He is also a member of the Technology CEO Council and the Business Roundtable. He serves on the advisory board of Tsinghua University’s School of Economics and Management in Beijing, China, on the governing board of the Indian School of Business in Hyderabad, India, and is on the board of Catalyst, a non-profit organization that promotes inclusive workplaces for women. In June 2014, Mr. Dell was named the United Nations Foundation’s first Global Advocate for Entrepreneurship.

Mr. Dell continues to serve as Chairman of the board of directors of VMware, Inc., a cloud infrastructure and digital workspace technology company, following the spin-off of VMware from Dell Technologies in 2021. He was a director of Pivotal Software, Inc., formerly a public majority-owned subsidiary of Dell Technologies that provided a cloud-native platform, from September 2016 until it merged with VMware, Inc. in December 2019.

Director Qualifications

Leadership Experience – Founder of Dell Inc. and Chairman of the Board and CEO of Dell Technologies

Industry Experience – Deep knowledge of new and existing technologies and the information technology industry

Mark J. Hawkins Class III Director Term expires: 2025 Annual Meeting Age: 64 Director since April 2016 Board committees: • Audit • Compensation (Chair)
Mr. Hawkins was President and Chief Financial Officer of Salesforce.com, Inc., a provider of enterprise cloud computing solutions, from August 2014 to January 2021, where he was responsible for leading the company’s global finance organization and was a member of the company’s executive committee. In February 2021, Mr. Hawkins was named President and CFO Emeritus at Salesforce.com, Inc. and served in this capacity until his retirement in November 2021. Prior to his time at Salesforce, Mr. Hawkins served as Chief Financial Officer and Executive Vice President at Autodesk, Inc., a provider of three-dimensional design, engineering and entertainment software, from April 2009 to July 2015. At Autodesk, Mr. Hawkins led the global finance, information technology and procurement organizations. From April 2006 to April 2009, he was Chief Financial Officer and Senior Vice President of Finance & IT at Logitech International SA, a global provider of personal computer and tablet accessories. From January 2000 to March 2006, Mr. Hawkins served as Vice President for Dell Inc.’s worldwide procurement and logistics organization, as well as Vice President of Finance for Dell Inc.’s U.S. Home Segment. Before joining Dell Inc., he spent over 18 years at Hewlett-Packard Company, a global IT company, where he held a variety of finance and business management roles.

Mr. Hawkins currently serves as a member of the board of directors of Workday, Inc., an enterprise cloud applications company, Toast Inc., a cloud-based restaurant software company, and Cloudflare, Inc., a global cloud services provider. In addition, Mr. Hawkins served during 2021 as a director for Fidelity National Information Services, Inc., a provider of technology solutions for merchants, banks and capital markets firms, before stepping down from the role.

Mr. Hawkins also sits on the NYSE Listed Company Advisory Board, is a founding member of the USA Chapter of The Prince of Wales’ Accounting for Sustainability Project CFO Leadership Network and chairs the A4S Global Advisory Council. Mr. Hawkins also serves on the board of directors of the Ocean Cleanup North Pacific.

Director Qualifications

Finance Experience – Over 35 years of experience with leading finance organizations at public global software and technology companies

Leadership Experience – Decades of executive management experience and expertise providing leadership and insight in finance, information technology, global operations and global capital markets

Industry Experience – Extensive experience serving in top positions with leading global software and technology companies

Pamela Daley Class II Director Term expires: 2024 Annual Meeting Age: 70 Director since April 2016 Board committees: • Audit • Nominating and Governance (Chair)
Before her retirement on January 1, 2014 from the General Electric Company, or GE, one of the world’s largest infrastructure and financial services companies, Ms. Daley served with GE in a number of roles, including Senior Vice President and Senior Advisor to the Chairman from April 2013 to January 2014, Senior Vice President of Corporate Business Development from August 2004 to March 2013 and Vice President and Senior Counsel for Transactions from 1991 to July 2004. As Senior Vice President for Corporate Business Development, Ms. Daley was responsible for GE’s merger, acquisition and divestiture activities worldwide. Before she joined GE in 1989 as Tax Counsel, Ms. Daley was a partner at Morgan, Lewis & Bockius, an international law firm, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions.

Ms. Daley also serves as a director of BlackRock, Inc., a global asset management company, and BP plc, one of the five integrated supermajors in oil and gas and energy. She was a director of BG Group plc, an international gas and oil company traded on the London Stock Exchange, until BG Group plc was acquired by Royal Dutch Shell plc in February 2016. Ms. Daley was also a director of Patheon N.V., a global pharmaceutical contract development and manufacturing organization, until August 2017, when Patheon was acquired by Thermo Fisher Scientific Inc.

Director Qualifications

Leadership Experience – Over 20 years of service as an executive with GE

Strategic and Transactional Experience – Over 35 years of experience in leadership development, international operations, transactions, business development and global strategy

In selecting Ms. Daley for service on the Board of Directors, the Board also considered Ms. Daley’s gender in the context of the Board’s diversity considerations for Board membership.

Kyle Paster Class II Director Term expires: 2024 Annual Meeting Age: 36 Director since May 2020
Mr. Paster is a Managing Director of Silver Lake, a global technology investment firm, where he has worked since July 2011. Previously, he worked in the Technology Investment Banking Group at Credit Suisse in San Francisco from July 2009 to June 2011. Mr. Paster currently serves on the board of directors of Entrata, Inc., a provider of comprehensive property management software. He served on the board of directors of ServiceMax, Inc., a cloud-based field service management software company, until January 2023.

Director Qualifications

Industry and Finance Experience – Experience in technology and finance

Corporate Governance
Corporate Governance Principles – The Board of Directors is committed to achieving business success and increasing long-term stockholder value with the highest ethical standards. The Board maintains the Company’s Corporate Governance Principles to provide a corporate governance framework for the Company. The Corporate Governance Principles reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others. A copy of those principles can be found on the Company’s website at investors.secureworks.com in the Governance section under Documents & Charters.
Controlled Company Status – The Company’s Class A common stock is listed on the Nasdaq Global Select Market of the Nasdaq Stock Market, or Nasdaq, under the ticker symbol “SCWX.” Accordingly, Secureworks is subject to corporate governance requirements under Nasdaq rules.
Secureworks is a “controlled company” under Nasdaq corporate governance standards. As a result, it qualifies for an exemption from, and is entitled to elect not to comply with, certain corporate governance requirements under Nasdaq rules, including the requirements that Secureworks have a board of directors that is composed of a majority of “independent directors,” as defined under Nasdaq rules, and maintain a compensation committee and a nominating committee that are each composed solely of independent directors. Even though Secureworks is a controlled company, it is required to comply with SEC and Nasdaq rules relating to the membership, qualifications and operations of its Audit Committee, as discussed below. In reliance on the controlled company exemption, Secureworks has elected not to maintain a majority of independent directors on the Board of Directors.
Nasdaq rules define a “controlled company” as a company of which more than 50% of the voting power is held by an individual, a group or another company. As of the record date for the annual meeting, Dell Technologies held no shares of our outstanding Class A common stock and, through an indirect wholly-owned subsidiary, all 70,000,000 outstanding shares of our Class B common stock, which as of that date represented approximately 81.4% of our total outstanding shares of common stock and approximately 97.8% of the combined voting power of both classes of our outstanding common stock.
Notwithstanding our eligibility for the exemption from these requirements, our Compensation Committee and our Nominating and Governance Committee are each currently composed solely of independent directors. We are not required to maintain compliance with Nasdaq’s composition requirements for these committees that are applicable to a listed company that is not a controlled company. We may choose to change our committee composition or other arrangements in the future to manage these aspects of our corporate governance in accordance with the controlled company exemption. If we cease to be a controlled company and the Class A common stock continues to be listed on Nasdaq, we will be required to comply with Nasdaq’s corporate governance requirements applicable to listed companies generally, subject to a phase-in period during the first year after we cease to be a controlled company.
Director Independence – The Board of Directors has affirmatively determined that Ms. Daley, Mr. Hawkins and Mr. Pati, constituting three of our six directors, are independent under Nasdaq rules and the standards for independent directors established in our Corporate Governance Principles, which incorporate the director independence requirements of Nasdaq rules. Nasdaq rules provide that, in order to determine that a director is independent, the Board must determine that the director has no relationship which, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Board Leadership Structure – Our current leadership structure separates the role of the Chairman of the Board, which is held by Mr. Dell, and the role of the Chief Executive Officer, which is held by Ms. Thomas. The Chairman of the Board presides over meetings of the Board of Directors. The Chief Executive Officer has management responsibility for the business and affairs of the Company. The Board has determined that this separation is appropriate for Secureworks and our stockholders under current circumstances because it allows for a division of responsibilities and a sharing of ideas between directors with different perspectives.
As reflected in our Corporate Governance Principles, the Board observes a number of practices to maintain independent oversight of management, including the following:
•	Executive sessions without management and non-independent directors present are a standing Board agenda item at no fewer than two regular meetings of the Board each year. Executive sessions of the independent directors are held at any time requested by a majority of the independent directors. The agenda for each executive session focuses principally on whether management is performing its responsibilities in a manner consistent with the Board’s direction.
•	All Board committee members are independent directors. The committee Chairs have authority to hold executive sessions without management and non-independent directors present.
Board Committees – The Board maintains three standing committees, each of which is composed solely of independent directors. The Board’s three standing committees are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. These committees assist the Board in discharging its oversight and governance responsibilities. The Board has adopted a written charter for each of the committees. These charters form an integral part of our Corporate Governance Principles. A copy of each charter can be found on our website at investors.secureworks.com in the Governance section under Documents & Charters. In addition to its standing committees, the Board may form additional committees from time to time for specific purposes.
The following table shows, as of April 28, 2023, the members of the Board of Directors and the standing committees of the Board to which they belong. The table also identifies the directors determined by the Board to be independent under Nasdaq rules and our Corporate Governance Principles, which incorporate the director independence requirements of Nasdaq rules.
Name	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee
Pamela Daley	✔	✔		Chair
Michael S. Dell
Kyle Paster
Mark J. Hawkins	✔	✔	Chair
Yagyensh (Buno) C. Pati	✔	Chair	✔	✔
Wendy K. Thomas
Descriptions of the primary responsibilities of each standing committee are set forth below. Additional information about the responsibilities of each of the committees can be found in each committee’s charter.
Audit Committee
The Audit Committee is composed entirely of directors who satisfy the standards of independence for independent directors under Nasdaq rules as well as additional independence standards applicable to audit committee members established in accordance with Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, and the Nasdaq standards applicable to the independence of audit committee members. The Board has further determined that Mr. Pati and Mr. Hawkins meet the financial sophistication requirement for audit committee service under Nasdaq rules and that each is an “audit committee financial expert” within the meaning of the applicable SEC rules. The Board also has determined that each Audit Committee member meets the financial literacy requirement for audit committee members established under Nasdaq rules.
The Audit Committee’s primary responsibilities include, among other matters:
•	reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	overseeing and discussing with management the policies and guidelines to govern the process by which risk assessment and risk management, including legal and regulatory risk, is undertaken;
•
overseeing our compliance with legal and regulatory requirements, including, among others, compliance with federal banking laws and regulations applicable to us in connection with the solutions we provide to financial institutions regulated by the member agencies of the Federal Financial Institutions Examination Council, including that agency’s examination of the Company;

•
reviewing our accounting and financial reporting policies and practices and accounting controls, including any analysis prepared by management and/or the independent audit firm to address any significant issues;

•
reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we file with the SEC;

•
establishing adequate procedures for the confidential or anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters, or other ethics or compliance issues; and

•	monitoring the compliance by our directors and executive officers with our Code of Conduct.
The Audit Committee also appoints, retains, approves the compensation of and oversees the Company’s independent registered public accounting firm and pre-approves all audit and permissible non-audit services to be performed by that firm that are required to be approved by the Company’s policies and SEC rules. Further, in conjunction with the mandatory rotation of the audit firm’s lead engagement partner or the partner responsible for reviewing the audit, the Audit Committee and its Chair oversee the selection and evaluation of the independent registered public accounting firm’s new lead engagement partner.
Compensation Committee
Although we are not required to maintain a compensation committee composed solely of independent directors due to our status as a controlled company under Nasdaq rules, our Board of Directors has determined that each member of our Compensation Committee is independent under the standards of independence for independent directors under Nasdaq rules as well as additional independence standards applicable to compensation committee members established under SEC and Nasdaq rules.
The Compensation Committee’s primary responsibilities include, among other matters:
•	annually reviewing and approving our executive compensation plans, programs and policies;
•	annually reviewing and recommending all forms of compensation for our Chief Executive Officer for approval by the Board of Directors;
•	annually reviewing and approving all forms of compensation for our other executive officers;
•	evaluating the need for, and provisions of, employment contracts or severance arrangements for our executive officers;
•	acting as administrator of our equity-based and other incentive plans;
•
reviewing the compensation of our non-employee directors for service on the Board of Directors and its committees at least once each year and recommending any changes to such compensation to the Board;

•
reviewing and (except in the case of our Chief Executive Officer) approving our management succession plan, and discussing with the full Board the succession plan and the Company’s leadership development strategies and executive retention and diversity strategies, in each case at least annually; and

•
monitoring summary data concerning employees of the Company and its subsidiaries and overseeing the Company’s policies and practices with respect to human capital management and diversity, equity and inclusion.

Subject to applicable legal requirements, the Compensation Committee may delegate authority to undertake any of its responsibilities to a subcommittee consisting of one or more of its members. The committee did not delegate authority to a subcommittee in Fiscal 2023.
In addition, the Compensation Committee may delegate its authority to make awards under the SecureWorks Corp. 2016 Long-Term Incentive Plan to the Chief Executive Officer or any other officer of the Company, subject to specified exceptions and applicable law. These exceptions provide, among other matters, that the Compensation Committee may not delegate to any officer the authority to make awards under the plan to the Company’s directors or executive officers or to interpret the terms of the plan or any award agreement. The Compensation Committee has delegated to the Chief Executive Officer authority to make offers of equity-based awards under the plan to individuals who are not executive officers or senior vice presidents who report to the

Chief Executive Officer, up to a specified number of shares annually, which awards become effective only upon subsequent approval by the Compensation Committee. In addition, the Compensation Committee has authorized the Chief Executive Officer to delegate to the Company’s Chief Legal and Administrative Officer any or all of the authority to make offers of equity-based awards delegated to the Chief Executive Officer by the Compensation Committee as described above, subject to compliance by the Chief Legal and Administrative Officer with the requirements established by the Compensation Committee.
The Compensation Committee also may delegate some or all of its authority under the SecureWorks Corp. Amended and Restated Incentive Bonus Plan, or the Incentive Bonus Plan, to our management employees, except with respect to determinations regarding our executive officers. Determinations under the Incentive Bonus Plan regarding our Chief Executive Officer are made by the Board of Directors upon the recommendation of the Compensation Committee. Determinations under the Incentive Bonus Plan regarding our other executive officers and other senior vice presidents who report to the CEO are made by the Compensation Committee. The Compensation Committee has delegated certain aspects of its authority under the Incentive Bonus Plan to our Chief Executive Officer and our Chief Legal and Administrative Officer to make specified determinations with respect to other eligible employees. For additional information about the Incentive Bonus Plan and the SecureWorks Corp. 2016 Long-Term Incentive Plan, see “Compensation Discussion and Analysis – Individual Compensation Components – Annual Bonus Plan – Amended and Restated Incentive Bonus Plan” and “Compensation of Executive Officers – Equity Incentives.”
The Compensation Committee engaged Frederic W. Cook & Co., Inc., or FW Cook, an independent consultant, to perform services for the Compensation Committee in Fiscal 2023, which included advice on the amount and form of executive and director compensation and the provision of market and peer company compensation data and analysis. FW Cook was engaged directly by the Compensation Committee and does not provide services to our management or other services to the Company.
Our Chief Executive Officer provides the Compensation Committee with recommendations on the total compensation opportunities for all other executive officers and other senior vice presidents who report to the Chief Executive Officer and her views regarding (1) the individual performance of those individuals in connection with the Compensation Committee’s determination of amounts to be paid under our annual incentive bonus and equity-based long-term incentive programs and (2) the performance goals used to assess our financial performance under those programs.
Nominating and Governance Committee
Although we are not required to maintain a nominating committee composed solely of independent directors due to our status as a controlled company under Nasdaq rules, our Board of Directors has determined that each member of our Nominating and Governance Committee is independent under those rules.
The Nominating and Governance Committee’s primary responsibilities include, among other matters:
•	identifying and evaluating potential candidates to be considered for appointment or election to the Board, including the consideration and inclusion of diverse candidates;
•	making recommendations to the Board of Directors regarding the selection and approval by the Board of nominees to be submitted for election by a stockholder vote;
•	monitoring and reviewing any issues regarding the independence of our non-employee directors or involving potential conflicts of interest affecting these directors;
•	reviewing the Board’s committee structure and composition and making recommendations annually to the Board regarding the appointment of directors to serve as members of each committee;
•	reviewing our Corporate Governance Principles at least annually and recommending any changes to these principles to the Board;
•	reviewing, overseeing, approving, ratifying or disapproving any transactions with related persons in accordance with the Company’s policy relating to these transactions;
•	periodically reviewing and approving changes to our Code of Conduct and other policies with respect to legal compliance, conflicts of interest and ethical conduct; and
•	overseeing the development and implementation of policies and management systems relating to environmental, social and governance issues to ensure compliance with applicable law and best practices.

The Nominating and Governance Committee’s policies and processes for identifying, evaluating and recommending director candidates for approval by the Board of Directors, including candidates recommended by stockholders, are described under “Additional Information – Director Nomination Process.”
Compensation Committee Interlocks and Insider Participation – No member of the Compensation Committee is or has been an officer or employee of Secureworks. None of our executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity that has or had one or more executive officers who served as a member of the Board of Directors or Compensation Committee during Fiscal 2023.
Board and Committee Oversight of Risk Management – The Board oversees and maintains the Company’s governance and compliance processes and procedures to promote the conduct of our business in accordance with applicable laws and regulations and with the highest standards of responsibility, ethics and integrity. The Company believes that this oversight is imperative for the effective design and execution of our business strategy, ultimately creating long-term value for our stockholders. The Board, directly and through its standing committees, oversees, assesses, manages and mitigates risks facing the Company. An analysis of strategic and operational risks is presented to the Board in reports submitted on a regular basis by the Chief Executive Officer, the Chief Financial Officer, the Chief Legal and Administrative Officer and the Chair of each of the Board’s standing committees. Directors of the Board also have complete and open access to all Secureworks employees and are free to communicate, and do communicate, directly with management.
The Board of Directors discharges its risk oversight responsibilities in part through its committees, including with respect to the following areas of risk:
•
The Audit Committee is responsible for the oversight of risk policies and risk assessment monitoring and mitigation measures relating to Secureworks’ financial statements and financial reporting, major information technology risk exposures (including cybersecurity risks), financial risk and risks relating to ethics and compliance. The Audit Committee reviews and discusses with senior members of management and Secureworks’ independent registered public accounting firm significant risks to Secureworks and the steps management has taken or plans to take to minimize or manage such risks. Quarterly, the Audit Committee receives or participates in updates by:

•	the Chief Audit Executive regarding audit status, industry insights and key audit findings, as well as other issues or concerns;
•	the Chief Security Officer, the Chief Information Security Officer or other senior members of the Company’s security team regarding cybersecurity and other data and physical security risks;
•
members of the Company’s risk, ethics and compliance team who report to the Chief Legal and Administrative Officer relating to ethics investigations, compliance programs, enterprise and third-party risk management and other related matters; and

•	the Chief Legal and Administrative Officer regarding legal or regulatory matters.
Additionally, the Audit Committee generally meets in executive session with members of senior management, when appropriate, and with the independent registered public accounting firm at regular meetings of the committee.
•
The Compensation Committee oversees the assessment and management of risks associated with succession planning and leadership development and with our compensation plans and arrangements. In this role, the Compensation Committee evaluates the effect that the Company’s incentive compensation arrangements may have on risk decisions and reviews the relationship between risk management practices and compensation.

•	The Nominating and Governance Committee oversees the assessment and management of risks related to the Company’s governance structure and process.
The committees report regularly to the full Board of Directors on matters discussed during each of the committee meetings, including significant issues discussed and the actions taken by the committee.
Although the Board of Directors is responsible for risk oversight, management is responsible for designing processes and procedures to identify, assess and manage risks posed to the Company on a daily basis.

Management has implemented an enterprise risk management, or ERM, program, that is designed to work across the business to identify, assess, govern and manage the Company’s strategic, operational, financial and compliance risks. In addition, the Company’s Risk and Compliance team performs an annual risk assessment that is informed by Company data, industry analysis, insights from third-party risk reporting companies, peer benchmarking, and interviews with senior members of the Company’s management team. Secureworks also maintains a Code of Ethics for Senior Financial Officers and a Code of Conduct and an ethics and compliance program for all employees.
The Company’s Risk and Compliance team presents the results of the annual risk assessment to the Board’s Audit Committee and reviews the key risks identified by the ERM program on a quarterly basis. Further, the Board receives updates from management on risk topics at the Board’s regularly scheduled meetings and at other times, where needed. Given the Federal Financial Institutions Examination Council’s, or FFIEC’s, oversight and supervision of the Company as a Technology Service Provider of the Company’s customers who are considered financial institutions, the Company undergoes recurring FFIEC examinations that focus on the following risk areas: technology management, data integrity, confidentiality, availability, compliance and financial stability. After each FFIEC examination, the Board’s Audit Committee receives a report regarding the examination results and any required action items from the Company’s management team as a part of the Company’s risk oversight responsibilities.
The Board, directly and indirectly through its standing committees, also considers the input from third-party advisors and experts and reports made by management in evaluating current and anticipated risks to our business and strategy.
CEO Succession Planning; Leadership Development – The Board of Directors has the responsibility to ensure that the leadership of Secureworks meets the needs of the Company now and can meet those needs in the future. The Board reviews succession planning for the CEO at least annually. The Board (upon the recommendation of the Compensation Committee, where applicable):
•	maintains a plan to address any unexpected short-term absence of the CEO and identifies candidates who could act as interim CEO in the event of any such unexpected absence; and
•	identifies potential successors to the CEO and, for internal candidates, reviews each candidate’s performance and development plan against the criteria and profile for the CEO role.
Typically, the Compensation Committee reviews and, except in the case of the CEO, approves the Company’s management succession plans and leadership development strategies. During Fiscal 2023, however, the Board of Directors reviewed and approved the Company’s leadership development strategies for the CEO and management succession plans, while the Compensation Committee reviewed and approved leadership development strategies for the rest of the Company’s management. The CEO reviews the annual performance of each member of the management team with the Compensation Committee, which engages in a discussion with the CEO and the Chief Legal and Administrative Officer regarding each team member and that team member’s development.
Meetings and Attendance – During Fiscal 2023, the full Board of Directors met five times, the Audit Committee met nine times, the Compensation Committee met five times, and the Nominating and Governance Committee met one time. In Fiscal 2023, each member of the Board of Directors who served as a director during Fiscal 2023 attended at least 75% of the total number of the meetings of the Board of Directors and each Board committee held during the period in which such member served as a director of Secureworks or as a member of such committee.
Our policy is that each director is encouraged to attend our annual meeting of stockholders. All six of our directors then serving on the Board of Directors attended last year’s annual meeting held on June 21, 2022.
Communications With Directors – Our stockholders may send communications to the Board as a whole, the independent directors as a group, any Board committee or any individual member of the Board. Any stockholder who wishes to send such a communication may obtain the appropriate contact information at Secureworks_Board_of_Directors@secureworks.com.
In addition, any person who has a concern about our conduct, accounting matters (including accounting controls), or auditing matters may communicate that concern directly to our independent directors or to the Audit Committee (through the Committee Chair). These communications should be sent c/o Global Ethics and Compliance Office or to the Corporate Secretary at SecureWorks Corp., One Concourse Parkway NE, Suite 500,

Atlanta, Georgia 30328, and may be made on a confidential and anonymous basis. All such concerns will be forwarded to the appropriate directors for their review under our guidelines and will be simultaneously reviewed and addressed by the Global Ethics and Compliance Office.
The status of all outstanding concerns addressed to the independent directors or to the Audit Committee will be reported to the full Board of Directors on a quarterly basis. The independent directors or the Audit Committee may undertake special action, including the retention of outside advisors or counsel, with respect to any concern addressed to them. Our Code of Conduct prohibits any employee from retaliating against any person who, with a reasonable basis, raises concerns or participates in the Company’s ethics process.
Director Compensation
Our Board of Directors has adopted a compensation policy for our independent directors that we believe enables us to attract and retain qualified directors, provides them with compensation at a level that is consistent with our compensation objectives and encourages their ownership of our Class A common stock to further the alignment of their interests with the interests of our stockholders.
In accordance with the independent director compensation policy in effect for Fiscal 2023, our compensation program for independent directors included the following elements:
•	an annual cash retainer of $40,000;
•
an additional annual cash retainer for service as a member (but not Chair) of the Audit Committee, Compensation Committee or Nominating and Governance Committee of $10,000, $6,000 or $4,000, respectively;

•	an additional annual cash retainer for service as Chair of the Audit Committee, Compensation Committee or Nominating and Governance Committee of $20,000, $12,000 or $8,000, respectively;
•
an initial equity retainer upon the director’s appointment to the Board of Directors, in the form of a restricted stock unit, or RSU, award, with a value of $400,000 that will settle in shares of our Class A common stock and that will vest as described below; and

•	an annual equity retainer with a value of $200,000 in each year of service, in the form of an RSU award that will vest as described below.
Effective as of March 20, 2023, and upon the recommendation of our Compensation Committee, the Board of Directors approved the following changes to our compensation policy for independent directors:
•	an increase in the amount of the annual cash retainer from $40,000 to $50,000;
•
an increase in the amount of the additional annual retainer for service as a member (but not Chair) of the Audit Committee, Compensation Committee, or Nominating and Governance Committee from $10,000, $6,000 or $4,000, respectively, to $15,000, $10,000 or $8,000, respectively; and

•
an increase in the amount of the additional annual cash retainer for service as Chair of the Audit Committee, Compensation Committee or Nominating and Governance Committee from $20,000, $12,000 or $8,000, respectively, to $30,000, $20,000 or $15,000, respectively.

Independent directors may elect to receive all or a portion of each of the annual cash retainer and any additional annual cash retainer in the form of a deferred stock unit, or DSU, award that settles in shares of Class A common stock in the manner described below, shares of Class A common stock, or cash, or a combination thereof.
In addition, independent directors may elect to receive all or a portion of the annual equity retainer in the form of a DSU award or in the form of an RSU award, or a combination thereof.
All of the equity-based awards to our independent directors are granted under the SecureWorks Corp. 2016 Long-Term Incentive Plan, which is described in Proposal 4. Each equity-based award vests in full on the first anniversary of the grant date, subject to the director’s continued service, except that the initial equity retainer award of RSUs vests, subject to the director’s continued service, in three equal annual installments beginning with the first anniversary of the grant date. DSU awards will settle on the earlier of the termination of the applicable director’s Board service for any reason and a change in control of SecureWorks Corp.

An independent director elected to the Board, other than through election at an annual meeting of stockholders, will be awarded a pro-rated portion of each applicable annual cash retainer (including pro-rated fees for committee service and service as a committee Chair), at the discretion of the Board of Directors, a pro-rated annual equity retainer, and the full amount of the initial equity retainer.
The Board of Directors determines fees payable to our independent directors for service on ad hoc committees of the Board. In addition, we reimburse our directors for their reasonable expenses incurred in attending meetings of our Board of Directors or its committees.
The retainers, fees and grants payable under our independent director compensation policy may be modified or adjusted from time to time as determined by the Board of Directors on the recommendation of the Compensation Committee.
We also provide our directors with liability insurance coverage for their activities as directors. Our bylaws provide that all directors are entitled to indemnification and advancement of expenses from us to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with our directors to afford them contractual assurances regarding the scope of their indemnification and to provide procedures for the determination of a director’s right to receive indemnification.
The following table sets forth the compensation earned by or paid to our independent directors for Fiscal 2023.
Name	Fees Earned or Paid in Cash(1) ($)	Cash Fees Elected to be Paid in Stock(2) ($)	Stock Awards(3)(4) ($)	Total ($)
Pamela Daley	58,000	—	199,995	257,995
Mark J. Hawkins	66,000	—	199,995	265,995
Yagyensh (Buno) C. Pati	—	65,994	199,995	265,989
(1)	Amounts reported in this column include compensation for committee service during Fiscal 2023.
(2)
Directors were entitled to receive up to 100% of the annual cash retainer and, if applicable, cash committee Chair retainer fees and cash committee membership fees in the form of vested shares of Class A common stock or deferred stock units that settle in shares of Class A common stock, in each case determined by dividing the applicable portion of the aggregate retainer amount by the closing price of the Class A common stock as reported on Nasdaq on June 22, 2022. For service in Fiscal 2023, Mr. Pati received 5,835 vested shares of Class A common stock.

(3)
Stock awards were made in the form of restricted stock units that settle in shares of Class A common stock, subject to each director’s right to elect to receive a specified portion in deferred stock units that settle in shares of Class A common stock. Restricted stock units and deferred stock units, if elected, will vest on June 22, 2023. For service in Fiscal 2023, each of Ms. Daley, Mr. Hawkins and Mr. Pati received 17,683 restricted stock units. The aggregate grant data fair value, computed in accordance with U.S. generally accepted accounting principles, of the restricted stock units awarded to each of Ms. Daley, Mr. Hawkins and Mr. Pati was $199,995, in each case determined by dividing the applicable portion of the aggregate retainer amount by the closing price of Class A common stock as reported on Nasdaq on June 22, 2022. As of February 3, 2023, each of Ms. Daley, Mr. Hawkins and Mr. Pati held an aggregate of 17,683 outstanding restricted stock units.

(4)	As of February 3, 2023, each of Ms. Daley and Mr. Hawkins held an aggregate of 48,143 outstanding options, and Mr. Pati held an aggregate of 49,916 outstanding options.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In this Proposal 2, the Board of Directors is asking stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP, or PwC, as Secureworks’ independent registered public accounting firm for the fiscal year ending February 2, 2024, or Fiscal 2024.
PwC is a registered independent public accounting firm and has served as Secureworks’ independent registered public accounting firm since 2014. Although current law, rules and regulations, as well as the Audit Committee’s charter, require Secureworks’ independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify the selection to be an opportunity for stockholders to provide direct feedback to Secureworks on an important issue of corporate governance.
If stockholders do not ratify the selection of PwC, the Audit Committee will take the vote into consideration in determining whether to retain PwC and whether to engage the firm in future years, but the Audit Committee may continue to retain PwC. If the appointment is ratified by stockholders, the Audit Committee in its discretion nevertheless may change the appointment at any time during the current fiscal year if it determines that a change would be in the best interests of the Company and its stockholders.
Representatives of PwC are expected to be present at the annual meeting and available to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.
The Board unanimously recommends a vote “FOR” the ratification of PwC as Secureworks’ independent registered public accounting firm for Fiscal 2024.
In addition to retaining PwC to conduct an independent audit of the consolidated financial statements, Secureworks engages PwC from time to time to perform other permissible services. The following table sets forth all fees incurred in connection with professional services rendered to Secureworks by PwC for the fiscal year ended February 3, 2023, or Fiscal 2023, and the fiscal year ended January 28, 2022, or Fiscal 2022.
Independent Registered Public Accounting Firm Fees
Fee Type	Fiscal 2023 ($)	Fiscal 2022 ($)
Audit Fees(a)	2,354,500	2,373,000
Audit-Related Fees(b)	50,000	—
Tax Fees	—	—
All Other Fees(c)	4,150	—
Total	2,408,650	2,373,000
(a)
This category includes fees incurred for professional services rendered in connection with the audit of the annual financial statements, review of the quarterly financial statements and services that are normally provided in connection with statutory audits of international subsidiaries.

(b)	This category includes fees incurred for professional services rendered by PwC to Secureworks in connection to preimplementation insights provided.
(c)
This category consists of fees for all services other than the services reported in notes (a) through (b) above, and primarily includes fees incurred for licenses to information and research services. These services were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

The Audit Committee pre-approves performance by PwC of services as required under SEC rules. The Audit Committee has adopted a policy requiring pre-approval by the committee of all audit and non-audit services to be provided by Secureworks’ independent registered public accounting firm, other than pursuant to a limited exception provided under SEC rules. In accordance with that policy, the Audit Committee has given its approval for the provision of audit services by PwC for Fiscal 2024, including audit fees, and has given its approval for up to one year in advance for the provision by PwC of particular categories or types of audit-related, tax and other permitted non-audit services. If the provision of any services is not covered by one of those approvals, the Audit Committee has delegated authority to the Chair of the Audit Committee or other designated members of the Audit Committee to pre-approve PwC’s services. Any pre-approvals granted under this delegated authority must be communicated to the full Audit Committee.

PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In this Proposal 3, in accordance with Section 14A of the Exchange Act and the SEC’s rules thereunder, the Board of Directors is asking stockholders to approve, on a non-binding, advisory basis, the compensation of the named executive officers of Secureworks as disclosed in this proxy statement, in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures beginning on page 37, other than under “Compensation of Executive Officers – Pay Versus Performance Disclosure.”
The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of the named executive officers of Secureworks as disclosed in this proxy statement.
As described below in the sections of this proxy statement under “Compensation Discussion and Analysis” and “Compensation of Executive Officers,” the Compensation Committee has structured the Company’s executive compensation program to emphasize long-term, performance-dependent pay to motivate and reward long-term value creation for its stockholders. the Company’s executive compensation program has a number of features designed to ensure adherence to the Company’s pay-for-performance philosophy.
The Board of Directors encourages stockholders to read the Compensation Discussion and Analysis section below, which describes in detail how the Company’s executive compensation practices operate and how such practices are designed to achieve the Company’s core executive compensation objectives. The Board also encourages stockholders to review the Fiscal 2023 Summary Compensation Table and other compensation tables and the narrative disclosures accompanying the tables appearing under “Compensation of Executive Officers,” which provide detailed information about the compensation of our named executive officers. The Compensation Committee and the Board believe that the compensation practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s core executive compensation objectives and that the compensation of its named executive officers as disclosed in this proxy statement reflects and supports the appropriateness of its executive compensation philosophy and practices.
In accordance with Section 14A of the Exchange Act and the SEC’s rules thereunder, Secureworks is asking stockholders to approve this proposal by approving the following non-binding resolution:
RESOLVED, that the compensation paid to Secureworks’ named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.
A vote on this resolution, commonly referred to as a Say-on-Pay resolution, is not binding on the Compensation Committee or the Board of Directors. Although the vote is advisory in nature and non-binding, the Compensation Committee and the Board value the views of the Company’s stockholders and will take the results of the advisory vote into account when considering future executive compensation matters.

PROPOSAL 4 – APPROVAL OF SHARE INCREASE AMENDMENT UNDER THE SECUREWORKS CORP. 2016 LONG-TERM INCENTIVE PLAN
In this Proposal 4, stockholders are being asked to consider and vote upon a proposal to amend the SecureWorks Corp. 2016 Long-Term Incentive Plan, as amended and restated, which we refer to as the plan, to increase by 7,500,000 shares the total number of shares of Class A common stock authorized and available for issuance under the plan. We refer to the amendment as the share increase amendment.
Secureworks is seeking approval of the share increase amendment to comply with Nasdaq stockholder approval requirements applicable to material amendments to equity plans that have been approved by stockholders. The Board of Directors approved the share increase amendment, upon the recommendation of the Compensation Committee and subject to stockholder approval at this annual meeting, on May 10, 2023. If approved by the stockholders at the annual meeting, the share increase amendment will be effective at the time of stockholder approval.
As of April 28, 2023, 2,818,496 shares remained available for issuance pursuant to future awards under the plan. The Board of Directors believes that approval of the share increase amendment is in the best interests of Secureworks and its stockholders. Approval of this proposal is necessary to enable us to recruit and retain key employees critical to our success and to align the interests of our management with the interests of our stockholders.
Our executive officers and directors have an interest in this proposal as they would be eligible to receive equity awards under the plan representing an interest in shares authorized by the share increase amendment. In addition, on February 22, 2023 and March 13, 2023, in connection with annual compensation determinations, the Compensation Committee awarded certain executive officers and other eligible employees of the Company time-based RSUs and performance stock units, or PSUs, that were granted subject to stockholder approval of the share increase amendment. On March 20, 2023, the Board of Directors awarded the Chief Executive Officer time-based restricted stock units, or RSUs, and PSUs that were granted subject to stockholder approval of the share increase amendment. In accordance with the terms of these awards, if stockholder approval of this Proposal 4 is not obtained, each of the RSUs and PSUs will be canceled, and no shares of Class A common stock will be issued in connection with these awards. For information about these awards as well as other awards under the plan previously granted to our directors, executive offices and other employees, see “– Plan Benefits” below.
Stockholders are encouraged to read this entire proposal and the complete plan document, which is attached as Annex A to this proxy statement, in the form in which it would be effective upon approval of the share increase amendment by stockholders.
The Board of Directors unanimously recommends a vote “FOR” approval of the share increase amendment under the SecureWorks Corp. 2016 Long-Term Incentive Plan.
How Our Plan is Designed to Protect Stockholder Interests
The Board of Directors has designed the plan to include terms that it believes reinforce the alignment between our equity-based compensation arrangements and the interests of our stockholders. These terms generally provide for the following:
•	No “evergreen” provision: The plan does not permit an automatic increase in the number of shares available for issuance without stockholder approval.
•
No “reload” stock options: The plan does not contain any term providing that the exercise of a stock option can automatically trigger the grant of a new stock option with respect to the number of shares used to pay for the exercise of the initial stock option.

•	Maximum term of stock options and SARs: The maximum term of nonqualified stock options and stock appreciation rights that may be granted under the plan is ten years.
•
No stock option or SAR repricing: The plan prohibits repricing of stock options and stock appreciation rights without stockholder approval, whether by reducing the exercise price or by exchanging the stock option or stock appreciation right for cash or a new award with a lower (or no) exercise price.

•
No discounting: Stock options and stock appreciation rights granted under the plan generally must have an exercise price not lower than the fair market value of the underlying shares of Class A common stock on the grant date.

•
Performance-based vesting of dividends and dividend equivalent rights: Dividends and dividend equivalent rights granted as a component of awards which vest or are earned based on the achievement of performance goals may not vest unless the performance goals for the underlying awards are achieved.

•
Clawback requirement: The plan provides for the mandatory repayment of any award to the extent necessary to comply with any clawback, recoupment or similar policy adopted by the Board of Directors or Compensation Committee or to comply with applicable law.

•	Forfeiture provisions: The Compensation Committee is authorized to cancel any outstanding award if the participant is terminated for “cause.”
Share Authorization and Dilution
As of April 28, 2023, approximately 2,818,496 shares of Class A common stock remained available for issuance for future awards under the plan.
The following table illustrates the potential dilutive impact on awards under the plan if stockholders approve this proposal.
Plan Share Authorization (shares in millions)
	Total shares available	Equity dilution: Percentage of shares of common stock outstanding(2)
Shares of Class A common stock available for future awards if proposal is approved(1)	10.3	12%
(1)
Reflects shares of Class A common stock that remain available for issuance for future awards under the plan as of April 28, 2023 and additional shares that will be available for future awards if stockholders approve this proposal (but does not reflect awards of RSUs and PSUs to certain executive officers and employees of the Company granted subject to stockholder approval of the share increase amendment as discussed under “—Plan Benefits” below). For more information about our outstanding awards and shares of Class A common stock available for future awards as of the end of Fiscal 2023, see “—Equity Compensation Plan Information” below.

(2)	As of April 28, 2023, Secureworks had issued and outstanding 86,031,349 shares of common stock, consisting of 16,031,349 shares of Class A common stock and 70,000,000 shares of Class B common stock.
Summary of Material Provisions of Plan
The following summary of material provisions of the plan is qualified in its entirety by reference to the complete text of the plan in the form in which it would become effective upon approval of this proposal. The text of that form is attached as Annex A to this proxy statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the plan in their entirety.
Effective Date and Term. The plan became effective on April 18, 2016 and will terminate on April 18, 2026 unless it is terminated earlier by the Board of Directors or in connection with a change in control of Secureworks.
Purpose and Types of Awards. We believe that maintenance of the plan assists us in recruiting, rewarding and retaining employees, officers, non-employee directors and other service providers. We believe that granting awards under the plan provides recipients with an incentive to contribute to the success of Secureworks and to operate and manage our business in a manner that will provide for our long-term growth and profitability to benefit our stockholders and other important stakeholders, including our employees and customers, and will ensure that key personnel act in our best interests during and after their service to our company as a condition of enjoying the benefits of such rewards.
The plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, unrestricted stock, dividend equivalent rights, other equity-based awards and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals.

Administration. The plan is administered by the Compensation Committee. During any period of time in which we do not have a Compensation Committee, the plan will be administered by the Board of Directors or by another committee appointed by the Board. With certain exceptions and if permitted by applicable law, the Compensation Committee may delegate some of its authority to our Chief Executive Officer or any other officer.
The Compensation Committee has full power and authority to take all actions and to make all determinations required or provided for under, and to interpret all provisions of, the plan and any award or award agreement thereunder. The Compensation Committee also determines who will receive awards under the plan, the type of award and its terms and conditions, and the number of shares of Class A common stock subject to the award or to which an award relates, except with respect to awards to our Chief Executive Officer, which are approved by the Board of Directors upon the recommendation of the Compensation Committee.
Eligibility. Awards may be granted under the plan to individuals who are employees, officers, or non-employee directors of Secureworks or any of our affiliates, consultants and advisors who perform services for Secureworks or any of our affiliates, and any other individual whose participation in the plan is determined to be in the best interests of Secureworks by the Compensation Committee in connection with our incentive and compensation programs. As of April 28, 2023, approximately 1,616 individuals were eligible to participate in the plan, consisting of the following: four executive officers (including our Chief Executive Officer, who is also a director); three non-employee directors; and the balance of approximately 1,609 eligible participants, employees of Secureworks and its subsidiaries (excluding our employee director and our executive officers). No consultants or advisors who perform services for Secureworks or our affiliates currently participate in the plan.
Share Authorization and Usage.
If this proposal is approved, subject to adjustments for changes in our capitalization and the other plan provisions described below, the aggregate number of shares of Class A common stock issuable pursuant to all awards granted on or after the date of stockholder approval will not exceed the sum of:
•	7,500,000 shares of Class A common stock authorized by the share increase amendment, plus
•	any shares of Class A common stock remaining available for issuance for future awards under the plan as of the date of stockholder approval of the share increase amendment.
As of April 28, 2023, 2,818,496 shares remained available for issuance pursuant to future awards.
The foregoing number of shares of Class A common stock shown as available for issuance pursuant to future awards does not reflect shares issuable in connection with awards of RSUs and PSUs made to certain executive officers and employees on February 22, 2023, March 13, 2023 and March 20, 2023 that were granted subject to stockholder approval of the share increase amendment, as described below under “- Plan Benefits.” If this Proposal 4 is not approved, such RSU and PSU awards will be cancelled. Any shares of Class A common stock covered by outstanding awards granted under the plan that terminate by expiration, forfeiture, cancellation, settlement in cash in lieu of shares, or otherwise without the issuance of such shares, in each case, in accordance with the plan, will again become available for issuance under the plan. The share limit described above also will be increased by the number of shares of Class A common stock subject to awards assumed by Secureworks, at the direction of the Compensation Committee, in connection with certain mergers, reorganizations, separations or similar transactions and any substitute awards issued for those awards.
The number of shares of Class A common stock available for issuance under the plan, however, will not be increased by the number of shares:
•	tendered, withheld or subject to an award granted under the plan and that are surrendered in connection with the purchase of shares of Class A common stock upon the exercise of an option;
•	not issued upon the net settlement or net exercise of a stock appreciation right granted under the plan that settled in shares;
•	deducted or delivered from payment of an award granted under the plan in connection with our tax withholding obligations; or
•	purchased by us with the proceeds from option exercises.

Shares that are subject to awards granted under the plan will be counted against the share limit described above as one share of Class A common stock for every one share of Class A common stock subject to the award. An award that, by its terms, may not be settled in shares of Class A common stock will not count against the plan share limit.
References to shares of our Class A common stock above include any security into which the shares may be changed or for which the shares may be exchanged in connection with a change in capitalization of the Company as set forth in the plan and as described below.
The shares of Class A common stock to be issued under the plan may be authorized and unissued shares of Class A common stock, treasury shares or any combination of the foregoing.
Limits on Awards. The maximum number of shares of Class A common stock subject to options or stock appreciation rights that may be granted under the plan to any person in any single calendar year is 2,000,000 shares. The maximum number of shares of Class A common stock that may be granted under the plan to any person pursuant to awards, other than pursuant to options or stock appreciation rights, that are stock-denominated and are either stock settled or cash-settled in any single calendar year is 1,500,000 shares. The maximum amount that may be paid as annual incentive awards (whether or not cash-settled) in a calendar year to any person eligible for an award is $5 million, and the maximum amount that may be paid as cash-denominated performance awards (whether or not cash settled) for a performance period of greater than 12 months to any person eligible for an award is $10 million.
Adjustments for Certain Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares of Class A common stock reserved and available for issuance under the plan, including the individual limitations on awards, to reflect certain changes in our stock on account of mergers, reorganizations, recapitalizations, reclassifications, stock splits, spin-offs, combinations of stock, exchanges of stock, stock dividends and other, similar events.
Fair Market Value Determination. For so long as our Class A common stock remains listed on the Nasdaq Global Select Market (or is listed on any other established stock exchange or publicly traded on any other securities market), the fair market value of a share of our Class A common stock, as of any date of determination, will be as follows:
•
if there is a reported closing price on that date, the closing price for a share of Class A common stock as reported on that exchange or market (if there is more than one stock exchange or securities market on which our Class A common stock is listed or traded, the Compensation Committee will designate the appropriate stock exchange or securities market for purposes of the fair market value determination); and

•	if there is no reported closing price on that date, the closing price for a share of Class A common stock on the next preceding date on which any sale of our Class A common stock was reported.
If on such a date our Class A common stock is not listed on an established stock exchange or traded on an established securities market, the Compensation Committee will determine the fair market value by the reasonable application of a reasonable valuation method in a manner consistent with Section 409A of the Internal Revenue Code, or Code.
Options. The plan permits the grant of incentive stock options (under Section 422 of the Code) and options that do not qualify as incentive stock options, which we refer to as nonqualified stock options. Any or all of the shares of Class A common stock reserved for issuance under the plan are available for issuance pursuant to incentive stock options, but incentive stock options may be granted only to our employees and employees of our corporate subsidiaries. The exercise price of each option will be determined by the Compensation Committee, except that the exercise price may not be less than 100% (or, for incentive stock options granted to any person who owns more than 10% of the total combined voting power of all classes of our voting stock, 110%) of the fair market value of a share of Class A common stock on the date on which the option is granted. If the aggregate fair market value of shares of Class A common stock determined on the date of grant with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the option, or such excess portion of the option, will be treated as a nonqualified stock option.

The term of an option may not exceed ten years (or, for incentive stock options granted to any greater than 10% stockholder as described above, five years) from the date of grant. The Compensation Committee determines the time or times at which each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee. Awards of options are nontransferable, except for transfers by will or the laws of descent and distribution or, if authorized in the applicable award agreement, for transfers of nonqualified stock options, not for value, to family members pursuant to the terms and conditions of the plan.
Stock Appreciation Rights. The plan permits the grant of stock appreciation rights. A stock appreciation right represents the participant’s right to receive a compensation amount, based on the value of the appreciation in our Class A common stock from the date of grant to the date of exercise, if vesting criteria or other terms and conditions established by the Compensation Committee are met. The exercise price of each stock appreciation right is determined by the Compensation Committee, except that the exercise price may not be less than 100% of the fair market value of a share of Class A common stock on the date on which the stock appreciation right is granted, and the term of a stock appreciation right may not exceed ten years from the date of grant. A participant who receives stock appreciation rights will have no rights of a stockholder as to the shares of Class A common stock on which the stock appreciation right is based. If the vesting criteria or other terms and conditions are met, we will settle stock appreciation rights in cash, shares of Class A common stock, or a combination of the two. Awards of stock appreciation rights are nontransferable, except for transfers by will or the laws of descent and distribution or, if authorized in the applicable award agreement, for transfers not for value to family members pursuant to the terms and conditions of the plan.
No Repricing. The Compensation Committee may not amend the terms of outstanding options or stock appreciation rights to reduce the applicable exercise price, cancel outstanding options or stock appreciation rights in exchange for or substitution of options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, or cancel outstanding options or stock appreciation rights with an exercise price above the current fair market value of a share of our Class A common stock in exchange for cash or other securities, in each case, unless such action is subject to and approved by our stockholders or would not be deemed to be a repricing under the rules of any stock exchange on which our Class A common stock is listed.
Restricted Stock. The plan permits the grant (or sale at the purchase price determined by the Compensation Committee) of restricted stock awards. A restricted stock award is an award of shares of Class A common stock that may be subject to restrictions on transferability and other restrictions as the Compensation Committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments, or otherwise, as the Compensation Committee may determine. Unless otherwise provided in an award agreement, a participant who receives restricted stock will have all of the rights of a stockholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares of Class A common stock, except that the Compensation Committee may require any dividends to be withheld and accumulated contingent on vesting of the underlying shares or reinvested in shares of restricted stock. Dividends paid on shares of restricted stock which vest or are earned based on the achievement of performance goals will not vest unless the applicable performance goals are achieved. During the period, if any, in which shares of restricted stock are nontransferable or forfeitable, a participant is prohibited from selling, transferring, assigning, pledging or otherwise encumbering or disposing of the participant’s shares of restricted stock.
Restricted Stock Units and Deferred Stock Units. The plan permits the grant of restricted stock units and deferred stock units. Restricted stock units represent the participant’s right to receive a compensation amount, based on the value of the shares of Class A common stock, if vesting criteria or other terms and conditions established by the Compensation Committee are met. If the vesting criteria or other terms and conditions are met, we will settle restricted stock units in cash, shares of Class A common stock or a combination of the two. Deferred stock units are restricted stock units that provide for the settlement and delivery of cash, shares of Class A common stock or a combination of the two after the date of vesting, consistent with the terms of Section 409A of the Code. A participant who receives restricted stock units or deferred stock units will have no rights of a stockholder as to the shares of Class A common stock on which the restricted stock unit or deferred stock unit is based, though the Compensation Committee may provide that a recipient of restricted stock units or deferred stock units will be entitled to receive dividend equivalent rights paid on an equivalent number of shares of Class A common stock. The Compensation Committee may provide that any such dividend equivalent rights will be deemed withheld and accumulated contingent on vesting of the underlying award or reinvested in shares of restricted or deferred stock or other awards. Dividend equivalent rights paid on restricted stock units or deferred stock units which vest or are earned based on the achievement of performance goals will not vest unless the applicable performance goals are achieved. During the period, if any, in which restricted stock units or deferred stock units are nontransferable or forfeitable, a participant is prohibited from selling, transferring, assigning, pledging or otherwise encumbering or disposing of the participant’s restricted stock units or deferred stock units.
Unrestricted Stock and Other Equity-Based Awards. The plan permits the grant (or, for unrestricted stock, sale at the purchase price determined by the Compensation Committee) of unrestricted stock and other types of Class A common stock-based awards. An unrestricted stock award is an award of shares of Class A common stock free of any restrictions. Other equity-based awards are payable in cash, shares of Class A common stock or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by the Compensation Committee. The terms and conditions that apply to other equity-based awards are determined by the Compensation Committee.
Dividend Equivalent Rights. The plan permits the grant of dividend equivalent rights in connection with the grant of any equity-based award, other than options and stock appreciation rights. Dividend equivalent rights are rights to receive (or to receive credits for the future payment of) cash, shares of Class A common stock, other awards or other property equal in value to dividend payments or distributions paid or made with respect to a specified number of shares of Class A common stock. The Compensation Committee will determine the terms and conditions of any dividend equivalent rights, except that, as described above, dividend equivalent rights granted as a component of an award which vests or is earned based on the achievement of performance goals will not vest unless the applicable performance goals are achieved.
Performance Awards. The plan permits the grant of performance awards and annual incentive awards in such amounts and upon such terms as the Compensation Committee may determine. Each grant of a performance award will have an initial actual or target cash value or an actual or target number of shares of Class A common stock that is established by the Compensation Committee at the time of grant. The Compensation Committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the amount of cash or value and/or number of shares of Class A common stock that are earned by a participant under such performance awards and annual incentive awards. The Compensation Committee will establish the performance periods for performance awards and annual incentive awards, which may be payable in cash or shares of Class A common stock, or a combination thereof, as determined by the Compensation Committee. The plan identifies some conditions that may warrant revision or alteration of performance goals after they are established by the Compensation Committee.
Such conditions may include the following:
•	asset write-downs;
•	litigation or claims, judgments or settlements;
•	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;
•	any reorganization or restructuring events or programs;
•
extraordinary, unusual, non-core, non-operating or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations;

•	acquisitions or divestitures;
•	foreign exchange gains and losses;
•	impact of repurchase of shares of Class A common stock acquired through share repurchase programs;
•	tax valuation allowance reversals;
•	impairment expense; and

•	environmental expense.
Performance Measures. Under the plan, one or more of the following performance measures may be used by the Compensation Committee in establishing performance goals:
•	net earnings or net income;
•	operating earnings;
•	pretax earnings;
•	earnings per share;
•	share price, including growth measures and total stockholder return;
•	earnings before interest and taxes;
•	earnings before interest, taxes, depreciation and/or amortization;
•
earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: stock-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; merger-related events; impact of purchase accounting; gain or loss related to investments; amortization of intangible assets; sales and use tax settlements; legal proceeding settlements; gain on non-monetary transactions; and adjustments for the income tax effect of any of the preceding adjustments;

•	sales or revenue growth or targets whether in general or by type of product, service or customer;
•	gross or operating margins;
•	return measures, including return on assets, capital, investment, equity, sales or revenue;
•
cash flow, including: operating cash flow; free cash flow, defined as operating cash flow less capital expenditures or as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the performance measure specified in the eighth bullet point above) less capital expenditures; leveraged free cash flow, defined as free cash flow less interest expense; cash flow return on equity; and cash flow return on investment;

•	productivity ratios;
•	costs, reductions in cost and cost control measures;
•	expense targets;
•	market or market segment share or penetration;
•	financial ratios as provided in any credit agreements of Secureworks and its subsidiaries;
•	working capital targets;
•	completion of acquisitions of businesses, companies or assets or completion of integration activities following an acquisition of businesses, companies or assets;
•	completion of divestitures and asset sales;
•	regulatory achievements or compliance;
•	customer satisfaction measurements;
•	execution of contractual arrangements or satisfaction of contractual requirements or milestones;
•	product development achievements;
•	monthly recurring revenue;
•	revenue retention rates; and
•	any combination of the foregoing business criteria.

The Compensation Committee may establish performance goals on a company-wide basis or with respect to one or more business units, divisions, affiliates or operating segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.
The Compensation Committee has the authority to provide for accelerated vesting of any performance award or annual incentive award based on the achievement of performance goals pursuant to the performance measures and the discretion to adjust awards, either on a formula or discretionary basis, or on any combination thereof.
Change in Control. Unless otherwise provided in an applicable award agreement, if we experience a change in control in which outstanding awards will not be assumed or continued by the surviving entity:
•
except for performance awards and annual incentive awards, immediately before the change in control, all outstanding shares of restricted stock and all restricted stock units, deferred stock units and dividend equivalent rights will vest, and the shares of Class A common stock underlying, or cash payment promised under, such awards will be delivered; and

•
at the discretion of the Compensation Committee, either or both of the following will occur: (1) all options and stock appreciation rights will become exercisable at least 15 days before the change in control and terminate, if unexercised, upon the completion of the change in control; or (2) all options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units and dividend equivalent rights will be canceled in exchange for cash and/or shares of our stock; and in the case of performance awards and annual incentive awards, if less than half of the performance period has lapsed, the awards will be treated as though target performance thereunder has been achieved, if at least half of the performance period has lapsed, actual performance to date (if determinable) will be determined and treated as achieved, and if actual performance is not determinable, the awards will be treated as though target performance thereunder has been achieved.

Other equity-based awards will be governed by the terms of the applicable award agreement.
Unless otherwise provided in an applicable award agreement, if we experience a change in control in which outstanding awards will be assumed or continued by the surviving entity, the plan and awards granted thereunder will continue under their terms, with appropriate adjustments to the number of shares subject to or underlying an award and to the exercise prices of options and stock appreciation rights.
For purposes of the plan, a “change in control” of the Company means the occurrence of any of the following events:
•
a transaction or series of related transactions pursuant to which any person or group within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than one or more of Dell Technologies Inc. and its affiliates, Michael S. Dell and his affiliates and other related persons, the Company, or any affiliate of the Company) becomes the beneficial owner of more than 50% of the total voting power of the voting stock of the Company, on a fully diluted basis;

•
individuals who, as of April 28, 2016, constitute the Board, referred to as the Incumbent Board (together with any new directors whose election by such Incumbent Board or whose nomination by such Incumbent Board for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Incumbent Board then in office who either were members of such Incumbent Board or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office;

•
the Company consolidate with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company (regardless of whether the Company is the surviving person), other than any such transaction in which the holders of 100% of the voting power of the Company immediately prior to such transaction own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person in such merger or consolidation immediately after such transaction;

•
the consummation of any direct or indirect sale, lease, transfer, conveyance, or other disposition (other than by way of reorganization, merger, or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person or group within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act

(other than the Company or any affiliate thereof), except any such transaction or series of transactions in which the holders of 100% of the voting power of the Company immediately prior to such transaction own directly or indirectly at least a majority of the voting power of the voting stock of such person or group immediately after such transaction or series of transactions; or
•	the stockholders of the Company adopt a plan or proposal for the liquidation, winding up, or dissolution of the Company.
Forms of Payment. The exercise price for any option or the purchase price (if any) for restricted stock, restricted stock units and deferred stock units is generally payable as follows:
•	in cash or cash equivalents acceptable to us;
•
if the applicable award agreement so provides, by the surrender of shares of our Class A common stock (or attestation of ownership of shares of our Class A common stock) with an aggregate fair market value, on the date of the surrender, of the exercise price or purchase price;

•	if permissible by applicable law and if the award agreement so provides, by payment through a broker in accordance with the procedures set by us; or
•
if the applicable award agreement so provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise or net settlement and service rendered to us or our affiliates.

Amendment, Suspension or Termination. The Board of Directors may, at any time and from time to time, amend, suspend or terminate the plan so long as no amendment, suspension or termination impairs the rights or obligations under any outstanding award without the affected participant’s consent. The effectiveness of any future amendment to the plan will be conditioned on approval of such amendment by our stockholders if provided by the Board of Directors or required by applicable laws (including, for so long as our Class A common stock is listed on a stock exchange, the rules of that stock exchange).
Summary of Material U.S. Federal Income Tax Consequences
The following is a summary of material U.S. federal income tax consequences of the plan under current U.S. federal income tax law. This summary deals with the general tax principles applicable to the plan and is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change. This summary does not address foreign, state and local tax laws or employment, estate and gift tax considerations, which may vary depending on individual circumstances and from jurisdiction to jurisdiction.
Nonqualified Stock Options. There are no immediate U.S. federal income tax consequences of receiving an award of nonqualified stock options under the plan. Upon exercise of the option, the difference between the exercise price and the fair market value of the shares subject to the option on the exercise date will constitute ordinary income taxable to the participant. Upon the participant’s disposition of shares acquired upon exercise, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. The capital gain or loss will be long-term if the participant held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.
Incentive Stock Options. There are no immediate U.S. federal income tax consequences of receiving an award of incentive stock options under the plan. In addition, a participant generally will not recognize taxable income upon the exercise of an incentive stock option. However, unless the participant sells the shares received in the calendar year of exercise, the participant’s alternative minimum taxable income will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the exercise date, exceeds the aggregate exercise price. Further, except in the case of the participant’s death or disability, if an option is exercised more than three months after the participant’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to nonqualified stock options.
If a participant sells the shares acquired upon exercise of an incentive stock option at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised, any excess of the sale price of the option shares over the exercise price will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition occurs before the completion of the two-year and one-year periods, the excess of the fair market value of the option shares on the disposition date over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for U.S. federal income tax purposes, and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. We will not be entitled to a business expense deduction with respect to an incentive stock option unless the participant engages in a disqualifying disposition, at which time we will be entitled to a deduction equal to the amount of the ordinary income taxable to the participant.
Stock Appreciation Rights. There are no immediate U.S. federal income tax consequences of receiving an award of stock appreciation rights under the plan. Upon exercise of stock appreciation rights, the distribution of shares of Class A common stock or the cash payment in satisfaction of the stock appreciation rights will be taxable as ordinary income when the distribution or payment is actually or constructively received by the participant. The amount taxable as ordinary income is the aggregate fair market value of the shares of Class A common stock determined as of the date they are received or, in the case of a cash award, the amount of the cash payment.
Restricted Stock. Generally, a participant under the plan will not recognize any taxable income for U.S. federal income tax purposes in the year of the restricted stock award if the shares of Class A common stock subject to the award are nontransferable and subject to a substantial risk of forfeiture. A participant, however, may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the award date, determined without regard to the restrictions. If a participant does not make a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the participant and will be taxable in the year in which the restrictions lapse. Dividends and distributions paid on restricted stock for which a participant has not made a Section 83(b) election are taxed as compensation income subject to withholding taxes. After the restricted stock vests (or earlier upon a participant’s timely Section 83(b) election), dividends and distributions paid on the restricted stock will no longer be considered compensation income.
Restricted Stock Units and Deferred Stock Units. There are no immediate U.S. federal income tax consequences of receiving an award of restricted stock units or deferred stock units under the plan. A distribution of shares of Class A common stock or payment of cash in satisfaction of an award of restricted stock units or deferred stock units will be taxable as ordinary income when the distribution or payment is actually or constructively received by the participant. The amount taxable as ordinary income is the aggregate fair market value of the shares of Class A common stock determined as of the date they are received or, in the case of a cash award, the amount of the cash payment.
Unrestricted Stock. If a participant under the plan receives an award of unrestricted stock, the participant will be required to recognize ordinary income for U.S. federal income tax purposes in an amount equal to the fair market value of the shares on the award date, reduced by the amount, if any, paid for the shares. Upon the participant’s disposition of shares of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. The capital gain or loss will be long-term if the participant held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.
Dividend Equivalent Rights. There are no immediate U.S. federal income tax consequences of receiving an award of dividend equivalent rights under the plan. A participant who receives dividend equivalent rights will recognize ordinary income on the date of payment in the amounts distributed to the participant pursuant to the award.
Performance Awards. There are no immediate U.S. federal income tax consequences of receiving a performance or an annual incentive award under the plan. A distribution of shares of Class A common stock or payment of cash in satisfaction of a performance or an annual incentive award will be taxable as ordinary income when the distribution or payment is actually or constructively received by the participant. The amount taxable as ordinary income is the aggregate fair market value of the shares of Class A common stock determined as of the date they are received or, in the case of a cash award, the amount of the cash payment.
Business Expense Deductions. If we comply with applicable reporting requirements, we will generally be entitled to a business expense deduction in the same amount and generally at the same time as participants recognize ordinary income arising out of their awards, subject to the limitation on deductibility under Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the federal tax deductibility of compensation paid in one year to individuals who have been the chief executive officer, the chief financial officer or the three other most highly compensated executive officers. Certain payments may be exempt from this limitation under grandfathering provisions of a prior version of Section 162(m) of the Code. While tax deductibility is one consideration, the Compensation Committee may exercise its discretion to award compensation, including under the plan, that is not deductible.
Section 280G of the Code. If payments which are deemed contingent on a change in control of our company are determined to exceed certain limitations set forth in Section 280G of the Code, those payments may be subject to a 20% excise tax, and our deduction with respect to the associated compensation expense may be disallowed in whole or in part. The plan includes a Section 280G “best after tax” provision. Under this provision, if any of the payments under the plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if the reduction would give the participant a better after-tax result than if the participant received the payments in full.
Plan Benefits
The number of shares of Class A common stock or other equity-based awards that will be awarded to plan participants other than independent directors under the plan in the future is not currently determinable, except as to awards of time-based RSUs and PSUs made to certain executive officers and other eligible employees of the Company by the Compensation Committee on February 22, 2023 and March 13, 2023 in connection with annual compensation determinations, and awards granted by the Board of Directors to the Chief Executive Officer on March 20, 2023, that were granted subject to stockholder approval of the share increase amendment, as described below. Future awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined such awards or the plan participants who might receive them.
Under our current independent director compensation policy, each of our independent directors receives annual equity awards with a value of $200,000 under the plan in the form of restricted stock units or deferred stock units that settle in shares of Class A common stock. For additional information about the compensation of our independent directors, see “Proposal 1 – Election of Directors – Director Compensation.”
The following table sets forth the number of RSUs and PSUs awarded by the Compensation Committee subject to stockholder approval of the share increase amendment, as of May 17, 2023. In accordance with the terms of these awards, if stockholder approval of this Proposal 4 is not obtained, each of the RSUs and PSUs will be canceled, and no shares of Class A common stock will be issued in connection with these awards.
Name and Position	Dollar Value(1)(5)	Number of Units
Wendy Thomas Chief Executive Officer	$7,290,530	1,002,824(2)
George B. Hanna Chief Legal & Administrative Officer	$2,567,088	353,107(3)
Steve Fulton President, Customer Success	$3,850,635	529,661(4)
Christian Grant Vice President, Interim Chief Financial Officer & Chief Accounting Officer	$541,494	71,718(6)
All current executive officers as a group	$13,708,254	1,885,592
All current directors who are not executive officers, as a group	—	—
All employees, including all current officers who are not executive officers, as a group	$37,527,049	5,161,905
(1)	Based on the closing price per share of Class A common stock of $7.27 on March 13, 2023, as reported on Nasdaq.
(2)
Amount reflects (a) 501,412 time-based RSUs and (b) 501,413 PSUs (the foregoing assumes that the awarded PSUs are earned at 100% of target; assuming maximum payout, a total of 1,002,824 PSUs may be earned in connection with this award).

(3)
Amount reflects (a) 176,554 time-based RSUs and (b) 176,553 PSUs (the foregoing assumes that the awarded PSUs are earned at 100% of target; assuming maximum payout, a total of 353,106 PSUs may be earned in connection with this award).

(4)
Amount reflects (a) 264,831 time-based RSUs and (b) 264,830 PSUs (the foregoing assumes that the awarded PSUs are earned at 100% of target; assuming maximum payout, a total of 529,660 PSUs may be earned in connection with this award).

(5)
On April 27, 2023, we reported that the Company had appointed Ms. Alpana Wegner as Chief Financial Officer of the Company, effective June 9, 2023. In connection with her appointment, Ms. Wegner will receive units of RSUs in value equal to approximately $4 million, which will be granted upon the effective date of her employment with the Company.

(6)
Amount reflects (a) 35,868 time-based RSUs granted on February 22, 2023 and (b) 35,310 time-based RSUs granted on March 13, 2023, based on the closing price per share of Class A common stock of $7.94 on February 22, 2023 and $7.27 on March 13, 2023, respectively, as reported on Nasdaq.

We granted stock options under the plan to the following persons from April 18, 2016, which was the effective date of the plan, through May 5, 2023: Wendy K. Thomas, 55,030; George B. Hanna, 117,921; Stephen Fulton, 0; Chris Grant, 0; all current executive officers, as a group, 172,951; all current directors who are not executive officers, as a group, 146,202; each nominee for election as a director who is not an executive officer: Mr. Pati, 49,916; and all employees of Secureworks and our subsidiaries, including all current officers who are not executive officers, as a group, 2,496,837. For information about the material terms of the options awarded to our named executive officers under the plan, see “Compensation of Executive Officers – Outstanding Equity Awards at End of Fiscal 2023.”
On April 28, 2023, the closing price per share of our Class A common stock as reported on Nasdaq was $9.07.
Equity Compensation Plan Information
The following table sets forth certain information about our equity compensation plans as of the end of Fiscal 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	5,449,427(1)	$14.00(2)	2,435,679(3)
Equity compensation plans not approved by security holders	—	—	—
Total	5,449,427	$14.00	2,435,679
(1)
Represents, as of the end of Fiscal 2023, the aggregate number of shares of Class A common stock that were issuable upon the exercise or settlement of 161,925 outstanding options and 3,926,501 outstanding RSUs granted under the plan.

(2)	Weighted-average exercise prices do not reflect shares issuable in connection with the settlement of RSUs, as RSUs have no exercise price.
(3)
Represents, as of the end of Fiscal 2023, the aggregate number of shares of Class A common stock that were available for future issuance in connection with grants of options, stock appreciation rights, restricted stock, RSUs, deferred stock units, unrestricted stock, dividend equivalent rights and other equity-based awards under the plan.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of SecureWorks Corp. for the fiscal year ended February 3, 2023, has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into SecureWorks Corp.’s annual report on Form 10-K for the fiscal year ended February 3, 2023.
COMPENSATION COMMITTEE

Mark J. Hawkins, Chair
Yagyensh (Buno) C. Pati

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis is intended to provide our stockholders with an understanding of Secureworks’ compensation philosophy and principles, and the compensation paid for Fiscal 2023 to our named executive officers.
The Company's compensation structure is designed to attract, retain and reward high-performing executives capable of achieving its long-term financial goals and strategic objectives. The composition of the compensation program of Secureworks is focused on Company and individual performance by using long-term incentive awards and performance-based compensation. Secureworks believes that its compensation philosophy, strategy and structure align the interests of our named executive officers with the interests of our stockholders.
Named Executive Officers
Our named executive officers for Fiscal 2023 consisted of the following:
Name	Title
Wendy K. Thomas	President and Chief Executive Officer
Paul M. Parrish	Chief Financial Officer
George B. Hanna	Chief Legal & Administrative Officer
The foregoing individuals were the only persons serving as executive officers during Fiscal 2023. Fiscal 2023 was the first year of Mr. Hanna’s service as a named executive officer.
Highlights of Fiscal 2023 Performance
During Fiscal 2023, Secureworks continued transitioning our subscription customers to our Taegis solutions from our non-strategic, lower margin other managed security subscription services. The transition resulted in the growth of our Taegis portfolio of technology-driven information security solutions offered to customers of all sizes and across all industries.
Our proprietary Taegis security platform was purpose-built as a cloud-native software platform that combines the power of machine-learning with security analytics and threat intelligence to unify detection and response across endpoint, network, cloud, email and other systems for better security outcomes and simpler security operations. The Taegis platform is a core element of our SaaS solutions, which leverage workflows designed from our extensive security operations expertise and our integrated orchestration and automation capabilities to increase the speed of response actions. Our technology-driven security solutions offer an innovative approach to prevent, detect and respond to security breaches. The platform collects, aggregates, correlates and analyzes billions of security events daily from our extensive customer base utilizing sophisticated algorithms to detect malicious activity and deliver security countermeasures, dynamic intelligence and valuable context regarding the intentions and actions of cyber adversaries. Through our Taegis solutions, we provide global visibility and insight into malicious activity, enabling our customers to detect, respond to and effectively remediate threats quickly.
Our Fiscal 2023 financial results included the following highlights:
•	Taegis grew to $261 million in annual recurring revenue (ARR), a 58% year-over-year increase
•	Taegis represents approximately 82% of Secureworks total ARR
•
Net revenue of $463 million, compared with net revenue of $535.2 million for Fiscal 2022, reflecting our continued reduction in non-strategic service offerings, which offset triple digit year-over-year growth in Taegis revenue

•	Net loss of $114.5 million, compared with net loss of $39.8 million for Fiscal 2022
•	Adjusted EBITDA loss of $59 million, compared with adjusted EBITDA of $18.6 million for Fiscal 2022
Adjusted EBITDA is a non-GAAP financial measure provided as a supplement to the results presented in our financial statements in accordance with accounting principles generally accepted in the United States of

America, or GAAP. A reconciliation of the foregoing non-GAAP financial measure to the most comparable financial measure calculated in accordance with GAAP is set forth in Annex B to this proxy statement.
Executive Compensation Philosophy, Core Objectives and Practices
For Fiscal 2023, the Compensation Committee of the Board of Directors was composed of Buno Pati, who served as Chair, and Mark Hawkins. Upon the recommendation of the Nominating and Governance Committee to the Board, Mr. Hawkins became Chair of the Compensation Committee, effective as of March 20, 2023, and Mr. Pati continues to serve as a member of the Compensation Committee. References to the “Committee” in this Compensation Discussion and Analysis and “Compensation of Executive Officers” below refer to the Compensation Committee.
We have designed our executive compensation programs to align our executive officers’ interests with those of our stockholders, advance our long-term business strategy as a leading cybersecurity software solutions provider and manage risk, as demonstrated below:
Things We Do
•	structure our executive compensation to drive the Company’s strategic revenue growth and long-term value;
•	link Company and individual performance through compensation based on achievement of our financial goals and strategic objectives;
•
conduct an annual compensation review and risk assessment to ensure that our executive compensation strategy aligns individual performance with the Company’s long-term business strategy, while discouraging excessive risk-taking that may impact long-term results;

•	provide compensation opportunities, including cash and equity incentives, that are competitive with those offered by companies with which Secureworks competes for executive talent;
•	work with the independent compensation committee consultant engaged by the Committee in making its executive compensation determinations; and
•	maintain an independent Compensation Committee composed solely of independent directors with industry knowledge and experience.
Things We Do Not Do
•	guarantee annual base salary increases or annual bonuses;
•	provide for single-trigger vesting of equity or other payments in connection with a change in control;
•	permit hedging or pledging of our stock;
•	permit short-selling of our stock; or
•	provide dividend equivalents on unvested equity awards.
Executive Compensation Overview
Elements of Total Compensation Package – The Secureworks compensation program for named executive officers primarily consists of base salary, annual incentive bonuses, and equity incentives that are both time-based and performance-based, as well as limited benefits and perquisites. Secureworks aligns executive compensation practices with the competitive market and evaluates each executive officer individually, which includes considering such factors as individual level of responsibility and internal pay equity considerations.
Compensation Consultants – Under its charter, the Committee has the authority to select, retain and obtain the advice of compensation consultants and such other advisers as it considers necessary or appropriate to fulfill its duties and responsibilities. Accordingly, the Committee has engaged a compensation consultant, Frederic W. Cook & Co., Inc., or FW Cook, to provide independent analysis and recommendations on executive compensation matters, including information regarding competitive market practices, trends and advice on the design and structure of the executive compensation program. FW Cook attends the meetings of the Committee and provides updates on compensation best practices, regulatory issues and industry developments. FW Cook also communicates with the Committee Chair outside of regular meetings on an as-needed basis.

The Committee has evaluated the independence of FW Cook by considering the requirements adopted by Nasdaq and the SEC, and it has determined that FW Cook is independent, and its work is free of any conflicts of interest. As a part of that determination process, FW Cook supplied the Committee with written confirmation of FW Cook’s assessment of its independence and existence of any conflicts of interest pursuant to Nasdaq and SEC rules.
Process for Evaluating and Determining Named Executive Officer Compensation – Secureworks conducts a thorough evaluation of the performance of each named executive officer annually based on objective and subjective factors and then makes a recommendation to the Committee regarding such officer’s compensation for the current year. Following input from management, including the human resources team, and its independent consultant, the Committee determines the individual cash compensation elements and associated amounts as well as the equity award value for each named executive officer (other than the Chief Executive Officer, whose compensation is determined by the Board of Directors as described below). When making individual compensation decisions for an executive officer (including the recommendations pertaining to the Chief Executive Officer), the Committee considers a variety of factors, including:
•	the annual performance of Secureworks as well as the performance of the executive officer’s functional area;
•	the executive officer’s performance, experience and ability to contribute to the Company’s long-term strategic goals;
•	the historical compensation of the executive officer;
•	internal pay equity;
•	retention considerations; and
•	market-competitive compensation practices and amounts.
Matters regarding the Chief Executive Officer’s compensation are subject to review and approval by the Board of Directors following an evaluation and recommendation by the Committee.
Use of Competitive Market Compensation Data – The Committee believes that it is important to be informed about current practices followed by comparable public companies with respect to executive compensation packages, policies and best practices. FW Cook, the Committee’s independent compensation consultant, proposed, and the Committee approved, a group of peer companies to provide a reference point when making executive pay decisions for Fiscal 2023. Based on input from the Committee, FW Cook compiled the following list of 15 software companies that are similar to Secureworks in terms of their focus on software, size and complexity. At FW Cook’s recommendation, nine companies from last year’s peer group, consisting of Blackberry Limited, CrowdStrike Holdings, Inc., FireEye, Inc., Forescout Technologies, Fortinet, Inc., Palo Alto Networks, Inc., Proofpoint, Inc., Splunk Inc. and Zscaler, Inc., were removed because their market cap or revenue exceed the scope of comparable size and eight companies were added based on their revenue size and business offerings.
A10 Networks, Inc.	Mandiant, Inc.	Rapid7, Inc.
ACI Worldwide, Inc.	New Relic, Inc.	SailPoint Technologies Holdings, Inc.
Blackbaud, Inc.	OneSpan, Inc.	Tenable Holdings, Inc.
Commvault Systems, Inc.	Progress Software Corporation	Varonis Systems, Inc.
Guidewire Software, Inc.	Qualys, Inc.	Verint Systems, Inc.
FW Cook reviewed the Company’s executive compensation program and provided comparisons against aggregated data to inform the Committee’s determination regarding executive compensation for Fiscal 2023. The market data included reference points with respect to base salary, annual performance bonuses and performance metrics, equity awards and award structure and performance metrics, total cash compensation and target total direct compensation. The Committee evaluated the peer group data when considering the aggregate compensation as well as the mix of base salary, annual incentive bonus, and equity incentives for our named executive officers. The Committee also considered other factors described in this Compensation Discussion and Analysis.
Compensation Risk Oversight – The Committee has undertaken a review of the Company’s material compensation processes, policies and programs for all employees across the following categories: compensation mix; short-term and long-term incentive plan design; performance measures; clawback and recoupment policies; severance and change-in-control policies under the executive compensation programs; and oversight. Based on its review, the Committee has determined that those processes, policies and programs do not encourage unnecessary or excessive risk, manipulation of financial measures to impact personal financial rewards or behavior that focuses on short-term results at the expense of long-term value creation.
Consideration of Say-on-Pay Results – We value our stockholders’ continued interest and feedback. We are committed to maintaining an active dialogue to understand the priorities and concerns of our stockholders on the topic of executive compensation and corporate governance. We believe ongoing engagement and communication builds mutual trust and understanding. After reviewing the results of the say-on-pay advisory vote taken at the 2022 Annual Meeting, in which 98.81% of the votes were in favor of our executive compensation program, the Committee considered the feedback received from stockholders on the Company’s executive compensation as confirmation that the Committee should continue in its current approach to executive compensation.
Individual Compensation Components
Elements of Total Compensation Package
The primary components of the Secureworks compensation program for named executive officers consist of base salary, annual incentive bonuses, equity incentives that are both time-based and performance-based and limited benefits and perquisites. Secureworks aligns executive compensation practices with the competitive market and evaluates each executive officer individually, which includes considering such factors as individual level of responsibility as well as internal pay equity considerations.
Base Salary
We use base salary to attract and retain talented executive officers needed to manage the business. Base salaries for each named executive officer (other than the Chief Executive Officer) are determined annually by the Committee, and no increases are guaranteed. The base salaries of our named executive officers vary based on each named executive officer’s level of responsibility, performance, experience, retention considerations, historical compensation, industry practice among our peers and internal equity considerations.
Ms. Thomas’s base salary remained unchanged in Fiscal 2023 from the amount established at the commencement of her appointment to CEO effective June 3, 2021. Ms. Thomas’s base salary is subject to annual review by the Committee and approval by the Board of Directors.
Mr. Parrish’s salary increased in Fiscal 2023 to $463,500, effective on April 30, 2022. Mr. Hanna first served as a named executive officer in Fiscal 2023. His salary was established at an annual rate of $425,000 effective April 30, 2022. Mr. Parrish’s and Mr. Hanna’s base salaries are subject to annual review and approval by the Committee.
The table below summarizes the annual base salary rate of each named executive officer at the end of Fiscal 2023.
Name	Fiscal 2023 Salary ($)
Wendy K. Thomas	500,000
Paul M. Parrish	463,500
George B. Hanna	425,000
Annual Bonus Plan
In Fiscal 2023, each named executive officer was eligible to receive a payment under our Amended and Restated Incentive Bonus Plan, or IBP.
Amended and Restated Incentive Bonus Plan
The IBP provides a means for us to reward our named executive officers and other eligible employees for helping us meet or exceed our pre-defined performance goals, for delivering strong individual performance over the course of our fiscal year and for acting in a manner consistent with our mission and values.

The IBP is designed to align the pay of each executive officer with the Company’s short-term financial and strategic results, while also serving to attract, retain and motivate our executive officers. The IBP is administered by the Committee. Decisions regarding our Chief Executive Officer’s incentive bonus are made by the Board of Directors upon consideration of the Committee’s recommendations.
Annual bonuses are awarded to those eligible employees who are selected to participate during our fiscal year, so long as our corporate performance goals are achieved at a level sufficient to fund the bonus pool and the eligible employee’s individual performance goals are satisfied. Eligible employees received their applicable bonuses under the IBP for Fiscal 2023.
IBP Formula
The following formula illustrates how the IBP payout is calculated based on the eligible earnings of each participant, the target incentive opportunity as a percentage of eligible earnings and the corporate and individual performance modifiers.

The Committee considers the potential payout produced by the formula and such other factors as it deems appropriate, including significant business considerations and macroeconomic conditions, to ensure that the actual bonus payout appropriately accounts for those factors.
IBP Target Incentive Opportunity
The Committee establishes a target incentive opportunity annually for each named executive officer expressed as a percentage of eligible earnings for that fiscal year, which is the executive officer’s annual bonus. For Fiscal 2023, the target annual incentives for our named executive officers were as follows:
Name	Target annual incentive opportunity as a % of eligible earnings
Wendy K. Thomas	100%
Paul M. Parrish	60%
George B. Hanna	60%
IBP Corporate Performance Modifier
The Committee establishes corporate performance modifiers and target goals annually. For Fiscal 2023, the corporate performance measures were designed to drive growth and adoption of our Taegis platform. The Committee approved performance measures for Fiscal 2023 consisting of new Taegis Annual Contract Value, or ACV, and Taegis Annual Recurring Revenue, or ARR, as those terms are defined below.
The IBP was split into two six-month performance periods for the first half and second half of the year, with each performance period achievement weighted equally and subject to the same performance measures with the respective weightings described below. Payment at year-end was based on achievement with respect to each performance period.
For Fiscal 2023, “Taegis ACV” was defined as the annual contract value of Taegis sales to new customers and Taegis cross-sales and up-sells within our existing customer base. Cross-sales and up-sells include incremental ACV from migrating existing customers from our legacy Counter Threat Platform, or CTP, to our Taegis platform. Taegis ACV was weighted at 60% of the corporate performance modifier for both six-month performance periods. “Taegis ARR” was defined as the annual value of our Taegis subscription contracts as of a particular date and includes existing customers who migrate from CTP to the Taegis platform. For both six-month performance periods, Taegis ARR was weighted at 40% of the corporate performance modifier. The Committee sets the threshold and target amounts for each performance measure at levels which it expects to challenge the executive officers of Secureworks, and the Committee also retains discretion to adjust IBP measures as it determines appropriate.

For the first half of Fiscal 2023, Secureworks ended the period with $201.2 million in Taegis ARR, between the threshold and target amounts set by the Committee. For the second half of Fiscal 2023, Secureworks ended the period with $261.5 million in Taegis ARR, between the threshold and target amounts set by the Committee. Taegis ACV for the first half of Fiscal 2023 was between the threshold and target amounts for that performance period. For the second half of Fiscal 2023, the Company’s Taegis ACV was above the Target amount set by the Committee. We do not disclose the threshold, target or actual amounts for Taegis ACV, or the threshold or target amounts for Taegis ARR, because these amounts represent confidential financial information, the disclosure of which would result in competitive harm by, among other matters, providing our competitors with insight into sensitive aspects of our financial modeling, short-term and long-term forecasts and sales strategies.
As a result of the performance described above, and taking into account the relative weighting of Taegis ARR and Taegis ACV, the resulting corporate performance modifier for the named executive officers for Fiscal 2023 was 95.0%.
IBP Individual Performance Modifier
Given the potential for the executive officers to influence corporate performance, the Committee (or, with regard to our Chief Executive Officer, the Board of Directors) takes into account personal performance in determining executive officers’ bonus amounts, assigning each executive officer an individual modifier from 0% to 150% following the end of the preceding fiscal year.
In determining individual performance modifiers, the Committee and the Board considered such factors as achievement of financial targets for the business, cost management, strategic and transformational objectives relating to the executive officer’s business unit or function, and ethics and compliance. The Committee does not place specific weightings on any such objective, but it assigns each individual executive officer an individual performance modifier based on a holistic and subjective assessment of the officer’s performance, taking into account the recommendations of the Chief Executive Officer for those individuals reporting to her. The individual performance modifiers and the resulting bonus payment amounts for the named executive officers are as follows:
IBP Payouts for Fiscal 2023
Name	Target IBP ($)	Corporate Modifier (%)	Individual Modifier (%)	Bonus Payment ($)
Wendy K. Thomas	519,231	95.0	110	542,596
Paul M. Parrish	286,615	95.0	100	272,285
George B. Hanna	260,769	95.0	110	272,504
Fiscal 2023 consisted of 53 weeks. The extra pay period increased the eligible earnings to be applied to the IBP calculation for all employees, including executive officers.
Equity Incentives
Equity incentive opportunities are the most significant component of total target compensation for executive officers. The provision of equity incentive opportunities is consistent with our compensation philosophy and reflects our core compensation objectives by aligning compensation with stockholders’ interests, creating a culture of meritocracy and enhancing our ability to attract and retain executive talent.
For Fiscal 2023, our named executive officers and other senior vice presidents received a combination of time-based restricted stock units, or RSUs, and performance-based restricted stock units, or PSUs. The allocation of the annual grants for Fiscal 2023 consisted of 50% in the form of performance-based PSUs and 50% in the form of time-based RSUs. Ms. Thomas, Mr. Parrish and Mr. Hanna received their annual grants for Fiscal 2023 in March 2022.
Time-based RSUs and performance-based PSUs vest ratably over a three-year period. The number of PSUs that are earned, if any, is calculated in the year following the year in which they are awarded based on the levels of financial performance achieved during the first half of the performance period (weighted 50%) plus the levels of financial performance achieved during the second half of the performance period (weighted 50%). The financial measures for PSUs awarded in Fiscal 2023 correspond to the financial measures used for our IBP awards for Fiscal 2023. PSUs have a maximum vesting opportunity of up to 200% of the target number of shares. There is no guaranteed level of performance, so if performance is below threshold across each of the performance measures, the entire amount of PSUs could be forfeited. We believe our use of two half-year performance periods for financial performance measures effectively aligns our executives with the Company’s short-term and long-term financial goals and adjusts for factors outside of the Company’s control.
Based on the achievement of first and second half Fiscal 2023 financial performance goals relative to targets, the corporate modifier was 95.0%. A corresponding number of the PSUs awarded in Fiscal 2023 are eligible to vest ratably over a three-year period for Ms. Thomas, Mr. Parrish and Mr. Hanna. Accordingly, Ms. Thomas’s PSUs in the amount of 230,519 units vest in three equal installments on each of the first, second and third anniversaries of the grant date beginning on March 15, 2023. Mr. Parrish’s PSUs in the amount of 97,402 units vest in three equal installments on each of the first, second and third anniversaries of the grant date beginning on March 9, 2023. Mr. Hanna’s PSUs in the amount of 81,168 units vest in three equal installments on each of the first, second and third anniversaries of the grant date beginning on March 9, 2023.
Other Compensation Components
Benefits and Perquisites
Secureworks provides limited benefits and perquisites to its executive officers. While such benefits and perquisites are not a significant part of Secureworks’ executive officer compensation on a dollar value basis, the Committee and the Board believe that these elements of compensation are important to delivering a competitive package to attract and retain qualified executive officers. Benefits and perquisites include those described below.
•
Annual Physical – Secureworks pays for a comprehensive annual physical for each executive officer and the executive officer’s spouse or domestic partner and reimburses the executive officer’s related travel and lodging costs, each subject to an annual maximum payment of $5,000 per person.

•
Other – Executive officers participate in Secureworks’ other benefit plans on the same terms as other employees. These plans include medical, dental and life insurance benefits, and the Secureworks 401(k) Plan. For additional information, see “Compensation of Executive Officers – Other Benefit Plans.”

Other Compensation Matters
Stock Ownership Guidelines
The Board of Directors has not adopted stock ownership requirements for our directors or executive officers. The Board and the Committee believe that the design of Secureworks’ equity compensation strategy and structure for its executive officers, including named executive officers, sufficiently links the long-term interests of Company executive officers with that of its stockholders.
Policy on Hedging Transactions and Pledging of Securities
Secureworks maintains a securities trading policy that applies to our directors and employees, including our named executive officers and other officers, and prohibits certain activities relating to specified securities, as described below. The policy also generally applies to family members who reside with any director or employee, any other person who lives in the director or employee’s household, and any other family members whose transactions in securities are directed by, or subject to the influence or control of, the director or employee, as well as entities, such as a corporation, partnership or trust, controlled by the director or employee.
The activities prohibited by the policy include hedging and monetization transactions that would permit any such person to continue to own the securities without the full risks and rewards of ownership; transactions in put options, call options or other derivative securities on an exchange or in any other organized market; and the holding of the securities in a margin account or other pledging of the securities as collateral for a loan. The policy prohibits hedging and monetization transactions without considering how they are accomplished, whether through financial instruments such as prepaid variable forwards, equity swaps, collars or exchange funds or otherwise, including short sales, option positions and pledges arising from certain types of hedging transactions.
The foregoing provisions of the securities trading policy apply to transactions in all securities, including equity securities, issued by Secureworks that are held by any person covered by the policy. Equity securities subject to the policy include awards granted under equity compensation plans, as well as derivative securities that are not issued by Secureworks, such as exchange-traded put or call options or swaps relating to the Company’s securities.

The administrator of the policy has the discretion, on a case-by-case basis and in appropriate circumstances, to waive or modify the restrictions and prohibitions on the hedging and other transactions described above.
Recoupment Policy for Performance-Based Compensation
The Company has not adopted a recoupment policy for payments of bonuses and other cash or equity awards made to executive officers, including named executive officers, in connection with restated or amended financial results. Pursuant to a new rule adopted by the SEC in October 2022, we will update our compensation policies as necessary to comply with the requirements of the new mandatory recoupment rule issued by Nasdaq when it is finalized. Individual long-term incentive awards currently provide for recoupment in accordance with Company policy and/or applicable law.
Severance and Change-in-Control Arrangements Applicable to Named Executive Officers
SecureWorks Corp. Amended and Restated Severance Pay Plan for Executive Employees
Our Amended and Restated Severance Pay Plan for Executive Employees, or Severance Pay Plan, generally provides for severance benefits payable to our named executive officers and other eligible participants equal to twelve months of base salary, twelve months of subsidized COBRA coverage, six months of executive outplacement services and additional amounts equal to a portion of the value of certain outstanding short-term and long-term incentive awards. Benefits under the plan are available only in the case of a termination of employment pursuant to a workforce reduction and are offset by other severance payments.
Severance Agreement with Paul Parrish
As reported in February 2023, Mr. Parrish retired from his position as Chief Financial Officer of the Company on May 5, 2023. On March 21, 2023, we entered into a severance agreement and release with Mr. Parrish, which is described below under “Compensation of Executive Officers – Potential Payments Upon Termination of Employment or Change in Control – Separation Agreement with Mr. Parrish.”
Non-Solicitation and Non-Competition Agreements Applicable to Named Executive Officers
Each of our named executive officers has entered into a Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement, which we refer to below as the Agreement, with us.
Under the terms of the Agreement, each of the foregoing named executive officers will be entitled to severance pay equal to twelve months of his or her current base salary, payable in four substantially equal quarterly installments if the named executive officer is terminated without Cause (as defined in the Agreement), the named executive officer executes, and does not revoke within seven days of execution, a Severance Agreement and Release in a form acceptable to the Company and the named executive officer does not resign.
Under the Agreement, “Cause” means:
•	a violation of obligations regarding confidentiality or protection of sensitive, confidential or proprietary information, or trade secrets;
•	an act or omission resulting in the named executive officer being charged with a criminal offense which constitutes a felony or involves moral turpitude or dishonesty;
•	conduct which constitutes poor performance, gross neglect, insubordination, willful misconduct or a breach of the Company’s Code of Conduct or a fiduciary duty to the Company or its stockholders; or
•
the Company determined that the named executive officer violated state or federal law relating to the workplace environment, including, without limitation, laws relating to sexual harassment or age, sex, race or other prohibited discrimination.

Each of the named executive officers’ Agreements includes non-competition and non-solicitation obligations.
In addition, the Agreement obligates the executive to comply with specified non-competition and non-solicitation obligations for a period of twelve months following the termination of the executive’s employment. During this twelve-month period, the named executive officer may not work in a specified geographic region or for a Direct Competitor (as defined in the Agreement) with duties or services substantially similar to those the named executive officer performed for Secureworks during the prior twenty-four months.
Additionally, for a twelve-month period, the Company’s named executive officers may not solicit business from the Company’s customers for the purpose of providing competing products or services or attempt to solicit any of the Company’s employees, contractors or consultants, or any person employed or who contracted or consulted with Secureworks within the last twenty-four months, to end such person’s employment or relationship with the Company.
The Company believes that the terms of the Agreement, specifically the non-solicitation and non-competition provisions, are reasonable and necessary to protect Secureworks’ sensitive information, goodwill and legitimate business interests.
Change-in-Control Terms Applicable to Named Executive Officers
None of the named executive officers’ Agreements have a change-in-control severance provision. The Performance Stock Unit Agreements for Executives, or PSU Agreements, and Restricted Stock Unit Agreements for Executives, or RSU Agreements, each include a change-in-control provision. Under the PSU Agreements of named executive officers, the PSUs become earned based upon the greater of (1) deemed attainment of the performance goals at target or (2) actual attainment of the performance goals as of the change in control, and they become 100% vested as of the date of an involuntary termination (that occurs within twelve months of the change in control). The change-in-control provision applicable to the RSU Agreements of the Company’s named executive officers similarly provides that the RSUs vest upon an involuntary termination within twelve months following a change in control. An involuntary termination event under the PSU Agreements and RSU Agreements includes involuntary dismissal for reasons other than “Cause” and voluntary resignation for a “good reason” (as “Cause” and “good reason” are defined in the applicable RSU Agreement or PSU Agreement).
Under the PSU Agreements and RSU Agreements, “good reason” generally is defined as any of the following events if, in each case, not timely cured:
•
a material reduction in compensation (base salary, target annual compensation or long-term incentive compensation) or health or welfare benefits (unless such reduction is an across-the-board reduction for all employees of the same pay grade);

•	a demotion of more than one pay grade; and
•	a relocation of the named executive officer’s work location of more than 50 miles.
In addition to the above, we have agreed with Mr. Parrish that, for purposes of any employment or compensatory agreement with us (including the award agreements referred to above), the definition of “good reason” will be expanded to include a change in reporting to any person other than Chief Executive Officer.
For more information about potential payments to the Company’s named executive officers, see “Compensation of Executive Officers – Potential Payments Upon Termination of Employment or Change in Control.”

COMPENSATION OF EXECUTIVE OFFICERS
Fiscal 2023 Summary Compensation Table
The following table shows the total compensation paid for the fiscal years indicated by Secureworks to the following persons, each of whom was an executive officer of Secureworks in Fiscal 2023:
•	Wendy K. Thomas, who served as our principal executive officer
•	Paul M. Parrish, who served as our principal financial officer
•	George B. Hanna, who served as our Chief Legal & Administrative Officer
We refer to these executive officers as our named executive officers. Fiscal 2023 was Mr. Hanna’s first year of service as a named executive officer.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards(1) ($)	Non-equity incentive plan compensation(2) ($)	All other compensation ($)	Total ($)
Wendy K. Thomas President and Chief Executive Officer	2023	519,230	—	5,521,546	542,596	14,538	6,597,910
	2022	473,173(3)	—	9,538,959	337,345	9,963	10,359,440
	2021	381,592(4)	—	2,540,912	321,453	11,652	3,255,609
Paul M. Parrish Chief Financial Officer	2023	477,692	—	2,614,492	272,285	18,759	3,383,228
	2022	450,000	—	3,442,492	219,834	14,632	4,126,958
	2021	450,000	—	1,524,550	307,395	12,041	2,293,986
George B. Hanna Chief Legal & Administrative Officer	2023	434,615	—	2,178,734	272,504	15,352	2,901,205
	2022	__	__	__	__	__	__
	2021	__	__	__	__	__	__
(1)
Amounts reported for Fiscal 2023 represent restricted stock units granted on March 9, 2022 to Mr. Parrish and Mr. Hanna and on March 15, 2022 to Ms. Thomas. Amounts reported for Fiscal 2022 represent restricted stock units granted on March 9, 2021 and June 3, 2021 to Ms. Thomas and restricted stock units granted on March 9, 2021 and July 26, 2021 to Mr. Parrish. Amounts reported for Fiscal 2021 represent restricted stock units granted to Ms. Thomas and Mr. Parrish on April 16, 2020. The fair value for restricted stock units under the SecureWorks Corp. 2016 Long-Term Incentive Plan, or long-term incentive plan is generally based on the closing price of our Class A common stock as reported on Nasdaq, on the grant date. In accordance with FASB ASC Topic 718, the time-based restricted stock unit awards granted on March 9, 2021 and June 3, 2021 are valued as of June 21, 2021, the date stockholders approved a share increase amendment under the long term incentive plan.

(2)	Amounts reported represent awards earned under the SecureWorks Corp. Amended and Restated Incentive Bonus Plan.
(3)
Ms. Thomas’s appointment to Chief Executive Officer, effective September 3, 2021, was reported on June 3, 2021. Her salary increase was effective on June 3, 2021, and it was pro-rated through fiscal year end.

(4)	Ms. Thomas was appointed President of Customer Success effective June 27, 2020. Her salary increase was effective as of that date and was pro-rated through fiscal year end.
All Other Compensation Table
The following table summarizes the information included in the All Other Compensation column for Fiscal 2023 in the Fiscal 2023 Summary Compensation Table.
Name	401(k) plan matching contribution ($)	Benefit plans(1) ($)	Total ($)
Wendy K. Thomas	7,500	7,038	14,538
Paul M. Parrish	7,500	11,259	18,759
George B. Hanna	7,500	7,852	15,352
(1)	Represents fitness benefits available to all employees, Company-provided long-term disability benefits and costs related to executive physicals.

Grants of Plan-Based Awards in Fiscal 2023
The following table sets forth certain information about grants of plan-based awards that Secureworks made to the named executive officers in Fiscal 2023. For more information about the plans under which these awards were granted, see “Compensation Discussion and Analysis – Individual Compensation Components – Annual Bonus Plan – Amended and Restated Incentive Bonus Plan” and “– Equity Incentives.”
Name	Type of award(1)	Grant Date	Estimated future payouts under non-equity incentive plan awards(2)			Estimated future payouts under equity incentive plan awards(3)			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Wendy K. Thomas	IBP	—	—	519,230	—	—	—	—	—	—
	PSU(4)	3/15/2022	—	—	—	—	121,326	242,652	—	1,503,229
	RSU(5)	3/15/2022	—	—	—	—	—	—	242,652	3,006,458
	PSU(4)	9/20/2022	—	—	—	—	121,326	242,652	—	1,011,859
Paul M. Parrish	IBP	—	—	286,615	—	—	—	—	—	—
	PSU(4)	3/9/2022	—	—	—	—	51,265	102,530	—	728,988
	RSU(5)	3/9/2022	—	—	—	—	—	—	102,529	1,457,962
	PSU(4)	9/20/2022	—	—	—	—	51,264	102,528	—	427,542
George B. Hanna	IBP	—	—	260,769	—	—	—	—	—	—
	PSU(4)	3/9/2022	—	—	—	—	42,720	85,442	—	607,478
	RSU(5)	3/9/2022	—	—	—	—	—	—	85,441	1,214,971
	PSU(4)	9/20/2022	__	__	__	__	42,720	85,440	—	356,285
(1)	Of the awards shown in the table:
•	“IBP” refers to the SecureWorks Corp. Amended and Restated Incentive Bonus Plan.
•	“PSU” refers to Fiscal 2023 performance-based stock units eligible to vest based on achievement measured against financial performance goals for Fiscal 2023. See note 4 below.
•	“RSU” refers to time-based restricted stock units.
(2)
Each named executive officer participated in the IBP. Awards under this plan were funded at 95.0% based on the corporate modifier. An individual modifier was applied for Ms. Thomas, Mr. Parrish and Mr. Hanna.

(3)
The amounts shown in the Threshold, Target and Maximum columns reflect the minimum, target, and maximum number, respectively, of Fiscal 2023 performance-based stock units that are eligible to vest subject to the achievement of Fiscal 2023 performance goals. Plan participants must exceed the threshold goal in order to earn an award. The maximum number of shares is 200% of the target number of shares. If any of these units become eligible to vest, one-third of the restricted stock units would vest on the first anniversary of the grant date and the remaining two-thirds would vest in equal installments on the second and third anniversaries of the grant date. For more information about these performance-based stock units, see “Compensation Discussion and Analysis – Individual Compensation Components – Equity Incentives.”

(4)
The amounts shown represent the shares subject to restricted stock unit awards that may be eligible to vest upon achievement of the financial performance goals based on Taegis ACV and Annual Recurring Revenue for Fiscal 2023. For more information about these performance-based stock units, see “Compensation Discussion and Analysis – Individual Compensation Components – Equity Incentives.” The grant date fair value is based on the closing price of the Class A common stock as reported on Nasdaq of $14.22 for awards granted on March 9, 2022, $12.39 for awards granted on March 15, 2022, and $8.34 for awards granted on September 20, 2022.

(5)	Reflects award of time-based restricted stock units. The grant vests ratably over a three-year period beginning on the first anniversary of the grant date.

Outstanding Equity Awards at End of Fiscal 2023
The following table sets forth information with respect to our named executive officers’ outstanding equity awards as of the end of Fiscal 2023.
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)(1)
Wendy K. Thomas	56,818(2)	484,089	—	—
	20,452(3)	174,149	—	—
	78,462(4)	668,496	—	—
	55,552(5)	473,303	—	—
	85,035(6)	724,498	—	—
	60,204(7)	512,938	—	—
	473,171(8)	4,029,051	—	—
Paul M. Parrish	34,091(2)	290,455	—	—
	12,270(3)	104,540	—	—
	38,300(4)	326,316	—	—
	27,117(5)	231,036	—	—
	15,475(10)	131,847	—	—
	10,955(11)	93,336	—	—
	199,931(12)(13)	1,703,412	—	—
	57,738	491,639	—	—
George B. Hanna	45,454(2)	387,268	—	—
	16,362(3)	139,404	—	—
	48,149(4)	409,989	—	—
	45,020(5)	383,570	—	—
	15,475(10)	131,847	—	—
	14,469 (14)	123,275	—	—
	166,609(12)	1,419,508	—	—
(1)	Based on the closing price per share of Class A common stock of $8.52 on February 3, 2023, as reported on Nasdaq.
(2)	Reflects award of time-based restricted stock units granted on April 16, 2020. The final vesting of these shares occurred on April 16, 2023.
(3)	Reflects award of performance-based restricted stock units granted on April 16, 2020. The final vesting of these shares occurred on April 16, 2023.
(4)
Reflects award of time-based restricted stock units granted on March 9, 2021. One-half of these shares vested on March 9, 2023 and the remaining shares will vest on March 9, 2024, subject to continued service.

(5)
Reflects award of performance-based restricted stock units granted on March 9, 2021. Based on the certification of achievement of the applicable performance goals by the Committee in February 2022, 70.8% of the restricted stock units granted were earned. One-half of these shares vested on March 9, 2023 and the remaining shares will vest on March 9, 2024, subject to continued service.

(6)
Reflects award of time-based restricted stock units granted on June 3, 2021. One-half of these shares will vest on June 3, 2023 and the remaining shares will vest on June 3, 2024, subject to continued service.

(7)
Reflects award of performance-based restricted stock units granted on June 3, 2021. Based on the certification of achievement of the applicable performance goals by the Committee in February 2022, 70.8% of the restricted stock units granted were earned. One-half of these shares will vest on June 3, 2023 and the remaining shares will vest on June 3, 2024, subject to continued service.

(8)
Reflects award of time-based restricted stock units granted on March 15, 2022. One-third of the earned restricted stock units vested on March 15, 2023 and the remaining two-thirds will vest in equal installments on March 15, 2024 and March 15, 2025, subject to continued service.

(9)
Reflects award of performance-based restricted stock units granted on March 15, 2022. Based on the certification of achievement of the applicable performance goals by the Committee in February 2023, 95% of the restricted stock units granted were earned. One-third of the earned restricted stock units vested on March 15, 2023 and the remaining two-thirds will vest in equal installments on March 15, 2024 and March 15, 2025, subject to continued service.

(10)
Reflects award of time-based restricted stock units granted on July 26, 2021. One-half of these shares will vest on July 26, 2023 and the remaining shares will vest on July 26, 2024, subject to continued service.

(11)
Reflects award of performance-based restricted stock units granted on July 26, 2021. Based on the certification of achievement of the applicable performance goals by the Committee in February 2022, 70.8% of the restricted stock units granted were earned. One-half of these shares will vest on July 26, 2023 and the remaining shares will vest on July 26, 2024, subject to continued service.

(12)
Reflects award of time-based restricted stock units granted on March 9, 2022. One-third of the earned restricted stock units vested on March 9, 2023 and the remaining two-thirds will vest in equal installments on March 9, 2024 and March 9, 2025, subject to continued service.

(13)
Reflects award of performance-based restricted stock units granted on March 9, 2022. Based on the certification of achievement of the applicable performance goals by the Committee in February 2023, 95% of the restricted stock units granted were earned. One-third of the earned restricted stock units vested on March 9, 2023 and the remaining two-thirds will vest in equal installments on March 9, 2024 and March 9, 2025, subject to continued service.

(14)
Reflects award of performance-based restricted stock units granted on July 26, 2021. Based on the certification of achievement of the applicable performance goals by the Committee in February 2022, 93.5% of the restricted stock units granted were earned. One-half of these shares will vest on July 26, 2023 and the remaining shares will vest on July 26, 2024, subject to continued service.

Option Exercises and Stock Vested
The following table sets forth certain information about option exercises and vesting of restricted stock or restricted stock units during Fiscal 2023 for each of the named executive officers on an aggregate basis.
	Stock options		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Wendy K. Thomas	—	—	250,241	3,180,102
Paul M. Parrish	—	—	150,029	1,552,505
George B. Hanna	—	—	160,878	2,011,576
(1)
Represents the closing price of our Class A common stock, as reported on Nasdaq on the immediately preceding trading date, multiplied by the number of shares of stock vesting on the applicable vesting date.

Stock Incentive Plan
The SecureWorks Corp. 2016 Long-Term Incentive Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, unrestricted stock, dividend equivalent rights, other equity-based awards and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals.
The plan is administered by the Committee, except that decisions regarding awards to our Chief Executive Officer are made by the Board upon consideration of the recommendations of the Committee. See Proposal 4 for a description of the material terms of this plan.
Other Benefit Plans
Retirement Benefit Plan
Our employees, including our named executive officers, currently may participate in the Dell Inc. 401(k) Plan. Participants will receive matching contributions, in which they will vest immediately, equal to 100% of each participant’s voluntary contributions, up to a maximum of 6% of the participant’s eligible compensation, not to exceed $7,500 in a calendar year. Matching contributions reported in the Fiscal 2023 Summary Compensation Table are based on the fiscal year. Participants may invest their contributions and the matching contributions in a variety of investment vehicles.
Deferred Compensation Plan
Secureworks does not maintain a deferred compensation plan.
Potential Payments Upon Termination of Employment or Change in Control
Separation Agreement with Paul Parrish
As discussed above, and as reported in February 2023, Mr. Parrish retired from his position as Chief Financial Officer of the Company effective on May 5, 2023. On March 21, 2023, we entered into a severance agreement and release with Mr. Parrish that provides for benefits substantially equivalent to those that would be payable under the Severance Pay Plan in connection with a qualifying termination, including payment of twelve months of his salary, prorated payouts of his annual bonus and payment of his restricted stock units that otherwise would have vested within 90 days of his termination date.

Mr. Parrish is eligible to receive severance payments in the aggregate amount of $425,000 (payable in four installments following May 5, 2023), a prorated short-term incentive award payment equal to $158,937, and payment of the unvested portion of his restricted stock units that would have vested within 90 days of his termination date. The separation agreement also provides for approximately $13,884 to offset COBRA premiums.
Mr. Parrish’s retirement did not constitute a payment triggering event discussed in this section and, accordingly, Mr. Parrish will not receive the potential payments upon certain terminations as of February 3, 2023 described below.
Potential Payments Upon Termination or Change in Control
The following table sets forth the amount of compensation that would become payable to each named executive officer serving as an executive officer as of February 3, 2023 under existing plans and arrangements if one of the events described in the table had occurred on that date. Amounts are calculated based on the named executive officer’s compensation as of that date and, if applicable, based on the amount of outstanding equity-based awards held by the named executive officer as of that date and on the fair market value of the Class A common stock as of that date. These payments and benefits are in addition to benefits available before the occurrence of any termination of employment or change in control of Secureworks, including benefits available generally to our salaried employees. In addition, in connection with any actual termination of employment or change-in-control transaction, Secureworks may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as our Board of Directors or the Committee determines appropriate.
The actual amounts that would be paid upon the executive’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Because of the number of factors that affect the nature and amount of any benefits, any actual amounts paid or distributed may be higher or lower than those reported below. Factors that could affect these amounts include, among others, the timing during the fiscal year of any such event, the executive’s current base salary, the amount of equity-based awards held by the executive at such time and the fair market value of the Class A common stock. Further, as noted above, Mr. Parrish’s retirement from the Company after the end of Fiscal 2023 did not entitle him to receive any of the potential payments presented in the following tables.
The Secureworks form of confidentiality, non-solicitation and non-competition agreement provides for severance payments in specified circumstances and subject to execution of a severance agreement and release in addition to compliance with the agreement’s non-solicitation and non-competition provisions, as described under “Compensation Discussion and Analysis – Other Compensation Matters – Non-Solicitation and Non-Competition Agreements Applicable to Named Executive Officers.” Our Severance Pay Plan for Executive Employees provides for severance payments in connection with termination without cause pursuant to a workforce reduction, subject to execution of a separation agreement and release as described under “Compensation Discussion and Analysis – Other Compensation Matters – Severance and Change-in-Control Arrangements Applicable to Named Executive Officers – SecureWorks Corp. Amended and Restated Severance Pay Plan for Executive Employees.” The RSU award agreements under the SecureWorks Corp. 2016 Long-Term Incentive Plan entered into with the named executive officers provide for acceleration of vesting of equity awards in connection with an involuntary termination of employment within twelve months following a change in control, as described under “Compensation Discussion and Analysis – Other Compensation Matters – Change-in-Control Terms Applicable to Named Executive Officers.’’ No payments are due in the event of a voluntary termination without good reason, a termination for cause, death or disability, or in connection with the retirement of a named executive officer.

Wendy K. Thomas
	Involuntary termination without cause	Termination after change in control	Voluntary termination for good reason
Cash Severance	500,000(1)	500,000(1)	—
Pro-rata Bonus	375,000	375,000	—
Equity	1,752,311	6,832,350(2)	6,832,350(2)
Health Care Benefits	13,884	13,884	—
Disability Benefits	—	—	—
Other Perquisites(3)	—	—	—
Tax Gross-Up	—	—	—
Total	2,641,195	7,721,234	6,832,350
Paul M. Parrish
	Involuntary termination without cause	Termination after change in control	Voluntary termination for good reason
Cash Severance	463,500	463,500	—
Pro-rata Bonus	270,000	270,000	—
Equity	931,125	3,372,881	3,372,881
Health Care Benefits	13,884	13,884	—
Disability Benefits	—	—	—
Other Perquisites(3)	—	—	—
Tax Gross-Up	—	—	—
Total	1,678,509	4,120,265	3,372,881
George B. Hanna
	Involuntary termination without cause	Termination after change in control	Voluntary termination for good reason
Cash Severance	425,000	425,000	—
Pro-rata Bonus	255,000	255,000	—
Equity(2)	1,114,128	3,092,377(2)	3,092,377(2)
Health Care Benefits	13,884	13,884	—
Disability Benefits	—	—	—
Other Perquisites(3)	—	—	—
Tax Gross-Up	—	—	—
Total	1,808,009(6)	3,786,261(7)	3,092,377
(1)	Reflects payments under a confidentiality, non-solicitation and non-competition agreement with Ms. Thomas in the event of a termination of employment without cause.
(2)
Reflects the value of accelerated equity awards in the event of an involuntary termination of employment within 12 months following a change in control of Secureworks, based on the closing price of $8.52 per share of Class A common stock on February 3, 2023, as reported on Nasdaq.

(3)	Does not include the cost of outplacement services, which is dependent on an executive’s usage of those services.
(4)
Reflects payments under our Severance Pay Plan, assuming employment is terminated without cause pursuant to a workforce reduction. Payments under this plan include amounts equal to a portion of the value of certain outstanding short-term and long-term equity and non-equity incentive awards. In the event of termination of employment without cause that is not a qualifying termination under this plan, pursuant to his confidentiality, non-solicitation and non-competition agreement with us, Mr. Parrish would have been entitled to receive a severance amount equal to twelve months’ base salary ($463,500), subject to specified conditions.

(5)
Reflects payments under our Severance Pay Plan, assuming employment is terminated pursuant to a workforce reduction, after giving effect under the plan to the acceleration of equity awards in the event of an involuntary termination of employment within twelve months following a change in control of Secureworks. In the event of a termination of employment that is not a qualifying termination under the plan, pursuant to his confidentiality, non-solicitation and non-competition agreements with us, Mr. Parrish would have been entitled to receive a severance amount equal to twelve months’ base salary ($463,500), subject to specified conditions.

(6)
Reflects payments under our Severance Pay Plan, assuming employment is terminated without cause pursuant to a workforce reduction. Payments under this plan include amounts equal to a portion of the value of certain outstanding short-term and long-term equity and non-equity incentive awards. In the event of termination of employment without cause that is not a qualifying termination under this plan, pursuant to his confidentiality, non-solicitation and non-competition agreement with us, Mr. Hanna would receive a severance amount equal to twelve months’ base salary ($425,000), subject to specified conditions.

(7)
Reflects payments under our Severance Pay Plan, assuming employment is terminated pursuant to a workforce reduction, after giving effect under the plan to the acceleration of equity awards in the event of an involuntary termination of employment within twelve months following a change in control of Secureworks. In the event of a termination of employment that is not a qualifying termination under the plan, pursuant to his confidentiality, non-solicitation and non-competition agreements with us, Mr. Hanna would receive a severance amount equal to twelve months’ base salary ($425,000), subject to specified conditions.

Pay Ratio Disclosure
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, excluding our CEO. For Fiscal 2023, as determined under Item 402 of the SEC’s Regulation S-K, the annual total compensation for our CEO, Ms. Thomas, was $6,597,910, the annual total compensation for our median employee was $130,477, and the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for Fiscal 2023 was 50 to 1. In accordance with FASB ASC Topic 718, Ms. Thomas’ Fiscal 2023 compensation includes an award of time-based restricted stock units valued at $3,006,458 based on our stock price of $14.22 on the March 9, 2022 grant date as reported on Nasdaq.
We believe the ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Based on the Company’s belief that there had not been any changes to our workforce, our employee compensation arrangements, or the Fiscal 2022 median employee’s circumstances that would result in a significant change to the pay ratio, we used the same median employee used for our Fiscal 2022 pay ratio calculation to calculate our Fiscal 2023 pay ratio. In identifying our median employee, we calculated annual total target cash compensation of each employee as of December 31, 2021 for the twelve-month period that ended on January 28, 2022. In addition, we excluded countries with the lowest base salaries (within the 5% limit provided by the regulations). The countries excluded were Brazil, Costa Rica, Georgia, Hong Kong, India, Malaysia, Mexico and Morocco, collectively the “Excluded Countries.” The number of employees excluded in the Excluded Countries totaled 122, or approximately 4.7% of our entire employee population of 2,599 employees. Total target cash compensation for this purpose consisted of base salary, target annual bonus and commission incentive and was calculated using internal human resources records.
Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following disclosure regarding executive compensation for our principal executive officer, or PEO, and our non-PEO named executive officers and the Company’s performance for our three most recent fiscal years, referred to as the covered years. The Compensation Committee and the Board did not consider the pay versus performance disclosure below in making pay decisions for any of the years presented. See “Compensation Discussion and Analysis” for information about the pay decisions made with respect to NEO compensation for each of those years.
							Value of initial fixed $100 investment based on:
Fiscal year	Summary compensation table total for first PEO	Summary compensation table total for second PEO	Compensation actually paid to first PEO(7,8,9)	Compensation actually paid to second PEO(7,8,9)	Average summary compensation table total for non-PEO NEOs	Average compensation actually paid to non-PEO NEOs(7,8,9)	Total shareholder return ($)(4)	Peer group total shareholder return ($)(5)	Net income (loss) ($ in millions)	Taegis ARR ($ in millions)(6)
2023(1)	$6,597,910	N/A	$2,800,449	N/A	$3,142,217	$854,253	54.16	110.24	-114.5	261
2022(2)	$10,359,440	$8,823,750	$7,051,173	$6,981,849	$4,126,958	$2,804,394	89.45	124.92	-39.79	165
2021(3)	N/A	$7,048,587	N/A	$5,333,719	$2,774,798	$2,806,470	87.98	140.25	-21.9	55

(1)	For Fiscal 2023, Wendy K. Thomas served as the PEO and Paul M. Parrish and George B. Hanna served as the non-PEO NEOs. Ms. Thomas is referred to as the first PEO in the table.
(2)
For Fiscal 2022, Michael R. Cote, referred to as the second PEO in the table, served as the PEO through September 3, 2021 on which date he was succeeded as PEO by Ms. Thomas. Ms. Thomas served as a non-PEO NEO prior to that date, but Ms. Thomas’s compensation as PEO for Fiscal 2022 is the only compensation shown for her in the table for that fiscal year. Excluding Ms. Thomas’s service as a non-PEO NEO for a portion of Fiscal 2022, Mr. Parrish was the sole non-PEO NEO for Fiscal 2022.

(3)
For Fiscal 2021, Mr. Cote served as the PEO, and Ms. Thomas and Mr. Parrish served as the non-PEO NEOs. For more information regarding Mr. Cote’s compensation represented in this table, please refer to the Compensation Discussion and Analysis section in the Company’s proxy statement for Fiscal 2022.

(4)
The cumulative total shareholder return, or TSR, for the Company is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and at the beginning of the measurement period, by the Company’s share price at the beginning of the measurement period. Each of these percentage changes was applied to a deemed fixed investment of $100 at the beginning of the measurement period to produce the covered year-end values of such investment as of the end of Fiscal 2023, 2022 and 2021.

(5)
Peer group total shareholder return represents the total shareholder return of the PureFunds ISE Cyber Security ETF Index, a published industry index which we present in the stock performance graph required by Item 201(e) of Regulation S-K included in our annual report on Form 10-K for Fiscal 2023.

(6)
We determined Taegis annual recurring revenue, or ARR, to be the most important financial performance measure used to link compensation actually paid to our PEO and average compensation actually paid to our non-PEO NEOs to Company performance for Fiscal 2023. Taegis ARR represents recurring revenue derived from Taegis subscription contracts. Because the Company uses recurring revenue as the leading indicator of future annual revenue, recurring revenue includes operational backlog. Operational backlog is defined as the recurring revenue associated with pending contracts, which are contracts that have been sold but for which the service period has not yet commenced.

(7)	Grant date fair values of stock awards reported in the SCT are calculated based on the following:
•
for time-based RSUs, the closing price of the Class A common stock on the grant date as reported on Nasdaq (or on the trade date immediately preceding the grant date, if the grant date occurs on a non-trading day);

•	for performance-based RSUs, the closing price of the Class A common stock on the accounting grant date as reported on Nasdaq, assuming target performance; and
•	for stock options, a Black-Scholes valuation based on a grant date closing price of the Class A common stock as reported on Nasdaq.
(8)	At each fiscal year-end, adjustments to previous stock award fair values are calculated based on the following:
•	for time-based RSUs, the closing price of the Class A common stock on the last day of the fiscal year, as reported on Nasdaq;
•
for performance-based RSUs, the closing price of the Class A common stock on the last day of the fiscal year, as reported on Nasdaq and the related accrued performance modifier as of fiscal year-end; and

•	for stock options, a Black-Scholes valuation based on the grant date closing price of the Class A common stock as reported on Nasdaq.
(9)	Adjustments to stock awards for each vesting date are calculated based on the following:
•	for time-based RSUs, the closing price of the Class A common stock on the trade date immediately preceding the vesting date as reported on Nasdaq;
•
for performance-based RSUs, the closing price of the Class A common stock on the trade date immediately preceding the vesting date as reported on Nasdaq and the related realized performance modifier; and

•	for stock options, a Black-Scholes valuation based on the closing price of the Class A common stock on the trade date immediately preceding the vesting date as reported on Nasdaq.
Fiscal Year (see footnotes 1, 2, 3, 7, 8 and 9 to the table above for more information)	Fiscal 2023 for First PEO $	Fiscal 2022 for First PEO $	Fiscal 2022 for Second PEO $	Fiscal 2021 for Second PEO $
PEO
SCT total compensation ($)	6,597,910	10,359,440	8,823,750	7,048,587
Less: stock award values reported in SCT for the covered year ($)	(5,521,546)	(9,538,959)	(7,535,134)	(5,863,643)
Plus: fair value for stock awards granted in the covered year ($)	4,029,051	5,893,726	5,607,078	6,458,671
Change in fair value of outstanding unvested stock awards from prior years ($)	(1,980,480)	43,212	84,507	(892,154)
Change in fair value of stock awards from prior years that vested in the covered year ($)	(324,486)	293,754	1,648	(1,417,742)
Compensation actually paid ($)	2,800,449	7,051,173	6,981,849	5,333,719
Fiscal Year (see footnotes 1, 2, 3, 7, 8 and 9 to the table above for more information)	Average Fiscal 2023	Average Fiscal 2022	Average Fiscal 2021
Non-PEO NEOs
SCT total compensation ($)	3,142,217	4,126,958	2,774,798
Less: stock award values reported in SCT for the covered year ($)	(2,396,613)	(3,442,492)	(2,032,731)
Plus: fair value for stock awards granted in the covered year ($)	1,560,544	1,938,494	2,566,690
Change in fair value of outstanding unvested stock awards from prior years ($)	(1,057,880)	47,886	251,293
Change in fair value of stock awards from prior years that vested in the covered year ($)	(394,015)	133,548	(250,994)
Compensation actually paid ($)	854,253	2,804,394	2,806,470

Discussion of Information Presented in Pay Versus Performance Table
While the Company utilizes several performance measures to align executive compensation with Company performance, all of the Company’s measures are not presented in the pay versus performance table. Moreover, the Company seeks to incentivize long-term performance in alignment with the Company’s strategic transformation from a services organization to a business primarily focused on selling its subscription-based Taegis security software platform. Therefore, the Company’s performance measures do not specifically align with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year.
We provide information below about the relationship between the compensation actually paid to our PEO and average compensation actually paid to our non-PEO NEOs for the covered years as shown in the pay versus performance table above and:
•	our cumulative TSR;
•	our net loss; and
•	our Taegis ARR.
Compensation Actually Paid to our PEO and Pay Versus Performance Measures
The following chart shows the compensation actually paid to our PEO in relation to our TSR for each fiscal year presented, as well as our TSR compared to our peer group TSR for each such fiscal year.

The following chart shows the compensation actually paid to our PEO in relation to our GAAP net income and Taegis ARR for each fiscal year presented.

Average Compensation Actually Paid to our Non-PEO NEOs and Pay Versus Performance Measures
The following chart shows the average compensation actually paid to our PEO NEOs in relation to our TSR for each fiscal year presented, as well as our TSR compared to our peer group TSR for each such fiscal year.

Non-PEO NEO Average Compensation Actually Paid and Company TSR
Average CAP to Non-PEO NEOs
Company TSR
Peer Group TSR
Average Compensation Actually Paid ($)
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Value of $100 Investment
$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
$0.00
FY 2021
FY 2022
FY 2023

The following chart shows the average compensation actually paid to our non-PEO NEOs in relation to our GAAP net income and Taegis ARR for each fiscal year presented.

Most Important Financial Performance Measures
We set forth below the two financial performance measures that represent the most important measures used to link compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs (as calculated in accordance with Item 402(v) of Regulation S-K) to Company performance for Fiscal 2023. Pursuant to Item 402(v)(6)(ii), we are only disclosing two financial performance measures because these two measures were the only ones used by the Company to link compensation actually paid to our named executive officers to Company performance for Fiscal 2023.
Taegis Annual Recurring Revenue
Taegis Annual Contract Value
As discussed in our “Compensation Discussion and Analysis,” these measures were used to evaluate the performance of our NEOs under our incentive plans and to incentivize the NEOs to increase long-term value for our stockholders in line with the Company’s strategic business model shift to a business centered on the Company’s Taegis software security platform.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents, as of April 28, 2023, except as otherwise indicated below, information based on filings with the SEC and our records regarding the beneficial ownership of our common stock by:
•	each director and director nominee;
•	each executive officer named in the Fiscal 2023 Summary Compensation Table under “Compensation of Executive Officers”;
•	all of our executive officers and directors as a group; and
•	each person known by us to own beneficially more than 5% of the outstanding shares of either class of our common stock.
We are authorized under our certificate of incorporation to issue shares of the following classes of common stock:
•	2,500,000,000 shares of Class A common stock, of which 16,031,349 shares were issued and outstanding as of April 28, 2023; and
•	500,000,000 shares of Class B common stock, of which 70,000,000 shares were issued and outstanding as of April 28, 2023.
The Class A common stock is registered under the Exchange Act and listed on the Nasdaq Global Select Market.
The Class B common stock is not registered under the Exchange Act or listed on any securities exchange.
t regard to whether such right expires before the end of such 60-day period or continues thereafter. Under our certificate of incorporation, a holder of the Class B common stock has the right at any time to convert all or any shares of such Class B common stock into Class A common stock on a share-for-share basis. If two or more persons share voting power or investment power with respect to specific securities, then all such persons may be deemed to be beneficial owners of such securities.
The percentage of beneficial ownership as to any person as of April 28, 2023 (except as otherwise indicated below) is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after April 28, 2023, by the sum of the number of shares outstanding as of April 28, 2023 plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after April 28, 2023. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, Secureworks believes that the beneficial owners of the common stock listed below, based on information furnished by such beneficial owners, have sole voting and investment power with respect to the shares shown.
Name of Beneficial Owner	Number of Shares of Class A Beneficially Owned(1)	Percentage of Shares of Class A Beneficially Owned(1)	Number of Shares of Class B Beneficially Owned(1)	Percentage of Shares of Class B Beneficially Owned(1)	Percentage of Total Voting Power(1)
Principal Stockholders:
Michael S. Dell(2)	70,000,000	81.4%	70,000,000	100%	97.8%
Dell Technologies Inc.(3)	70,000,000	81.4%	70,000,000	100%	97.8%
Dell Marketing L.P.(3)	70,000,000	81.4%	70,000,000	100%	97.8%
Centerview Entities(4)	871,070	5.4%	—	—	*
Neil Gagnon(5)	2,052,467	12.8%	—	—	*
Royce & Associates, LP(6)	882,595	5.5%	—	—	*
The Vanguard Group(7)	1,090,096	6.8%	—	—	*
Michael R. Cote(8)	1,117,294	7.0%	—	—	*

Name of Beneficial Owner	Number of Shares of Class A Beneficially Owned(1)	Percentage of Shares of Class A Beneficially Owned(1)	Number of Shares of Class B Beneficially Owned(1)	Percentage of Shares of Class B Beneficially Owned(1)	Percentage of Total Voting Power(1)
Executive Officers and Directors:
Pamela Daley(9)	235,231	1.5%	—	—	*
Michael S. Dell(2)	70,000,000	81.4%	70,000,000	100%	97.8%
George B. Hanna	207,345	1.3%	—	—	*
Mark J. Hawkins(10)	190,588	1.2%	—	—	*
Paul M. Parrish	290,253	1.8%	—	—	*
Kyle Paster	—	—	—	—	—
Yagyensh (Buno) C. Pati(11)	149,095	*	—	—	*
Wendy K. Thomas(12)	546,005	3.4%	—	—	*
All executive officers and directors as a Group (9 persons)(13)	71,748,361	83.1%	70,000,000	100%	98.0%
*	Less than 1%.
(1)
Represents the percentage of Class A common stock and Class B common stock beneficially owned by each stockholder included in the table based on the number of shares of each such class outstanding as of April 28, 2023 and, except as stated below, without giving effect to the conversion of any shares of Class B common stock into shares of Class A common stock, as described in the introduction to this table.

(2)
Represents shares of Class B common stock held directly by Dell Marketing L.P. Mr. Dell is the Chairman of the Board and Chief Executive Officer of Dell Technologies and, as of April 28, 2023, was the beneficial owner of Dell Technologies common stock representing a majority of the total voting power of the outstanding shares of all outstanding classes of common stock of Dell Technologies. As a result of the foregoing, Mr. Dell may be deemed to be the beneficial owner of all of the shares of our common stock beneficially owned by Dell Technologies. Shares of Class A common stock shown as beneficially owned by Mr. Dell are issuable upon conversion of the same number of shares of Class B common stock deemed to be beneficially owned by Mr. Dell. Mr. Dell’s address is c/o Dell Technologies Inc., One Dell Way, Round Rock, Texas 78682.

(3)
Dell Marketing L.P. is the direct owner and holder of record of all of our outstanding Class B common stock. Dell Marketing L.P. is indirectly wholly owned by Dell Technologies through directly and indirectly held wholly-owned subsidiaries of Dell Technologies, consisting of Denali Intermediate Inc., Dell Inc., Dell International L.L.C. and Dell Marketing Corp. Dell Marketing Corp. directly owns all of the outstanding membership interests of each of Dell Marketing GP L.L.C. and Dell Marketing LP L.L.C. Dell Marketing GP L.L.C. is the sole general partner of, and owns a 1% general partnership interest in, Dell Marketing L.P. Dell Marketing LP L.L.C. is the sole limited partner of, and owns a 99% limited partnership interest in, Dell Marketing L.P. The shares of our common stock beneficially owned by Dell Technologies and directly owned and held of record by Dell Marketing L.P. may be deemed to be beneficially owned by each other direct or indirect wholly-owned subsidiary of Dell Technologies described above in addition to Dell Marketing L.P. Shares of Class A common stock shown as beneficially owned by Dell Technologies and Dell Marketing L.P. are issuable upon conversion of the same number of shares of Class B common stock beneficially owned by such stockholders. The address of each of the foregoing entities is One Dell Way, Round Rock, Texas 78682.

(4)
The information concerning the Centerview Entities is based on a Schedule 13G filed with the SEC on February 13, 2017, as updated to reflect information reported on a Form 4 filed with the SEC on October 18, 2021. The shares of Class A common stock shown as beneficially owned by the Centerview Entities are beneficially owned by Centerview Capital Technology Fund (Delaware), L.P., or CCTF, Centerview Capital Technology Fund-A (Delaware), L.P., or CCTFA, Centerview Capital Technology Employee Fund, L.P., or CCTE, and together with CCTF and CCTFA, referred to as the CCT Funds, Centerview Capital Technology Fund GP (Delaware), L.P., or CCTF GP, and Centerview Capital Technology Ltd., or CCT (referred to collectively as the Centerview Entities). The Centerview Entities are investment funds associated with Centerview Capital Technology, a private investment firm of which Mr. Pati serves as a partner. Based on information provided in its Form 4 filing, CCTF reports that, as of September 24, 2021, it had shared voting power and shared dispositive power over 608,615 shares of Class A common stock. CCTFA reports that, as of September 24, 2021, it had shared voting power and shared dispositive power over 218,902 shares of Class A common stock. CCTE reports that, as of September 24, 2021, it had shared voting power and shared dispositive power over 43,553 shares of Class A common stock. Each of CCTF GP and CCT reports that, as of September 24, 2021, it had shared voting power and shared dispositive power over 871,070 shares of Class A common stock. The Centerview Entities report that CCTF GP, in its capacity as the general partner of the CCT Funds, has the ability to direct the decisions regarding the voting or disposition of securities directly held by the CCT Funds. Therefore, CCTF GP may be deemed to share voting and investment power with respect to the shares of Class A common stock held by the CCT Funds. The Centerview Entities further report that CCT, in its capacity as the general partner of CCTF GP, has the power to direct the decisions of CCTF GP regarding the voting or disposition of securities directly held by the CCT Funds. Therefore, CCT may be deemed to share voting and investment power with respect to the shares of Class A common stock held by the CCT Funds. The address of each of the Centerview Entities is 600 Ramona Street, 2nd Floor, Palo Alto, California 94301.

(5)
The beneficial ownership information concerning Neil Gagnon and related entities is based on a Schedule 13G/A filed with the SEC on February 6, 2023. Mr. Gagnon reports that, as of December 31, 2022, of the shares of Class A common stock shown as beneficially owned, he had sole voting power over 221,098 shares, shared voting power over 1,797,099 shares, sole dispositive power over 221,098 shares and shared dispositive power over 1,831,369 shares. Mr. Gagnon reports that he is the managing member and principal owner of Gagnon Securities LLC, or Gagnon Securities, which is registered with the SEC as an investment adviser and a registered broker-dealer, in its role as investment manager to customer accounts, foundations, partnerships and trusts (collectively referred to as the accounts), to which it furnishes investment advice. Mr. Gagnon reports that he and Gagnon Securities may be deemed to share voting power with respect to 1,088,298 shares of Class A common stock held in the accounts and dispositive power with respect to 1,113,458 shares of Class A common stock held in the accounts. Gagnon Securities and Mr. Gagnon disclaim beneficial ownership of all securities held in the accounts. Mr. Gagnon also reports that he is the Chief Executive Officer of Gagnon Advisors, LLC, or Gagnon Advisors, which is registered with the SEC as an investment adviser. Mr. Gagnon reports that he and Gagnon Advisors, in its role as investment manager to Gagnon Investment Associates, LLC, or GIA, which is a private investment fund, may be deemed to share voting and dispositive power with respect to the 590,730 shares of Class A common stock held by GIA. Gagnon Advisors and Mr. Gagnon disclaim beneficial ownership of all securities held by GIA. The address of Mr. Gagnon is 1370 Avenue of the Americas, 24th Floor, New York, New York 10019.
(6)
The beneficial ownership information concerning Royce & Associates, LP, or Royce & Associates, is based on a Schedule 13G/A filed with the SEC on January 24, 2023. Royce & Associates reports that, as of December 31, 2022, it had sole voting power and sole dispositive power over all of the 882,595 shares of Class A common stock shown as beneficially owned. Royce & Associates reports that the shares shown as beneficially owned by it are beneficially owned by one or more registered investment companies or other managed accounts that are investment management clients of Royce & Associates, which is an indirect majority-owned subsidiary of Franklin Resources, Inc. Royce & Associates disclaims beneficial ownership of all of the securities reported in the Schedule 13G/A. The address of Royce & Associates is 745 Fifth Avenue, New York, New York 10151.

(7)
The beneficial ownership information concerning The Vanguard Group is based on a Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group reports that, as of December 30, 2022, of the shares of Class A common stock shown as beneficially owned, it had shared voting power over 4,979 shares, sole dispositive power over 1,080,417 shares and shared dispositive power over 9,679 shares. The Vanguard Group reports that it is the parent holding company of subsidiaries identified in the Schedule 13G/A that hold shares of the Class A common stock reported in the Schedule 13G/A. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)
The beneficial ownership information concerning Michael R. Cote is based on a Schedule 13D/A filed with the SEC on June 15, 2021, as supplemented by Form 4 reports filed with the SEC after Mr. Cote retired from his position as our Chief Executive Officer in September 2021 and information maintained by the Company relating to restricted stock that was forfeited when Mr. Cote’s consultancy with the Company ended in October 2022.

(9)
The shares of Class A common stock shown as beneficially owned by Ms. Daley include 48,143 shares of Class A common stock that Ms. Daley may acquire upon the exercise of vested stock options and 17,683 shares of Class A common stock issuable pursuant to RSUs vesting as of or within 60 days after April 28, 2023. Ms. Daley shares with her spouse voting power and investment power over the shares of Class A common stock shown as beneficially owned by Ms. Daley.

(10)
The shares of Class A common stock shown as beneficially owned by Mr. Hawkins include 48,143 shares of Class A common stock that Mr. Hawkins may acquire upon the exercise of vested stock options and 17,683 shares of Class A common stock issuable pursuant to RSUs vesting as of or within 60 days after April 28, 2023.

(11)
The shares of Class A common stock shown as beneficially owned by Mr. Pati include 49,916 shares of Class A common stock that Mr. Pati may acquire upon the exercise of vested stock options and 17,683 shares of Class A common stock issuable pursuant to RSUs vesting as of or within 60 days after April 28, 2023.

(12)
The shares of Class A common stock shown as beneficially owned by Ms. Thomas include 72,620 shares of Class A common stock issuable pursuant to RSUs vesting as of or within 60 days after April 28, 2023.

(13)
The shares shown as beneficially owned by all executive officers and directors as a group include 146,202 shares of Class A common stock that executive officers and directors may acquire upon the exercise of vested stock options, 97,566 shares of Class A common stock issuable pursuant to RSUs vesting as of or within 60 days after April 28, 2023 and all of the shares of our outstanding common stock beneficially owned by Mr. Dell. Excluding the shares of our common stock beneficially owned by Mr. Dell, the percentage of shares of Class A common stock beneficially owned by all executive officers and directors as a group is 10.7%, and the percentage of the combined voting power of both classes of our outstanding common stock represented by the shares of Class A common stock beneficially owned by all executive officers and directors as a group is less than 1.0%.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, specified officers and persons who beneficially own more than 10% of a registered class of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. Except as stated below, based solely on a review of Section 16(a) reports filed electronically with the SEC during or with respect to Fiscal 2023, or written representations that no other reports were required, the Company believes that the Company’s Section 16(a) reporting persons complied with all applicable filing requirement during Fiscal 2023. Michael R. Cote, who was the beneficial owner of more than 10% of the outstanding shares of our Class A common stock during part of Fiscal 2023, filed late two reports, each related to a single transaction. In addition, Wendy K. Thomas and Paul M. Parrish, who are executive officers, each filed late one Form 4 that reported the acquisition of two performance-based restricted stock unit awards.

TRANSACTIONS WITH RELATED PERSONS
For purposes of the following discussion, except as stated otherwise or unless the context indicates otherwise, “Dell Technologies” means Dell Technologies and its subsidiaries (excluding Secureworks and its subsidiaries), “Dell Inc.” means Dell Inc. and its subsidiaries (excluding Secureworks and its subsidiaries) and “Secureworks,” “we” or “us” mean Secureworks and its subsidiaries.
Policies and Procedures With Respect to Transactions with Related Persons
The Nominating and Governance Committee, in accordance with its charter and with a written policy adopted by the Board of Directors, is charged with the responsibility to review and approve or ratify any related person transactions. Under our policy, a related person transaction is any transaction, arrangement or relationship (1) in an amount exceeding $120,000 in which Secureworks or any of its subsidiaries is a participant and in which a related person has a direct or indirect material interest within the meaning of Item 404 of the SEC’s Regulation S-K and (2) that would be required to be disclosed by Secureworks in its SEC filings in accordance with Item 404. For purposes of the policy, a “related person” is a director (including a director nominee) or executive officer of Secureworks, a person known by us to be the beneficial owner of more than 5% of either class of our voting securities at the time of the occurrence or existence of the transaction, or an immediate family member (as defined in Item 404) of any of the foregoing persons.
In determining whether to approve or ratify a related person transaction, the Nominating and Governance Committee is required to consider, among other matters, the following factors:
•	whether the terms are fair to Secureworks or its subsidiary and on the same basis that would apply if the transaction did not involve a related person;
•	whether there are business reasons for Secureworks or its subsidiary to enter into the transaction;
•
whether a transaction in which a director has a direct or indirect material interest would impair the independence of a non-employee director (including, if applicable, with respect to the director’s capacity as a member of the Audit Committee or the Compensation Committee); and

•	whether the transaction would present an improper conflict of interest for any director or executive officer.
In addition, the policy provides that the Nominating and Governance Committee may not approve or ratify a related person transaction unless the Committee has determined that the transaction is in, or is not inconsistent with, the best interests of Secureworks and its stockholders.
Related persons referred to in the following description of certain transactions include Dell Technologies, Dell Inc. and Michael S. Dell on the basis of their beneficial ownership of more than 5% of a class of our outstanding common stock, and entities in which such persons have an interest. Mr. Dell also serves as the Chairman of our Board of Directors and as the Chairman of the Board and Chief Executive Officer of Dell Technologies. See “Security Ownership of Certain Beneficial Owners and Management” for information about the beneficial ownership of our outstanding common stock as of April 28, 2023 by each of these persons.
Most of the agreements and arrangements described below under “– Transactions with Dell Technologies and Subsidiaries” were entered into before April 22, 2016, which was the date on which our Class A common stock was listed on the Nasdaq Global Select Market and the Nominating and Governance Committee composed solely of independent directors was constituted, and before the written policy summarized above became effective. Continuing transactions that were initiated before April 22, 2016 are subject to periodic review by the Nominating and Governance Committee under that policy.

Transactions With Dell Technologies and Subsidiaries
In connection with our initial public offering, effective as of August 1, 2015, we entered into certain agreements with Dell Inc., wholly-owned subsidiaries of Dell Inc., and Dell Technologies for the purpose of formalizing our existing and future relationships with these companies after the offering. The terms of these agreements were primarily determined by Dell Inc. and Dell Technologies, and therefore may not be representative of the terms we could obtain on a stand-alone basis or in negotiations with an unaffiliated third party. These agreements include:
•	a shared services agreement;
•	commercial agreements;
•	agreements related to real estate matters;
•	intellectual property agreements;
•	a tax matters agreement; and
•	a revolving credit facility.
Shared Services Agreement – We have entered into a shared services agreement with Dell Inc. under which Dell Inc. provides us with finance, tax, human resources, legal, insurance, IT and facilities-related services. In addition, we provide various facilities-related services to Dell Inc. employees working out of our leased facilities. The payments we have made and expect to make pursuant to the shared services agreement are not necessarily indicative of, and it is not practical for us to estimate, the level of expenses we might incur in procuring these services from alternative or third-party sources on an arm’s-length basis.
For the services rendered, we pay fees to Dell Inc. in amounts specified in the shared services agreement. The fees vary with the type of service provided and generally are calculated according to one of the following methodologies:
•	estimated cost to Dell Inc. per annum of providing the service;
•	amount of fees and expenses paid by Dell Inc. for services that Dell Inc. has contracted to be provided by third parties; or
•	amount to be determined at the time services are provided on a project-by-project basis.
The total amount of fees we paid for services provided under the shared services agreement was $3.8 million for Fiscal 2023.
Commercial Agreements – We have entered into the following agreements with respect to existing, ongoing and future commercial arrangements either with Dell Inc. or with clients with which we have contracted to provide solutions through Dell Inc.
Master Services Agreement – Since the date of our acquisition by Dell Inc. in 2011, we have provided information security solutions from time to time either directly to Dell Inc. or to a Dell Inc. subsidiary, or on Dell Inc.’s behalf to third-party clients with which Dell Inc. has entered into commercial agreements. We have entered into a master services agreement with a subsidiary of Dell Inc. that formalizes the process and terms under which Dell Inc. purchases information security solutions from us, together with related hardware. The master services agreement governs our provision of these solutions directly to Dell Inc. and Dell Inc.’s subsidiaries as a client, as well as any new engagements in which we provide complex, bundled services and related hardware to third parties on Dell Inc.’s behalf. The type of managed security solutions to be provided to Dell Inc. is specified in the applicable service order executed or submitted by Dell Inc. under the master services agreement from time to time, and is priced at a discount to list price. The amount and pricing for any consulting solutions to be provided under the agreement is set forth in the applicable statement of work.
The term of the master services agreement will continue until all service orders or statements of work have expired or been terminated. Either party may terminate the master services agreement or any service order or statement of work in the event of a material breach by the other party that is not cured within 30 days’ written notice thereof.

Under the master services agreement, we charge for our solutions at a rate that is intended to approximate arm’s-length pricing. Revenues generated by us from the sale of solutions under the master services agreement totaled approximately $4.6 million for Fiscal 2023.
Amended and Restated Master Commercial Customer Agreement – We procure certain hardware, software and services from Dell Inc. from time to time. We have entered into an amended and restated master commercial customer agreement effective August 1, 2015, with a subsidiary of Dell Inc. (for itself, Dell Inc., and all of Dell Inc.’s wholly-owned subsidiaries, other than specified subsidiaries), that formalizes the process and terms on which we purchase hardware, software and services. The type and amount of any hardware, software or services that we purchase is specified in the applicable service schedule or purchase order executed or submitted by us under the master commercial customer agreement from time to time, and is priced either at a discount to list price or at a margin above the Dell Inc. subsidiary’s cost as specified in the agreement. The pricing terms are generally consistent with the pricing terms Dell Inc. offers to select corporate customers.
During Fiscal 2023, we paid Dell Inc. and subsidiaries of Dell Inc. a total of $4.6 million for purchases of annual maintenance services, software licenses and other hardware systems for internal use.
Amended and Restated Reseller Agreement; Software Licensing Agreement – We presently distribute our solutions through a network of Dell Inc. legal entities in certain of the non-U.S. markets in which we compete. We have established our own wholly-owned subsidiaries in some of our key non-U.S. markets, and will continue to do so. With respect to all other non-U.S. markets, however, we have entered into an amended and restated reseller agreement with Dell Inc. under which the Dell Inc. legal entities located in the applicable jurisdictions will continue to distribute our solutions. We also use the reseller agreement to distribute our solutions to public and/or educational institutions located within the United States. In connection with our sale of solutions and hardware to Dell Inc. for resale by Dell Inc. subsidiaries to their end-user clients, we will invoice Dell Inc. an amount equal to Dell Inc.’s reseller-related revenues less a discount. We act as the primary point of contact for clients obtained through the reseller agreement with respect to questions regarding any installation services performed by us, as well as with respect to ongoing maintenance and support for the solutions.
We have entered into a letter agreement with Dell Inc. that applies to existing agreements between us and Dell Inc. under which either we provide information security solutions and related hardware to a third-party client on Dell Inc.’s behalf or Dell Inc. acts as a reseller of our solutions. The letter agreement provides that we will continue to provide our solutions and related hardware, and Dell Inc. will continue to act as reseller, in accordance with the terms and conditions of our existing agreements with Dell Inc. The pricing terms of existing information security solutions agreements have been revised to reflect the discount to list price specified in the master services agreement. In addition, we have entered into several amendments to the reseller agreement with Dell Inc. for purposes of, among other matters, (1) clarifying the parties’ understandings with respect to Dell Inc.’s resales of specified products and services of each of Secureworks and CrowdStrike, Inc., an unaffiliated vendor, (2) clarifying the parties’ understandings with respect to resales to end user clients that are public and/or educational institutions in the United States and (3) providing for the marketing and sale by Dell Inc. of our cloud-enabled security services to clients and distributors of Dell Inc.
We also entered into a software licensing agreement with Dell as of April 26, 2021, which permits Dell to act as a managed security service provider using Secureworks’ Taegis platform.
Revenue generated by us under the amended and restated reseller agreement and under the software licensing agreement totaled $65.0 million for Fiscal 2023, with approximately $2.4 million of that amount attributable to transactions under the software licensing agreement.
Agreements Related to Real Estate Matters – To comply with regulatory requirements in India, we have entered into a separate lease with Dell Technologies that governs the terms under which we may use the space we share, and will continue to share, with Dell Technologies in a property in that jurisdiction. Payments to Dell Technologies under the lease totaled $37,715 for Fiscal 2023.
Dell Inc. has entered into a guaranty in favor of the landlord under the office lease for our headquarters in Atlanta, Georgia, in which it has agreed to guarantee unconditionally the full and prompt payment and performance of our obligations to the landlord under the lease and any related documents or instruments.

Intellectual Property Agreements – We have entered into an intellectual property contribution agreement with Dell Inc. and specified subsidiaries of Dell Inc. in which Dell Inc., as of August 1, 2015, assigned us all right, title and interest in certain patents, trademarks, copyrights and domain names that we use in our business that were owned by Dell Inc. entities.
Under a trademark license agreement, Dell Inc. has granted us a non-exclusive, royalty-free worldwide license to use the trademark “DELL,” solely in the form of “SECUREWORKS - A DELL COMPANY,” in connection with our business and products, services and advertising and marketing materials related to our business. Under the agreement, our use of the “DELL” trademark in connection with any product, service or otherwise is subject to Dell Inc.’s prior review and written approval, which may be revoked at any time. We must immediately cease use of the licensed trademark generally or in connection with any product, service or material upon Dell Inc.’s written request. The agreement is terminable at will by either party, and we must cease all use of the “DELL” trademark upon any such termination.
Tax Matters Agreement – We have entered into a tax matters agreement with Dell Technologies with an effective date of August 1, 2015. The tax matters agreement governs the respective rights, responsibilities and obligations of Dell Technologies and us with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, non-income taxes and related tax returns.
In general, under the tax matters agreement:
•
Dell Technologies generally is responsible for any U.S. federal income taxes of the Dell Technologies affiliated group for U.S. federal income tax purposes, of which Dell Technologies is the common parent. For tax periods, or portions thereof, beginning after the effective date of the tax matters agreement in which we or one of our subsidiaries are included in such a group, we are responsible for our portion of such income tax liability (with certain technical adjustments) as if we and our subsidiaries had filed a separate tax return that included only us and our subsidiaries for that period.

•
Dell Technologies generally is responsible for any U.S. state or local income taxes reportable on a consolidated, combined or unitary return that includes Dell Technologies entities other than us or our subsidiaries, on the one hand, and us or one of our subsidiaries, on the other hand. For tax periods, or portions thereof, beginning after the effective date of the tax matters agreement in which we or one of our subsidiaries are included in such a group, we are responsible for our portion of such income tax liability (with certain technical adjustments) as if we and our subsidiaries had filed a separate tax return that included only us and our subsidiaries for that period.

•
Dell Technologies is responsible for any U.S. state or local income taxes reportable on returns that include only Dell Technologies entities other than us or our subsidiaries, and we are responsible for any U.S. state or local income taxes filed on returns that include only us and our subsidiaries.

•	Dell Technologies is responsible for any non-U.S. income taxes of Dell Technologies entities other than us, and we are responsible for any non-U.S. income taxes of us and our subsidiaries.
•	We and Dell Technologies each are responsible for any non-income taxes attributable to our respective businesses for all periods, with specified exceptions.
•	Dell Technologies will reimburse us for any amounts by which our tax assets reduce the amount of tax liability owed by the Dell group on an unconsolidated basis.
Without the prior written consent of Dell Technologies, we may not issue any capital stock, issue any instrument that is convertible, exercisable or exchangeable into any of our capital stock or which may be deemed to be equity for tax purposes, or take any other action that would be reasonably expected to cause Dell Technologies to beneficially own capital stock in us that, on a fully diluted basis, does not constitute “control” within the meaning of Section 368(c) of the Internal Revenue Code or cause a deconsolidation of us with respect to the Dell Technologies consolidated group.
We are required to indemnify Dell Technologies for any breach by us of the tax matters agreement (including any breach of our obligation not to cause Dell Technologies to lose “control” within the meaning of Section 368(c) of the Internal Revenue Code or cause a deconsolidation). Dell Technologies is required to indemnify us for any breach by Dell Technologies of the tax matters agreement.

Pursuant to the tax matters agreement, during Fiscal 2023, we received approximately $8.2 million from Dell Technologies relating to the Fiscal 2022 U.S. federal tax returns, which were made on a consolidated basis with Dell Technologies.
Other Commercial Transactions – We are participants in, or otherwise receive benefits under, a number of transactions and arrangements with Dell Inc. and EMC Corporation, or EMC, a wholly-owned subsidiary of Dell Technologies that provides enterprise software and storage. We purchase computer equipment for internal use from Dell Inc. and EMC at a rate that is intended to approximate arm’s-length pricing. Our purchases of computer equipment from Dell Inc. and EMC totaled $0.9 million for Fiscal 2023.
Revolving Credit Facility – On November 2, 2015, SecureWorks, Inc., a wholly-owned subsidiary of SecureWorks Corp., entered into a revolving credit agreement with a wholly-owned subsidiary of Dell Inc. under which we obtained a $30 million senior, unsecured revolving credit facility. This facility was initially available for a one-year term beginning on April 21, 2016 and was extended on the same terms for additional one-year terms. During Fiscal 2024, the facility was amended and restated to extend the maturity date from March 23, 2023 to March 23, 2024 and to increase the annual rate at which interest accrues to the applicable benchmark rate plus 1.15%.
Under the facility, up to $30 million principal amount of borrowings may be outstanding at any time. Amounts under the facility may be borrowed, repaid and reborrowed from time to time during the term of the facility. The proceeds from loans made under the facility may be used for general corporate purposes. The credit agreement contains customary representations, warranties, covenants and events of default. The unused portion of the facility is subject to a commitment fee of 0.35%, which is due upon expiration of the facility.
The maximum amount of borrowings may be increased by up to an additional $30 million by mutual agreement of the lender and borrower. The borrower will be required to repay, in full, all of the loans outstanding, including all accrued interest, and the facility will terminate upon a change of control of SecureWorks Corp. or following a transaction in which SecureWorks, Inc. ceases to be a direct or indirect wholly-owned subsidiary of SecureWorks Corp. The facility is not guaranteed by SecureWorks Corp. or its subsidiaries.
We did not borrow any amounts or make any payments under the facility during Fiscal 2023.
Other Transactions With Other Affiliates of Michael S. Dell
We sell solutions to VMware, Inc., or VMware, which provides cloud and virtualization software and services. On November 1, 2021, Dell Technologies completed the spin-off of all shares of common stock of VMware that were beneficially owned by Dell Technologies, EMC and other Dell Technologies subsidiaries by means of a special stock dividend of the VMware shares to Dell Technologies stockholders. As a result of the spin-off, the business of VMware was separated from the businesses of Dell Technologies. Immediately after the completion of the spin-off, Mr. Dell reported that he beneficially owned approximately 36.9% of the issued and outstanding shares of Class A common stock of VMware, which was the sole class of VMware common stock outstanding after the spin-off. For Fiscal 2023, we recognized revenue of $0.6 million related to solutions provided to VMware. In addition, during Fiscal 2023, we paid VMware and VMware’s subsidiaries a total of $270,032 for purchases of software licenses, software maintenance services and for other hardware systems for internal use.
In Fiscal 2023, certain entities affiliated with Mr. Dell purchased services from us in the ordinary course of our business. Of these entities, MSD Capital, L.P. and entities affiliated with MSD Capital, L.P. paid us, in aggregate, $0.3 million for services during Fiscal 2023.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board of Directors in its oversight of the financial reporting process of SecureWorks Corp. (the “Company”). The Audit Committee’s responsibilities are more fully described in its charter, which is accessible on the Company’s website at investors.secureworks.com in the Governance section under Documents & Charters.
Management has the primary responsibility for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion thereon.
The Audit Committee reports that it has:
•	reviewed and discussed with the Company’s management the audited consolidated financial statements for the fiscal year ended February 3, 2023;
•	discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•
received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from the Company; and

•
based on the review and discussions referred to herein, recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2023, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Yagyensh (Buno) C. Pati, Chair
Mark J. Hawkins
Pamela Daley

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following summary briefly answers some questions you may have about the 2023 Annual Meeting of Stockholders. This summary may not address all questions that could be important to you as a Secureworks stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.
Q:	Why am I receiving these materials?
A:
You are receiving these proxy materials in connection with the solicitation of proxies for our Class A common stock on behalf of our Board of Directors for use at the 2023 Annual Meeting of Stockholders, which will take place on Tuesday, June 27, 2023, at 11:00 a.m., Eastern Time. As a stockholder as of the close of business on April 28, 2023, which is the record date fixed by the Board of Directors, you are invited to attend the online annual meeting and are entitled and urged to vote your shares on the proposals described in this proxy statement on which you are entitled to vote.

Q:	What information is contained in these materials?
A:	These materials include:
•	our notice of the annual meeting of stockholders;
•	our proxy statement for the annual meeting; and
•	our annual report on Form 10-K for Fiscal 2023, which includes our audited consolidated financial statements and is our annual report to stockholders for the fiscal year.
If you received a paper copy of these materials by mail, these materials also should have included a proxy card for your shares of Class A common stock or a voting instruction form.
Q:	Why might I have received a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A:
As permitted by SEC rules, we are furnishing proxy materials to many of our stockholders via the internet, rather than mailing printed copies of those materials to each stockholder. The Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, provides instructions on how to access the proxy materials online, how to submit your proxy or voting instructions via the internet, by telephone or by mail, how to attend the annual meeting and access the complete list of stockholders entitled to vote at the meeting during the meeting, and how to vote online at the meeting.

If you received a Notice by mail, you will not receive a paper or e-mail copy of the proxy materials unless you request one. To request a paper or e-mail copy of the proxy materials free of charge, you should follow the instructions included in the Notice.
Q:	Why did some stockholders not receive a Notice in the mail?
A:	Some Secureworks stockholders, including stockholders who previously have requested to receive paper copies, will receive paper copies of the proxy materials instead of a Notice.
In addition, stockholders who previously have elected delivery of proxy materials electronically will receive a Notice by e-mail. Those stockholders should have received an e-mail containing a link to the website hosting the proxy materials and a link to the proxy voting website.
Q:	How do I access the proxy materials or request a paper or electronic copy if I received a Notice?
A:
The Notice you received from Secureworks or your bank, brokerage firm or other nominee provides instructions regarding how to view Secureworks’ proxy materials for the annual meeting online. As explained in the Notice, to view the proxy materials and submit your proxy or voting instructions, you will need to follow the instructions in your Notice and have available your 16-digit control number contained in your Notice. The proxy statement and our annual report on Form 10-K for Fiscal 2023 are also available electronically on our website at investors.secureworks.com.

You may request a paper or e-mail copy of the materials free of charge using one of the methods described in the Notice.
Q:	What proposals will be voted on at the annual meeting?
A:	Stockholders will vote on four proposals at the annual meeting:
•
Proposal 1 – To elect to the Board of Directors the two nominees specified in this proxy statement as Class I directors, each for a three-year term expiring at the 2026 Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified

•	Proposal 2 – To ratify the appointment of PwC as Secureworks’ independent registered public accounting firm for the fiscal year ending February 2, 2024
•	Proposal 3 – To approve named executive officer compensation as disclosed in this proxy statement on a non-binding, advisory basis
•	Proposal 4 – To approve the share increase amendment under the SecureWorks Corp. 2016 Long-Term Incentive Plan
Q:	How does the Board of Directors recommend that I vote on these proposals?
A:	The Board of Directors unanimously recommends that you vote your shares:
•	“FOR” the election of each of the Board’s director nominees as Class I directors, as described in Proposal 1
•	“FOR” the ratification of the appointment of PwC as Secureworks’ independent registered public accounting firm for the fiscal year ending February 2, 2024, as described in Proposal 2
•	“FOR” approval of named executive officer compensation as disclosed in this proxy statement on a non-binding, advisory basis, as described in Proposal 3
•	“FOR” approval of the share increase amendment under the SecureWorks Corp. 2016 Long-Term Incentive Plan, as described in Proposal 4
Q:	Who is entitled to vote at the annual meeting?
A:
Holders of record of our Class A common stock and of our Class B common stock as of the close of business on April 28, 2023, which is the record date fixed by the Board of Directors, are entitled to vote their shares at the annual meeting.

A complete list of stockholders entitled to vote at the annual meeting will be available for inspection by any stockholder for any purpose germane to the annual meeting for at least ten days before the annual meeting during ordinary business hours at our headquarters, which is our principal place of business, located at One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328. Any stockholder who wishes to inspect the stockholder list for any purpose germane to the annual meeting may e-mail our Investor Relations department at investorrelations@secureworks.com or call our Investor Relations department at (404) 639-9191 to schedule an appointment.
In addition, the list will be available to any stockholder for examination online during the annual meeting. To access the list during the annual meeting, please visit www.virtualshareholdermeeting.com/SCWX2023 and enter the 16-digit control number provided on your proxy card, voting instruction form or Notice.
Q:	What constitutes a quorum for the annual meeting?
A:
To conduct any business at the annual meeting, a quorum of the holders of the outstanding Secureworks common stock must be present in person or represented by valid proxies at the meeting. The holders of record of issued and outstanding shares of our common stock representing a majority in voting power of all issued and outstanding shares of our common stock entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

Q:	How many shares may be voted at the annual meeting?
A:	As of the April 28, 2023 record date for the annual meeting, 86,031,349 shares of common stock are outstanding and entitled to vote at the meeting.

Secureworks has issued and outstanding shares of two series of common stock entitled to vote at the annual meeting:
•	Class A common stock, of which 16,031,349 shares are outstanding as of the record date
•	Class B common stock, of which 70,000,000 shares are outstanding as of the record date
Our Class A common stock is listed on the Nasdaq Global Select Market of the Nasdaq Stock Market and is registered under Section 12 of the Securities Exchange Act of 1934, or the Exchange Act. Our Class B common stock is not listed on any securities exchange or registered under the Exchange Act.
Q:	What shares may I vote and what are the voting rights of the holders of Secureworks’ common stock?
A:	You may vote all of the shares of Secureworks’ common stock owned by you as of the close of business on the record date.
•	Each share of Class A common stock is entitled to one vote per share.
•	Each share of Class B common stock is entitled to ten votes per share.
Stockholders are not entitled to cumulate their votes in the election of directors.
The holders of shares of both outstanding series of common stock will vote together as a single class on Proposals 1, 2, 3 and 4, as well as on any other business that properly comes before the stockholders at the annual meeting. Of the total number of votes that may be cast at the annual meeting, the outstanding Class A common stock is entitled to approximately 2.2% of the votes and the outstanding Class B common stock is entitled to approximately 97.8% of the votes.
Q:	May I attend the annual meeting? What must I do to attend the meeting?
A:
The annual meeting will be conducted completely online via the internet. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/SCWX2023. To access the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on your voting instruction form.

We encourage you to access the annual meeting before the start time of 11:00 a.m., Eastern Time, on June 27, 2023. Please allow ample time for online check-in, which will begin at 10:45 a.m., Eastern Time, on June 27, 2023.
We will endeavor to answer as many questions submitted by stockholders during the meeting as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Q:	Why is the annual meeting a virtual, online meeting?
A:
By conducting our annual meeting solely online via the internet, we eliminate many of the costs associated with a physical meeting. In addition, we believe that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from around the world and improve our ability to communicate more effectively with our stockholders during the meeting.

Q:	What is the difference between a “stockholder of record” and a “beneficial owner” with respect to shares of Secureworks common stock?
A:	Whether you are a “stockholder of record” or a “beneficial owner” with respect to your shares of Secureworks common stock depends on how you hold your shares:
•
Stockholder of record: If you hold shares directly in your name on records maintained by Secureworks’ transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares and the proxy materials or Notice have been sent directly to you by Secureworks. You may submit a proxy and vote those shares in the manner described in this proxy statement.

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Beneficial owner: If your shares are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials (or a Notice, if applicable) are being forwarded to you by your nominee along with a voting instruction form. You may use the voting instruction form to direct your nominee on how to vote your shares using one of the methods described on the voting instruction form.

Q:	How may I vote my shares at the virtual annual meeting?
A:
If you hold shares of Secureworks common stock as the stockholder of record, you have the right to vote those shares at the virtual annual meeting. If you are a beneficial owner and hold shares of Secureworks common stock in street name, you may vote the shares you beneficially own through the online voting platform under a legal proxy from your bank, brokerage firm or other nominee. Please follow the instructions at www.virtualshareholdermeeting.com/SCWX2023 to vote your shares during the meeting, whether you hold your shares of record or in street name. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice.

Even if you plan to attend the virtual annual meeting, we encourage you to submit your proxy or voting instructions for your shares in advance, so that your vote will be counted if you later decide not to attend the virtual annual meeting.
Q:	How may I vote my shares without attending the annual meeting?
A:	Even if you plan to attend the virtual annual meeting, we encourage you to submit your proxy or voting instructions before the meeting by the method or methods described below:
•
If you received a Notice by mail: You may access the proxy materials and voting instructions electronically over the internet via the web address provided in the Notice. To access the materials and to submit your proxy or voting instructions, you will need the 16-digit control number provided in the Notice you received in the mail. You may submit your proxy or voting instructions by following the instructions in the Notice or on the proxy voting website.

•
If you received the proxy materials by e-mail: You may access the proxy materials and voting instructions electronically over the internet via the web address provided in the e-mail. To submit your proxy or voting instructions, you will need the 16-digit control number provided in the e-mail. You may submit your proxy or voting instructions by following the instructions in the e-mail or on the proxy voting website.

•
If you received the proxy materials by mail: You may submit your proxy or voting instructions by following the instructions provided on the proxy card or voting instruction form. If you submit your proxy or voting instructions via the internet or by telephone, you will need the 16-digit control number provided on the proxy card or voting instruction form. If you submit your proxy or voting instructions by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope.

Q:	What is the deadline for submitting a proxy or voting instructions via the internet or by telephone?
A:
If you are a stockholder of record and do not vote at the virtual annual meeting, you may submit your proxy via the internet or by telephone until 11:59 p.m., Eastern Time, on Monday, June 26, 2023, which is the day before the annual meeting.

If you are a beneficial owner of shares of Class A common stock held through a bank, brokerage firm or other nominee, please follow the instructions on your voting instruction form.

Q:	May I revoke my proxy or voting instructions before my shares are voted at the annual meeting?
A:
Yes. Stockholders have the right to revoke their proxy or voting instructions before their shares are voted at the annual meeting, subject to the voting deadlines described in the answer to the immediately preceding question. Your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the meeting or file a written notice with the Corporate Secretary of Secureworks requesting that your prior proxy be revoked, as described below.

•	Stockholders of record: If you are a stockholder of record, you may revoke a proxy by:
•	signing another proxy card with a later date and delivering it to an officer of the Company before the annual meeting;
•	submitting a later proxy via the internet or by telephone until 11:59 p.m., Eastern Time, on June 26, 2023;
•	providing written notice of your revocation to our Corporate Secretary at SecureWorks Corp., One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328, Attn: Corporate Secretary; or
•	voting your shares at the annual meeting through the online voting platform.
Stockholders of record may change their proxy by using any one of these methods regardless of the method they previously used to submit their proxy. Only the latest dated proxy you submit will be counted.
•	Beneficial owners: If you are a beneficial owner of shares of Class A common stock held through a bank, brokerage firm or other nominee, you may submit new voting instructions by:
•	submitting new voting instructions in the manner stated in the voting instruction form; or
•	voting your shares at the annual meeting through the online voting platform under a legal proxy from your bank, broker or other nominee.
Q:	What does it mean if I receive more than one proxy card or voting instruction form?
A:
If your shares of Class A common stock are held in more than one account, you will receive a proxy card or voting instruction form for each account. To ensure that all your shares are voted, please follow the instructions you receive for each account to submit a proxy or voting instructions via the internet or by telephone, or by completing, dating, signing, and returning your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided.

Q:	How will my shares be voted if I submit my proxy or voting instruction form but do not provide specific voting instructions in the proxy or voting instruction form I submit?
A:	The effect of submitting a proxy or voting instruction form without providing specific voting instructions depends on how you hold your shares.
•	Stockholders of record: If you sign and submit a proxy to Secureworks but do not indicate any voting instructions, your shares will be voted as follows:
•	“FOR” the election of each director nominee specified in Proposal 1, as a Class I director
•	“FOR” Proposal 2 (ratification of appointment of independent registered public accounting firm)
•	“FOR” Proposal 3 (advisory vote to approve named executive officer compensation as disclosed in this proxy statement)
•	“FOR” Proposal 4 (approval of the share increase amendment under the SecureWorks Corp. 2016 Long-Term Incentive Plan)
•
Beneficial owners: If you are a beneficial owner and want your vote to count on Proposal 1 (election of directors), Proposal 3 (advisory vote to approve named executive officer compensation as disclosed in this proxy statement) and Proposal 4 (approval of the share increase amendment under the SecureWorks Corp. 2016 Long-Term Incentive Plan), you must instruct your bank, brokerage firm or other nominee how to vote your shares. A bank, brokerage firm or other nominee that holds shares of Class A common stock for a beneficial owner will be entitled to vote those shares without instructions from the beneficial owner on matters that are considered “routine” in nature. The ratification of the appointment of PwC as Secureworks’ independent registered public accounting firm for the fiscal year ending February 2, 2024 in Proposal 2 is the only proposal to be acted on at the annual meeting that is considered “routine.”
Consequently, if you hold your shares of Secureworks common stock through a bank, brokerage firm or other nominee and you do not submit any voting instructions to your nominee, your nominee (1) may not exercise its discretion to vote your shares on Proposal 1, 3 or 4, but (2) may exercise its discretion to vote your shares on Proposal 2. If your shares are voted as directed by your bank, brokerage firm or other nominee on the routine proposal (Proposal 2), your shares will constitute “broker non-votes” on the non-routine proposals (Proposals 1, 3 and 4) if you do not provide your nominee with specific voting instructions on those proposals.
If any other business properly comes before the stockholders for a vote at the annual meeting, or any adjournment or postponement of the meeting, your shares will be voted according to the discretion of the Company’s proxy holders.
Q:	What vote is required to approve each of the proposals?
A:	The voting requirements for approval of the proposals at the annual meeting, assuming a quorum is present or represented at the meeting, are as follows:
Proposal	Vote required
Proposal 1: Election of Class I directors	Plurality of votes cast with respect to shares present and entitled to vote on the election of directors

Proposal 2: Ratification of appointment of independent registered public accounting firm	Affirmative vote of holders of shares representing a majority of voting power of shares present and entitled to vote on the proposal

Proposal 3: Advisory vote to approve named executive officer compensation as disclosed in this proxy statement (Say-on-Pay)	Affirmative vote of holders of shares representing a majority of voting power of shares present and entitled to vote on the proposal

Proposal 4: Approval of the share increase amendment under the SecureWorks Corp. 2016 Long-Term Incentive Plan	Affirmative vote of holders of shares representing a majority of voting power of shares present and entitled to vote on the proposal
In addition, approval of Proposal 4 under Nasdaq rules requires approval by a majority of the total votes cast on the proposal.
Q:	What effect do abstentions and broker non-votes have on the proposals?
A:	If your shares are counted as either a broker non-vote or an abstention, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present.
The effect of abstentions and broker non-votes on the outcome of the proposals will vary with the proposal:
•
Abstentions: Abstentions will have no effect on the outcome of the vote on Proposal 1 (election of directors). Abstentions will have the same effect as a vote against Proposal 2 (ratification of appointment of independent registered public accounting firm), Proposal 3 (advisory vote to approve named executive officer compensation as disclosed in this proxy statement) and Proposal 4 (approval of the share increase amendment under the SecureWorks Corp. 2016 Long-Term Incentive Plan).

•	Broker non-votes: There are not expected to be any broker non-votes with respect to voting on Proposal 2. Broker non-votes will have no effect on the outcome of the vote on Proposal 1, 3 or 4.

Q:	How will the voting power of the Class B common stock held by our principal stockholder affect approval of the proposals being voted on at the annual meeting?
A:
As of the record date for the annual meeting, Dell Technologies Inc., or Dell Technologies, our ultimate parent company and controlling stockholder, beneficially owned (through an indirect wholly-owned subsidiary) all of the outstanding Class B common stock, representing approximately 81.4% of the outstanding shares of our common stock, or approximately 97.8% of the total voting power of the outstanding shares of our common stock, as of the record date for the annual meeting.

By reason of its ownership of our Class B common stock representing a majority of the total voting power represented by all of the outstanding shares of the Class A common stock and the Class B common stock, Dell Technologies has the ability to elect all director nominees, to approve the ratification of the appointment of PwC as Secureworks’ independent registered public accounting firm for the fiscal year ending February 3, 2023, to approve named executive officer compensation as disclosed in this proxy statement and to approve the share increase amendment under the SecureWorks Corp. 2016 Long-Term Incentive Plan.
Q:	What happens if additional matters are presented at the annual meeting?
A:
If you grant a proxy to the Company, the Company’s proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. Other than the proposals described in this proxy statement, as of the date of this proxy statement, Secureworks has not received valid notice of any other business to be acted upon at the annual meeting.

Q:	Who will count the votes?
A:	Broadridge Financial Solutions, Inc. will count the votes for the annual meeting. A representative or agent of Broadridge Financial Solutions, Inc. will certify the votes as the inspector of election.
Q:	Where can I find the voting results of the annual meeting?
A:
Secureworks will report the voting results by filing a current report on Form 8-K with the SEC within four business days after the date of the annual meeting. If the final voting results are not known when Secureworks files its report, it will amend the initial report to disclose the final voting results within four business days after those results become known.

Q:	Who will bear the cost of soliciting votes for the annual meeting?
A:
Secureworks will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone, by facsimile transmission, by electronic means or by advertisements by directors, executive officers and other employees of Secureworks or its subsidiaries, without additional compensation.

Secureworks will reimburse banks, brokerage firms and other nominees for their reasonable expenses to forward proxy materials to beneficial owners.
Q:	Are copies of the proxy materials for the annual meeting and Secureworks’ annual report on Form 10-K available electronically?
A:
Yes. Copies of the proxy materials for the annual meeting and Secureworks’ annual report on Form 10-K for Fiscal 2023, which is our annual report to stockholders for the fiscal year, are available without exhibits at investors.secureworks.com and with exhibits at the website maintained by the SEC at www.sec.gov.

Q:	How do I elect to receive future proxy materials electronically?
A:
If you received a paper copy of the proxy materials or the Notice, you may elect to receive future Secureworks proxy materials electronically by following the instructions on your proxy card or voting instruction form or at www.proxyvote.com. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:	What is “householding” and how does it affect me?
A:
For information on “householding” of proxy materials and how it may affect you, including how to obtain a separate set of voting materials, see “Additional Information – Stockholders Sharing the Same Last Name and Address.”

Q:	What is the address of Secureworks’ principal executive offices?
A:	The mailing address of our principal executive offices is One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328.
Q:	Who can help answer my other questions or help me if I need other assistance?
A:
If you have questions about the annual meeting, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the proxy card, please contact Investor Relations at (404) 639-9191 or investorrelations@secureworks.com. If you experience technical difficulties while accessing or attending the annual meeting, please call the toll-free phone number for assistance which will be listed on the meeting page.

If your bank, brokerage firm or other nominee holds your shares of Class A common stock, you also should contact your nominee for additional information.

ADDITIONAL INFORMATION
Director Nomination Process
Director Qualifications – The Board of Directors has adopted guidelines for qualifications of director candidates, which are described above under “Proposal 1 – Election of Directors – Director Qualifications and Information.” In addition, all candidates must possess the aptitude or experience to understand the legal responsibilities of a director and the governance processes of a public company, as well as the personal qualities to be able to make a substantial active contribution to Board deliberations. Further, each candidate must be willing to commit sufficient time to discharge the duties of Board membership and should have sufficient years available for service to make a significant contribution to Secureworks over time.
Selection and Nomination Process – Whenever a vacancy occurs on the Board of Directors (either because of a newly created director position or a serving director’s death, resignation, retirement, disqualification, or removal), and the Board of Directors does not eliminate the vacancy by reducing the size of the Board, the vacancy may be filled by the affirmative vote of the remaining directors then in office. The new director will serve as a director until the annual meeting of stockholders at which the director’s term expires and until the director’s successor is duly elected and qualified or until the director’s earlier death, resignation, retirement, disqualification, or removal. The Nominating and Governance Committee will be responsible for identifying one or more candidates to fill the vacancy, evaluating the candidate’s suitability for service on the Board, and, if the candidate is considered suitable, recommending the candidate to the full Board of Directors for appointment. In addition, the Nominating and Governance Committee is responsible for recommending nominees for election or re-election to the Board at each annual meeting of stockholders.
The Nominating and Governance Committee may use any methods it deems appropriate to identify candidates for Board membership, including recommendations from current Board members and recommendations from stockholders. The committee also may engage outside search firms to identify suitable candidates.
The Nominating and Governance Committee may engage in whatever investigation and evaluation processes it deems appropriate, including, in addition to a review of a candidate’s background, characteristics, qualities and qualifications, personal interviews with the candidate.
In formulating its recommendation of a candidate to the Board of Directors, the Nominating and Governance Committee will consider not only the findings and conclusions of its investigation and evaluation process, but also the current composition of the Board, the attributes and qualifications of serving Board members, additional attributes, capabilities or qualifications that should be represented on the Board of Directors, and whether the candidate could provide those additional attributes, capabilities or qualifications. The Nominating and Governance Committee will not recommend any candidate unless that candidate has indicated a willingness to serve as a director and has agreed, if elected, to comply with the expectations and requirements of Board service.
Stockholder Recommendations to the Nominating and Governance Committee – Stockholders of Secureworks may recommend individuals to the Board of Directors for consideration as director candidates by submitting candidates’ names and appropriate background and biographical information to the Nominating and Governance Committee, c/o Board Liaison, SecureWorks Corp., One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328. If the appropriate information is provided in a timely manner, the Nominating and Governance Committee, in accordance with the policy set forth in our Corporate Governance Principles, generally will consider these candidates in substantially the same manner as it considers other Board candidates.
Stockholder Nominations – Stockholders who wish to nominate an individual for election as a director, rather than recommending a candidate for nomination by the Board of Directors, must follow the procedures set forth in the advance notice provisions of our bylaws. Those procedures are described below under “– Stockholder Proposals for Next Year’s Annual Meeting – Proposal for Consideration at Next Year’s Annual Meeting.”
Re-Election of Existing Directors – In considering whether to recommend directors who are eligible to stand for re-election, the Nominating and Governance Committee may consider a variety of factors, including a director’s past contributions to the Board of Directors and ability to continue to contribute productively, attendance at Board and committee meetings and compliance with our Corporate Governance Principles

(including satisfying the expectations for individual directors), as well as whether the director continues to possess the attributes, capabilities and qualifications considered necessary or desirable for Board service, the results of the annual Board self-evaluation, the independence of the director and the nature and extent of the director’s non-Secureworks activities.
Stockholder Proposals for Next Year’s Annual Meeting
Stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the 2024 Annual Meeting of Stockholders, or 2024 Annual Meeting, in accordance with Rule 14a-8 under the Exchange Act, or Rule 14a-8. Further, in accordance with Secureworks’ bylaws, nominations of persons for election to the Board and other stockholder proposals will be eligible for consideration at next year’s annual meeting without inclusion in the proxy materials.
Proposal for Inclusion in Next Year’s Proxy Statement – A stockholder who wishes to present a proposal for inclusion in Secureworks’ proxy statement for the 2024 Annual Meeting in accordance with Rule 14a-8 must deliver the proposal to our principal executive offices no later than the close of business on January 18, 2024. Submissions must be delivered to the Corporate Secretary at SecureWorks Corp., One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328, Attn: Corporate Secretary. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC under Rule 14a-8.
Proposal for Consideration at Next Year’s Annual Meeting – Under our bylaws, a stockholder who desires to present a nomination of persons for election to the Board of Directors or other proposal for consideration at the 2024 Annual Meeting, but not for inclusion in next year’s proxy statement, must deliver the proposal in writing to the Corporate Secretary at the address indicated below no later than 5:00 p.m., Eastern Time, on March 29, 2024 and no earlier than February 28, 2024 unless we publicly announce a different submission deadline in accordance with our bylaws.
The submission must contain the information specified in our bylaws, including a description of the proposal and a brief statement of the reasons for the proposal, the name and address of the stockholder (as they appear in the stock transfer records of Secureworks), the number of Secureworks shares owned of record and, if the proposal is being made on behalf of a beneficial owner of our stock, the number of Secureworks shares owned beneficially by such beneficial owner, and a description of any material financial or other interest that the record stockholder or the beneficial owner may have in the proposal. Moreover, any proposal for consideration at the 2024 Annual Meeting, other than the nomination of persons to the Board of Directors, must constitute a proper matter for stockholder action. For additional information about these requirements, see our bylaws, which we have filed with the SEC and which are also available on our website at investors.secureworks.com in the Governance section under Documents & Charters. Proposals must be delivered to the Corporate Secretary at SecureWorks Corp., One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328, Attn: Corporate Secretary.
The provisions of our bylaws concerning notice of proposals by stockholders are not intended to affect any rights of stockholders to seek inclusion of proposals in our proxy statement under Rule 14a-8.
Solicitation of Proxies in Support of Director Nominees – In addition to complying with the foregoing advance notice provisions of the Secureworks bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in connection with next year’s annual meeting in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 28, 2024.
Stockholders Sharing the Same Last Name and Address
Only one copy of the proxy statement and annual report to stockholders or Notice of Internet Availability of Proxy Materials for the annual meeting is being sent to stockholders who share the same last name and address, unless Secureworks has received contrary instructions from one or more such stockholders. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help reduce printing and mailing costs.

If you received a householded mailing this year and would like to receive a separate copy of the proxy materials, Secureworks will deliver a copy promptly upon your oral or written request made to Secureworks in one of the following ways:
•	E-mail Secureworks’ Investor Relations department at investorrelations@secureworks.com;
•	Send your request by mail to SecureWorks Corp., Investor Relations, One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328; or
•	Call Secureworks’ Investor Relations department at (404) 639-9191.
You also may download a copy of any of these materials on our website at investors.secureworks.com and at www.proxyvote.com.
To opt out of householding for future distributions of proxy materials, you may notify Secureworks using the contacts for the Investor Relations department provided above.
If you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may notify Secureworks of your preference using the contacts for the Investor Relations department provided above.
Householding by banks, brokerage firms or other nominees is limited to accounts within the same brokerage firm or other nominee. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Secureworks stock at two different brokerage firms, your household will receive two copies of the proxy materials, one from each brokerage firm. If you are a beneficial owner, you may request information about householding from your bank, brokerage firm or other nominee.
Availability of Annual Report on Form 10-K
This proxy statement is accompanied by our annual report on Form 10-K for Fiscal 2023, which is our annual report to stockholders for the fiscal year. The annual report on Form 10-K is available without exhibits at investors.secureworks.com and with exhibits at the website maintained by the SEC at www.sec.gov. You may obtain, free of charge, a printed version of the annual report on Form 10-K without exhibits upon request to Secureworks in one of the following ways:
•	E-mail our Investor Relations department at investorrelations@secureworks.com;
•	Send your request by mail to SecureWorks Corp., Investor Relations, One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328; or
•	Call our Investor Relations department at (404) 639-9191.
Other Matters
To the extent that this proxy statement is incorporated by reference into any filing by Secureworks under the Securities Act of 1933 or under the Exchange Act, the sections of this proxy statement entitled, “Compensation Committee Report,” “Compensation of Executive Officers – Pay Versus Performance Disclosure” and “Report of the Audit Committee,” to the extent permitted by SEC rules, will not be deemed incorporated into such a filing, unless specifically provided otherwise in the filing. In addition, such section will not be deemed to be soliciting material for purposes of the solicitation of proxies in connection with the annual meeting.
Except as stated otherwise, all website addresses contained in this proxy statement are intended to be inactive, textual references only. The information on, or accessible through, any website (including the Secureworks website) identified in this proxy statement or any accompanying materials is not a part of, and is not incorporated by reference into, this proxy statement.

Annex A
SECUREWORKS CORP.

2016 LONG-TERM INCENTIVE PLAN

(As Amended and Restated as of     , 2023)

A-i

A-ii

A-iii

SECUREWORKS CORP.
2016 LONG-TERM INCENTIVE PLAN
(As Amended and Restated as of      , 2023)
1.	PURPOSE
The Plan is intended to (a) provide eligible individuals with an incentive to contribute to the success of the Company and to operate and manage the Company's business in a manner that will provide for the Company's long-term growth and profitability and that will benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel. In furtherance of these purposes, the Plan provides for the grant of Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options.
2.	DEFINITIONS
For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:
2.1 “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of making a grant of Options or Stock Appreciation Rights, an entity shall not be considered an Affiliate unless the Company holds a Controlling Interest in such entity. The preceding sentence does not, however, apply for purposes of determining whether Service is uninterrupted for purposes of vesting, exercisability, or expiration of Options and Stock Appreciation Rights.
2.2 “Amendment Date” shall mean June 27, 2023, which was the date on which the Company's stockholders approved an amendment to Section 4.1.
2.3 “Annual Incentive Award” shall mean an Award, denominated in cash, made subject to attainment of performance goals (as provided in Article 13) over a Performance Period of up to one (1) year, which shall be the Company's fiscal year, unless otherwise specified by the Board or the Committee.
2.4 “Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations under the Code, the Securities Act, or the Exchange Act, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Common Stock is listed or publicly traded.
2.5 “Award” shall mean a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Award, an Annual Incentive Award, an Other Equity-Based Award, or cash.
2.6 “Award Agreement” shall mean the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.
2.7 “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
2.8 “Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.
2.9 “Board” shall mean the Board of Directors of the Company.

2.10 “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all shares of Common Stock.
2.11 “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and in the absence of any such agreement shall mean, with respect to any Grantee and as determined by the Committee, (a) a violation of such Grantee's obligations regarding confidentiality or the protection of sensitive, confidential, or proprietary information, or trade secrets; (b) an act or omission by such Grantee resulting in such Grantee being charged with a criminal offense which constitutes a felony or involves moral turpitude or dishonesty; (c) conduct by such Grantee which constitutes poor performance, gross neglect, insubordination, willful misconduct, or a breach of the Company's Code of Conduct or a fiduciary duty to the Company or its stockholders; or (d) the Company's determination that such Grantee violated state or federal law relating to the workplace environment, including, without limitation, laws relating to sexual harassment or age, sex, race, or other prohibited discrimination. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.
2.12 “Change in Control” shall mean, subject to Section 18.11, the occurrence of any of the following:
(a) a transaction or a series of related transactions occurring after the Effective Date pursuant to which any Person or Group (other than one or more of any Dell Entity, the Company, or any Affiliate) becomes the Beneficial Owner of more than fifty percent (50%) of the total voting power of the Voting Stock of the Company, on a Fully Diluted Basis;
(b) individuals who, as of April 28, 2016, constitute the Board (the “Incumbent Board”) (together with any new directors whose election by such Incumbent Board or whose nomination by such Incumbent Board for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Incumbent Board then in office who either were members of such Incumbent Board or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office;
(c) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company (regardless of whether the Company is the surviving Person), other than any such transaction in which the Prior Stockholders own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation immediately after such transaction;
(d) the consummation of any direct or indirect sale, lease, transfer, conveyance, or other disposition (other than by way of reorganization, merger, or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Group (other than the Company or any Affiliate), except any such transaction or series of transactions in which the Prior Stockholders own directly or indirectly at least a majority of the voting power of the Voting Stock of such Person or Group immediately after such transaction or series of transactions; or
(e) the stockholders of the Company adopt a plan or proposal for the liquidation, winding up, or dissolution of the Company.
The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.
2.13 “Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.
2.14 “Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).
2.15 “Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company, the Class B common stock, par value $0.01 per share, of the Company, and any other class or series of common stock of the Company that may be issued and outstanding from time to time.

2.16 “Company” shall mean SecureWorks Corp., a Delaware corporation, and any successor thereto.
2.17 “Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent,” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and (b) where a grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent,” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
2.18 “Covered Employee” shall mean a Grantee who is, or could become, a “covered employee” within the meaning of Code Section 162(m).
2.19 “Dell Trust” shall mean the Susan Lieberman Dell Separate Property Trust.
2.20 “Deferred Stock Unit” shall mean a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.
2.21 “Dell Affiliate” shall mean, other than the Company, (a) any legal entity of which Parent is the beneficial owner of voting interests representing twenty percent (20%) or more in voting power of the outstanding voting interests, (b) any other legal entity that (directly or indirectly) is controlled by Parent, controls Parent or is under common control with Parent, or (c) any of (i) MD, (ii) any legal entity of which MD is the beneficial owner of voting interests representing twenty percent (20%) or more in voting power of the outstanding voting interests, (iii) any other legal entity that (directly or indirectly) is controlled by MD, (iv) the Dell Trust, (v) any MSD Fund and (vi) any Permitted Transferee (as such term is defined in the Company's certificate of incorporation) of any Person referred to in sub-clause (i), (iv) or (v) of this clause (c).
2.22 “Dell Entity” shall mean any one or more of (a) Parent and (b) the Dell Affiliates.
2.23 “Disability” shall mean the inability of a Grantee to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months, provided that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of a Grantee's Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
2.24 “Disqualified Individual” shall have the meaning set forth in Code Section 280G(c).
2.25 “Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Article 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date of the declaration thereof.
2.26 “Effective Date” shall mean April 18, 2016, which was the date on which the Plan was adopted by the Board subject to approval by the Company's stockholders prior to the closing of the IPO.
2.27 “Employee” shall mean, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.
2.28 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.
2.29 “Fair Market Value” shall mean the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:
(a) If on such date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.
(b) If on such date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
Notwithstanding this Section 2.29 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value shall be determined by the Committee in good faith using any reasonable method it deems appropriate, to be applied consistently with respect to Grantees, provided that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights, as described in Section 14.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including, without limitation, by using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.
Notwithstanding the foregoing, with respect to any Award for which the Grant Date is April 21, 2016, the Fair Market Value shall mean the price per share of the Stock to the public as set forth in the underwriting agreement between the Company and the underwriters for the IPO that established the price per share of the Stock to the public sold in the IPO.
2.30 “Family Member” shall mean, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee's household (other than a tenant or employee), (c) a trust in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.
2.31 “Fully Diluted Basis” shall mean, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion, or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in-the-money as of such date of determination.
2.32 “Grant Date” of any Award shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves such Award, (b) the date on which the recipient of such Award first becomes eligible to receive an Award under Article 6 (such as, in the case of a new hire, the first date on which such new hire performs any Service), or (c) such date later than the dates specified in clauses (a) and (b) specified by the Committee in the corporate action approving the Award.
2.33 “Grantee” shall mean a Person who receives or holds an Award under the Plan.
2.34 “Group” shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.
2.35 “Incentive Stock Option” shall mean an “incentive stock option” within the meaning of Code Section 422.

2.36 “IPO” shall mean the initial firm commitment underwritten registered public offering of Stock by the Company.
2.37 “MD” shall mean Michael S. Dell.
2.38 “MSD Funds” shall mean (a) MSDC Denali Investors, L.P., a Delaware limited partnership, and (b) MSDC Denali EIV, LLC, a Delaware limited liability company.
2.39 “Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
2.40 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act.
2.41 “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.
2.42 “Option” shall mean an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Article 8.
2.43 “Option Price” shall mean the per share exercise price for shares of Stock subject to an Option.
2.44 “Other Agreement” shall mean any agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G and/or Code Section 4999.
2.45 “Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Award, or an Annual Incentive Award.
2.46 “Parachute Payment” shall mean a “parachute payment” within the meaning of Code Section 280G(b)(2), or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.47 “Parent” shall mean Dell Technologies Inc., which as of the Effective Date is the ultimate parent company of the Company. If at any time Dell Technologies Inc. no longer is the Beneficial Owner of at least fifty percent (50%) of the combined voting power of the Common Stock outstanding after the closing of the IPO, it shall no longer be treated as Parent.
2.48 “Performance-Based Compensation” shall mean compensation under an Award that is intended to satisfy the requirements of Prior Code Section 162(m) for Qualified Performance-Based Compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for Qualified Performance-Based Compensation does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.
2.49 “Performance Award” shall mean an Award made subject to the attainment of performance goals (as provided in Article 13) over a Performance Period as specified by the Committee.
2.50 “Performance Measures” shall mean measures as specified in Section 13.6.4 on which the performance goal or goals under Performance Awards are based and which are approved by the Company's stockholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance Awards as Qualified Performance-Based Compensation.
2.51 “Performance Period” shall mean the period of time, up to ten (10) years, during or over which the performance goals under Performance Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance Awards.
2.52 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, provided that, for purposes of Section 2.12(a) and Section 2.12(d), Person shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.
2.53 “Plan” shall mean this SecureWorks Corp. 2016 Long-Term Incentive Plan, as amended, modified or restated from time to time.

2.54 “Prior Code Section 162(m)” shall mean Code Section 162(m) as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97, including the regulations and guidance promulgated in respect of Code Section 162(m) as in effect prior to such amendment.
2.55 “Prior Stockholders” shall mean the holders of Common Stock and any other equity securities that represented one hundred percent (100%) of the Voting Stock of the Company immediately prior to a reorganization, merger, or consolidation involving the Company or any sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (or other equity securities into which the Common Stock or such other equity securities are converted as part of such reorganization, merger, or consolidation).
2.56 “Qualified Performance-Based Compensation” shall have the meaning set forth in Prior Code Section 162(m) or, if applicable, the Section 162(m) Grandfather.
2.57 “Reporting Person” shall mean a Person who is required to file reports under Section 16(a) of the Exchange Act.
2.58 “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is subject to restrictions.
2.59 “Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Article 10.
2.60 “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Article 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.
2.61 “SAR Price” shall mean the per share exercise price of a SAR.
2.62 “Section 162(m) Grandfather” shall mean the regulations or other guidance promulgated in respect of transition rules under Code Section 162(m), as Code Section 162(m) is in effect from time to time on or after the Amendment Date, extending the deductibility of Awards intended to be “qualified performance-based compensation” under Prior Code Section 162(m).
2.63 “Securities Act” shall mean the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.
2.64 “Securities Market” shall mean an established securities market.
2.65 “Separation from Service” shall have the meaning set forth in Code Section 409A.
2.66 “Service” shall mean service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to Parent, the Company, or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider's employment or other Service relationship is with Parent or an Affiliate and the applicable entity ceases to be Parent or an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be Parent or an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.
2.67 “Service Provider” shall mean (a) an Employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company's sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's Capital Stock.
2.68 “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.
2.69 “Share Limit” shall have the meaning set forth in Section 4.1.
2.70 “Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.

2.71 “Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 16.1.
2.72 “Stock Appreciation Right” or “SAR” shall mean a right granted to a Grantee pursuant to Article 9.
2.73 “Stock Exchange” shall mean the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or another established national or regional stock exchange.
2.74 “Subsidiary” shall mean any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of Voting Stock. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.
2.75 “Substitute Award” shall mean an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Company, an Affiliate, or a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.
2.76 “Ten Percent Stockholder” shall mean a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of Voting Stock of the Company, the Company's parent (if any), or any of the Company's Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.
2.77 “Unrestricted Stock” shall mean Stock that is free of any restrictions.
2.78 “Voting Stock” shall mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person. Without limiting the generality of the foregoing, the Common Stock shall be Voting Stock of the Company.
3.	ADMINISTRATION OF THE PLAN
3.1	Committee.
3.1.1	Powers and Authorities.
The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company's certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.
In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2	Composition of the Committee.
The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan; provided, that, the composition of the Committee shall satisfy the composition requirements of any Stock Exchange on which the Stock is listed; provided, further that the composition of the Committee shall satisfy the applicable qualification requirements under Prior Code Section 162(m) or the Section 162(m) Grandfather with respect to any Award that is intended to satisfy the requirements of Code Section 162(m) for Qualified Performance-Based Compensation paid to a Covered Employee. Any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof.
3.1.3	Other Committees.
The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company, which (a) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, in each case, excluding (for the avoidance of doubt) Performance Awards intending to constitute Qualified Performance-Based Compensation and subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Common Stock is listed or publicly traded.
3.1.4	Delegation by Committee.
If and to the extent permitted by Applicable Laws, the Committee, by resolution, may delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) Officers or (ii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan, any Award, or any Award Agreement. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 shall serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.
3.2	Board.
The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company's certificate of incorporation and bylaws and Applicable Laws.
3.3	Terms of Awards.
3.3.1	Committee Authority.
Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(a) designate Grantees;
(b) determine the type or types of Awards to be made to a Grantee;
(c) determine the number of shares of Stock to be subject to an Award or to which an Award relates;
(d) establish the terms and conditions of each Award (including the Option Price of any Option, the SAR Price for any Stock Appreciation Right, or the purchase price for applicable Awards, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
(e) prescribe the form of each Award Agreement evidencing an Award;
(f) subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee's rights under such Award; and
(g) make Substitute Awards.
3.3.2	Forfeiture; Recoupment.
The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) policy or procedure of the Company or an Affiliate, (f) other agreement, or (g) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee's Service is terminated for Cause, the Committee may annul such Grantee's outstanding Award as of the date of the Grantee's termination of Service for Cause.
Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (x) to the extent set forth in the Plan or an Award Agreement or (y) to the extent the Grantee is, or in the future becomes, subject to (1) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (2) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.
3.4	No Repricing Without Stockholder Approval.
Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not:
(a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs;
(b) cancel outstanding Options or SARs in exchange for, or in substitution of, Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or
(c) cancel outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash or other securities, in each case, unless such action (i) is subject to and approved by the Company's stockholders or (ii) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Common Stock is listed or publicly traded.

3.5	Deferral Arrangement.
The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.
3.6	Registration; Share Certificates.
Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.
4.	STOCK SUBJECT TO THE PLAN
4.1	Number of Shares of Stock Available for Awards.
From and after the Amendment Date, subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2 and Section 4.3(c), and subject to adjustment pursuant to Article 16, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (x) 7,500,000 shares of Stock and (y) the number of shares of Stock available for issuance for future awards under the Plan as of the Amendment Date (the “Share Limit”). Such shares of Stock may be authorized and unissued shares of Stock, treasury shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.
4.2	Adjustments in Authorized Shares of Stock.
In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards. The Share Limit pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Common Stock is listed or publicly traded.
4.3	Share Usage.
(a) Shares of Stock covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.
(b) Any shares of Stock that are subject to Awards, including shares of Stock acquired through dividend reinvestment pursuant to Article 10, shall be counted against the Share Limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to an Award. The number of shares of Stock subject to an Award of SARs shall be counted against the Share Limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs. The target number of shares of Stock issuable under a Performance Award shall be counted against the Share Limit set forth in Section 4.1 as of the Grant Date, but such number shall be adjusted to equal the actual number of shares of Stock issued upon settlement of the Performance Award to the extent different from such target number of shares of Stock.
(c) If any shares of Stock covered by an Award granted under the Plan are not purchased or are forfeited or expire or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the Share Limit with respect to such Award shall, to the extent of any such forfeiture, expiration, termination, or settlement, again be available for making Awards under the Plan.
(d) The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company's tax withholding obligations as provided in Section 18.3, or (iv) purchased by the Company with proceeds from Option exercises.
5.	TERM; AMENDMENT AND TERMINATION
5.1	Term.
The Plan became effective as of the Effective Date. The Plan shall terminate on the first to occur of (a) the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 16.3. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).
5.2	Amendment, Suspension, and Termination.
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan, provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of any Grantee affected thereby, impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be conditioned upon approval of such amendment by the Company's stockholders to the extent provided by the Board or required by Applicable Laws.
6.	AWARD ELIGIBILITY AND LIMITATIONS
6.1	Eligible Grantees.
Subject to this Article 6, Awards may be made under the Plan to (a) any Service Provider, as the Committee shall determine and designate from time to time, and (b) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.
6.2	Limitation on Shares of Stock Subject to Awards and Cash Awards.
During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, but subject to adjustment as provided in Article 16:
(a) the maximum number of shares of Stock that may be granted under the Plan pursuant to Options or SARs in a calendar year to any Person eligible for an Award under Section 6.1 is 2,000,000 shares;
(b) the maximum number of shares of Stock that may be granted under the Plan pursuant to Awards other than Options or SARs that are Stock-denominated and are settled either in Stock or in cash in a calendar year to any Person eligible for an Award under Section 6.1 is 1,500,000 shares; and
(c) the maximum amount that may be paid as an Annual Incentive Award (whether or not settled in cash) in a calendar year to any Person eligible for an Award under Section 6.1 is $5,000,000, and the maximum amount that may be paid as a cash- denominated Performance Award (whether or not settled in cash) for a Performance Period of greater than twelve (12) months to any Person eligible for an Award under Section 6.1 is $10,000,000.
6.3	Stand-Alone, Additional, Tandem, and Substitute Awards.
Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date, provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or any SAR.
7.	AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Nonqualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.
8.	TERMS AND CONDITIONS OF OPTIONS
8.1	Option Price.
The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date, provided that, in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of one (1) share of Stock.
8.2	Vesting and Exercisability.
Subject to Sections 8.3 and 16.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing, provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.
8.3	Term.
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option, provided that, in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the fifth (5th) anniversary of the Grant Date of such Option, and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural Person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.
8.4	Termination of Service.
Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee's Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5	Limitations on Exercise of Option.
Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Article 16 which results in the termination of such Option.
8.6	Method of Exercise.
Subject to the terms of Article 14 and Section 18.3, an Option that is exercisable may be exercised by the Grantee's delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company's principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.
8.7	Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder of the Company (such as the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company's stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.
8.8	Delivery of Stock.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee's ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.6.
8.9	Transferability of Options.
Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee's legal incapacity or incompetency, such Grantee's guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10	Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such a transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable thereto immediately prior to such transfer. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11	Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.
8.12	Notice of Disqualifying Disposition.
If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately, but in no event later than ten (10) days thereafter.
9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1	Right to Payment and SAR Price.
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Stock on the date of exercise, over (b) the SAR Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award, provided that a SAR that is granted in tandem with all or part of an Option shall have the same term, and expire at the same time, as the related Option, and provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.
9.2	Other Terms.
The Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR, provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.
9.3	Term.
Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the tenth (10th) anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.
9.4	Rights of Holders of SARs.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (such as the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company's stockholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.
9.5	Transferability of SARs.
Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee's legal incapacity or incompetency, such Grantee's guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.6	Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.
10.	TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS
10.1	Grant of Restricted Stock, Restricted Stock Units, and Deferred Stock Units.
Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.
10.2	Restrictions.
At the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Article 13. Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.
10.3	Registration; Restricted Stock Certificates.
Pursuant to Section 3.6, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.6 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such certificates for such Grantee's benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.
10.4	Rights of Holders of Restricted Stock.
Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock, or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock. Dividend payments or distributions declared or paid on shares of Restricted Stock which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such shares of Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such shares of Restricted Stock shall promptly forfeit and, to the extent already paid or distributed, repay to the Company such dividend payments or distributions. All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as those applicable to such underlying shares of Restricted Stock.
10.5	Rights of Holders of Restricted Stock Units and Deferred Stock Units.
10.5.1	Voting and Dividend Rights.
Holders of Restricted Stock Units and Deferred Stock Units shall have no rights as stockholders of the Company (such as the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company's stockholders). The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units or Deferred Stock Units that the holder of such Restricted Stock Units or Deferred Stock Units, as applicable, shall be entitled to receive Dividend Equivalent Rights, in accordance with Article 12.
10.5.2	Creditors’ Rights.
A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6	Termination of Service.
Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of a Grantee's Service, upon the termination of such Grantee's Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.
10.7	Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units and Deferred Stock Units.
The Grantee of an Award of Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Restricted Stock Units or Deferred Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units. Such purchase price shall be payable in a form provided in Article 14 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Company or an Affiliate.
10.8	Delivery of Shares of Stock.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock, Restricted Stock Units, or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.6, be issued, free of all such restrictions, to the Grantee thereof or such Grantee's beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee's beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.
11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS
11.1	Unrestricted Stock Awards.
The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan. Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Company or an Affiliate or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.
11.2	Other Equity-Based Awards.
The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment conditioned upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of a Grantee's Service, upon the termination of such Grantee's Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.
12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
12.1	Dividend Equivalent Rights.
A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and, to the extent already paid or distributed, repay to the Company payments or distributions made in connection with such Dividend Equivalent Rights.
12.2	Termination of Service.
Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee's rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee's termination of Service for any reason.

13.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS
13.1	Grant of Performance Awards and Annual Incentive Awards.
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards in such amounts and upon such terms as the Committee shall determine.
13.2	Value of Performance Awards and Annual Incentive Awards.
Each Performance Award and Annual Incentive Award shall have an initial actual or target cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the amount of cash or value and/or number of shares of Stock that will be paid out to the Grantee thereof.
13.3	Earning of Performance Awards and Annual Incentive Awards.
Subject to the terms of the Plan, in particular Section 13.6.3, after the applicable Performance Period has ended, the Grantee of a Performance Award or Annual Incentive Award shall be entitled to receive a payout of the value earned under such Performance Award or Annual Incentive Award by such Grantee over such Performance Period, to be determined based on the extent to which the corresponding performance goals have been achieved.
13.4	Form and Timing of Payment of Performance Awards and Annual Incentive Awards.
Payment of the value earned under Performance Awards and Annual Incentive Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (a) may pay the value earned under Performance Awards in the form of cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or other Awards that are subject to any restrictions deemed appropriate by the Committee, and (b) shall pay the value earned under Performance Awards and Annual Incentive Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved, provided that, unless specifically provided in the Award Agreement, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which the Performance Period ends.
13.5	Performance Conditions.
The right of a Grantee to exercise or to receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Any power or authority relating to an Award intended to qualify under the Section 162(m) Grandfather shall be exercised by the Committee and not by the Board to the extent so required by the Section 162(m) Grandfather.
13.6	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.
If and to the extent that the Committee determines that a Performance Award or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee may constitute Qualified Performance-Based Compensation for purposes of the Section 162(m) Grandfather, the grant, exercise, and/or settlement of such Award shall be conditioned upon achievement of pre-established Performance Measures and other terms set forth in this Section 13.6, set at performance levels targeted by the Committee such that the resulting achievement of performance goals is “substantially uncertain” when established. Except as required under the preceding sentence, the Committee may condition a Performance Award or Annual Incentive Award on such performance goals as it determines, in its sole discretion, without regard to whether such performance goals are set forth in this Section 13.6.
13.6.1	Performance Goals Generally.
The performance goals for Performance Awards or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.6. The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.
13.6.2	Timing For Establishing Performance Goals.
If and to the extent that the Committee determines that a Performance Award or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee may constitute Qualified Performance-Based Compensation for purposes of the Section 162(m) Grandfather, the applicable Performance Measures shall be established not later than the earlier of (a) ninety (90) days after the beginning of any Performance Period applicable to such Awards, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Awards has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Qualified Performance-Based Compensation. Except as required under the preceding sentence, the Committee may establish performance goals at such times as it determines, in its sole discretion.
13.6.3	Payment of Awards; Other Terms.
Payment of such Awards shall be in cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, in each case as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, adjust the amount of a payment otherwise to be made in connection with such Awards, except to the extent the Committee determines that such adjustment would be inconsistent with the requirements of the Section 162(m) Grandfather for deductibility of Qualified Performance-Based Compensation. The Committee shall specify the circumstances in which such Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award shall be paid or forfeited in the event of a termination of Service.
13.6.4	Performance Measures.
The performance goals upon which the vesting or payment of a Performance Award or Annual Incentive Award to a Covered Employee that is intended to constitute Qualified Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment (including pro forma adjustments):
(a)	net earnings or net income;
(b)	operating earnings;
(c)	pretax earnings;
(d)	earnings per share;
(e)	share price, including growth measures and total stockholder return;
(f)	earnings before interest and taxes;
(g)	earnings before interest, taxes, depreciation, and/or amortization;
(h)	earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following:
•	stock-based compensation expense;
•	income from discontinued operations;
•	gain on cancellation of debt;
•	debt extinguishment and related costs;
•	restructuring, separation, and/or integration charges and costs;
•	reorganization and/or recapitalization charges and costs;

•	impairment charges;
•	merger-related events;
•	impact of purchase accounting;
•	gain or loss related to investments;
•	amortization of intangible assets;
•	sales and use tax settlements;
•	legal proceeding settlements;
•	gain on non-monetary transactions; and
•	adjustments for the income tax effect of any of the above adjustments;
(i)	sales or revenue growth or targets, whether in general or by type of product, service, or customer;
(j)	gross or operating margins;
(k)	return measures, including return on assets, capital, investment, equity, sales, or revenue;
(l)	cash flow, including:
•	operating cash flow;
•	free cash flow, defined as (i) operating cash flow less capital expenditures or (ii) earnings before interest,
•
taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;

•	levered free cash flow, defined as free cash flow less interest expense;
•	cash flow return on equity; and
•	cash flow return on investment;
(m)	productivity ratios;
(n)	costs, reductions in cost, and cost control measures;
(o)	expense targets;
(p)	market or market segment share or penetration;
(q)	financial ratios as provided in credit agreements of the Company and its subsidiaries;
(r)	working capital targets;
(s)	completion of acquisitions of businesses, companies, or assets or completion of integration activities following an acquisition of businesses, companies, or assets;
(t)	completion of divestitures and asset sales;
(u)	regulatory achievements or compliance;
(v)	customer satisfaction measurements;
(w)	execution of contractual arrangements or satisfaction of contractual requirements or milestones;
(x)	product development achievements;
(y)	monthly recurring revenue;
(z)	revenue retention rates; and
(aa)	any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company, its Subsidiaries, and other Affiliates as a whole, (ii) the Company, any Subsidiary, any other Affiliate, or any combination thereof, or (iii) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate, and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance Award or Annual Incentive Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13.
13.6.5	Evaluation of Performance.
The Committee may provide in any Performance Award or Annual Incentive Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, unusual, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of repurchase of shares of Stock acquired through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to constitute Qualified Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of the Section 162(m) Grandfather for deductibility.
13.6.6	Adjustment of Performance-Based Compensation.
The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Qualified Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of the Section 162(m) Grandfather for deductibility.
13.6.7	Status of Awards Under Prior Code Section 162(m).
Notwithstanding anything to the contrary herein, no provision of the Plan is intended to result in non-deductibility of Performance-Based Awards or other Awards granted under the Plan before the Amendment Date, or of Substitute Awards granted under the Plan on or after the Amendment Date, that are intended to be deductible in accordance with Prior Code Section 162(m). The Company intends to avail itself of transition relief applicable to such Awards, if any, in connection with Code Section 162(m) (including, but not limited to, the Section 162(m) Grandfather) to the maximum extent permitted by regulations and other guidance promulgated to implement such transition relief. The determination by the Company regarding whether transition relief is available shall be made in its sole discretion, and shall be final, binding and conclusive.
14.	FORMS OF PAYMENT
14.1	General Rule.
Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units shall be made in cash or in cash equivalents acceptable to the Company.
14.2	Surrender of Shares of Stock.
To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

14.3	Cashless Exercise.
To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3.
14.4	Other Forms of Payment.
To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units may be made in any other form that is consistent with Applicable Laws, including (a) with respect to Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the required tax withholding amount.
15.	REQUIREMENTS OF LAW
15.1	General.
The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company's certificate of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed to be conditioned upon the effectiveness of such registration or the availability of such an exemption.
15.2	Rule 16b-3.
During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.
16.	EFFECT OF CHANGES IN CAPITALIZATION
16.1	Changes in Stock.
If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1 and the individual share limitations set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary cash dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.
16.2	Transaction in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.
Subject to Section 16.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award received by the Grantee as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, Performance Awards and Annual Incentive Awards shall be adjusted (including any adjustment to the Performance Measures or other performance goals applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance Awards or Annual Incentive Awards, as applicable, would have been entitled to receive immediately following such reorganization, merger, or consolidation.

16.3	Change in Control in Which Awards are not Assumed.
Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Awards, to the extent not assumed or continued:
(a) Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance Awards and Annual Incentive Awards, all outstanding shares of Restricted Stock and all Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and either or both of the following two (2) actions shall be taken:
(i) At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.
and/or
(ii) The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs.
(b) For Performance Awards and Annual Incentive Awards, if less than half of the Performance Period has lapsed, such Awards shall be treated as though the target performance thereunder has been achieved. If at least half the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximate to the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance Awards and Annual Incentive Awards shall be treated as though the target performance thereunder has been achieved. After application of this Section 16.3(b), if any Awards arise from application of this Article 16, such Awards shall be settled under the applicable provision of Section 16.3(a).
(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.
16.4	Change in Control in Which Awards are Assumed.
Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:
The Plan and the Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted

Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards of new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.
16.5	Adjustments.
Adjustments under this Article 16 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those set forth in Section 16.1, Section 16.2, Section 16.3, and Section 16.4. This Article 16 shall not limit the Committee's ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.
16.6	No Limitations on Company.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.
17.	PARACHUTE LIMITATIONS
If any Grantee is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of such Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:
(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to such Grantee under the Plan to be considered a Parachute Payment; and
(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by such Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by such Grantee without causing any such payment or benefit to be considered a Parachute Payment.
Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee's sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment, provided that, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made latest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards and Annual Incentive Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

18.	GENERAL PROVISIONS
18.1	Disclaimer of Rights.
No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise to hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
18.2	Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.
18.3	Withholding Taxes.
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse of restrictions, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation, provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee's withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the vesting, lapse of restrictions, or exercise applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the maximum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such vesting, lapse of restrictions, exercise, or payment of shares of Stock.
18.4	Captions.
The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
18.5	Construction.
Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

18.6	Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
18.7	Number and Gender.
With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.
18.8	Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
18.9	Governing Law.
The Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards hereunder to the substantive laws of any other jurisdiction.
18.10	Foreign Jurisdictions.
To the extent the Committee determines that the material terms set by the Committee imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate, or desirable to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices, or supplements to, or amendments, restatements, or alternative versions of, the Plan as in effect for any other purposes. The special terms and any such sub-plans, appendices, supplements, amendments, restatements, or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company's stockholders.
18.11	Section 409A of the Code.
The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period shall not be treated as deferred compensation unless Applicable Laws require otherwise. Any grant of an Option or SAR pursuant to the Plan is intended to comply with the “stock rights” exemption from Code Section 409A. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee's Separation from Service shall instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee's Separation from Service (or the Grantee's death, if earlier).
Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event shall a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee shall have any liability to any Grantee for such tax or penalty.
18.12	Limitation on Liability.
No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, none of the Company, an Affiliate, the Board, the Committee, or any person acting on behalf of the Company, an Affiliate, the Board, or the Committee shall be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award, provided, that this Section 18.12 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.
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To record the amendment and restatement of the SecureWorks Corp. 2016 Long-Term Incentive Plan by the Board as of May 17, 2023 and the effectiveness of an amendment to the Plan in accordance with the approval of such amendment by the Company's stockholders on the Amendment Date, the Company has caused its authorized officer to execute the Plan.
SECUREWORKS CORP.

By:
Name:
Title:

Annex B
Reconciliation of Non-GAAP Financial Measure
The table below presents a reconciliation of the relevant non-GAAP financial measure to their most directly comparable GAAP financial measure.
	Fiscal Years Ended
	February 3, 2023	January 28, 2022
(in thousands)
GAAP net loss	$(114,499)	$(39,791)
Interest and other expense/(income), net	(1,248)	3,532
Income tax benefit	(32,282)	(16,115)
Depreciation and amortization	36,668	40,520
Stock-based compensation expense	36,855	30,446
Reorganization and other related charges	15,471	—
Adjusted EBITDA	$(59,035)	$18,592
B-1

Secureworks®

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You may attend the Meeting on Tuesday, June 27, 2023, at 11:00 a.m. Eastern Time via the Internet at www.virtualshareholdermeeting.com/SCWX2023 and vote at the Meeting using the 16-digit control number provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13571-P89226 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SECUREWORKS CORP.

The Board of Directors recommends that you vote FOR each of the nominees listed under Proposal 1:

	For All	Withhold All	For All Except
1. Election of two Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

To be elected for terms expiring at the 2026 Annual Meeting of Stockholders:

01) Yagyensh (Buno) C. Pati
02) Wendy K. Thomas

The Board of Directors recommends that you vote FOR Proposal 2:

The Board of Directors recommends that you vote FOR Proposal 3:

	For	Against	Abstain
3. Approval, on an advisory basis, of the compensation of SecureWorks Corp.'s named executive officers as disclosed in the proxy statement	☐	☐	☐

The Board of Directors recommends that you vote FOR Proposal 4:

NOTE: In addition, stockholders will consider and take action upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign as name appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, or in any other representative capacity, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 27, 2023:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at investors.secureworks.com and www.proxyvote.com.

V13572-P89226

CLASS A COMMON STOCK PROXY
SecureWorks Corp.
Annual Meeting of Stockholders
June 27, 2023, 11:00 a.m. Eastern Time
To be held at www.virtualshareholdermeeting.com/SCWX2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SECUREWORKS CORP.

The undersigned hereby appoints Wendy K. Thomas and George B. Hanna, and each of them, with power to act without the other and with power of substitution and resubstitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side of this form, all the shares of SecureWorks Corp. Class A Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on June 27, 2023 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)

Secureworks®

SCAN TO VIEW MATERIALS & VOTE

SUBMIT YOUR PROXY BY INTERNET
Go to **www.proxyvote.com or scan the QR Barcode above**
Use the Internet to submit your proxy and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, June 26, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to submit your proxy. Alternatively, you may submit your proxy by scanning the QR code above or the QR code provided on page 1 of the proxy statement with your mobile device (you will need your 16-digit control number).

SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to submit your proxy up until 11:59 p.m. Eastern Time on Monday, June 26, 2023. Have your proxy card in hand when you call and then follow the instructions.

SUBMIT YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTEND THE MEETING AND VOTE BY INTERNET
Go to **www.virtualshareholdermeeting.com/SCWX2023**
You may attend the Meeting on Tuesday, June 27, 2023, at 11:00 a.m. Eastern Time via the Internet at www.virtualshareholdermeeting.com/SCWX2023 and vote at the Meeting using the 16-digit control number provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13573-P89226 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SECUREWORKS CORP.

The Board of Directors recommends that you vote FOR each of the nominees listed under Proposal 1:

	For All	Withhold All	For All Except
1. Election of two Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

To be elected for terms expiring at the 2026 Annual Meeting of Stockholders:

01) Yagyensh (Buno) C. Pati
02) Wendy K. Thomas

	For	Against	Abstain
The Board of Directors recommends that you vote FOR Proposal 2:			
2. Ratification of the appointment of PricewaterhouseCoopers LLP as SecureWorks Corp.'s independent registered public accounting firm for the fiscal year ending February 2, 2024	☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal 3:			
3. Approval, on an advisory basis, of the compensation of SecureWorks Corp.'s named executive officers as disclosed in the proxy statement	☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal 4:			
4. Approval of an amendment to increase the number of shares of Class A common stock issuable under the SecureWorks Corp. 2016 Long-Term Incentive Plan	☐	☐	☐

NOTE: In addition, stockholders will consider and take action upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign as name appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, or in any other representative capacity, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 27, 2023:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at investors.secureworks.com and www.proxyvote.com.

V13574-P89226

CLASS B COMMON STOCK PROXY
SecureWorks Corp.
Annual Meeting of Stockholders
June 27, 2023, 11:00 a.m. Eastern Time
To be held at www.virtualshareholdermeeting.com/SCWX2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SECUREWORKS CORP.

The undersigned hereby appoints Wendy K. Thomas and George B. Hanna, and each of them, with power to act without the other and with power of substitution and resubstitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side of this form, all the shares of SecureWorks Corp. Class B Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on June 27, 2023 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)